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Filed Pursuant to Rule 424(b)(3)
Registration No. 333-95487

PROSPECTUS SUPPLEMENT NO. 13
(To prospectus dated January 27, 2000)

831,901 Shares

HCP, Inc.

Common Stock

        This prospectus supplement supplements and amends the accompanying prospectus dated January 27, 2000 to update the previously filed prospectus, including to reflect an adjustment factor of 2.2986 due to the 2-for-1 stock split we effected with respect to our common stock on March 2, 2004 and our spin-off of Quality Care Properties, Inc. on October 31, 2016, resulting in the possible issuance of up to 831,901 shares of our common stock, from time to time, to the holders of units representing non-managing membership interests in HCPI/Utah, LLC, upon tender of those units in exchange for shares of our common stock that we may issue in connection with a redemption of the tendered units.

        Registration of the issuance of shares of our common stock as provided in this prospectus supplement does not necessarily mean that any of the holders of units representing non-managing membership interests in HCPI/Utah, LLC will exercise their redemption rights with respect to the units or that we will elect, in our sole discretion, to issue shares of our common stock to satisfy our redemption obligation instead of cash.

        We will not receive any cash proceeds from the issuance of the shares of our common stock to the holders of units tendered for redemption, but we may acquire units representing non-managing membership interests in HCPI/Utah, LLC if we elect to issue shares of our common stock to a holder of units upon redemption of its units.

        Our common stock is traded on the New York Stock Exchange, or NYSE, under the symbol "HCP." On June 19, 2018, the last reported sales price for our common stock on the NYSE was $24.00 per share. Shares of our common stock are subject to ownership and transfer limitations that are intended to assist us in complying with the requirements to continue to qualify as a real estate investment trust, or REIT.

        Investing in our common stock involves risks. See "Risk Factors" on page S-1 of this prospectus supplement and the risk factors described in our Annual Report on Form 10-K for the year ended December 31, 2017, as well as the risk factors relating to our business contained in documents we file with the Securities and Exchange Commission which are incorporated by reference into this prospectus supplement and the accompanying prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is June 21, 2018.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. This document may only be used where it is legal to sell these securities. You should not assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since then.

Prospectus Supplement

Prospectus

S-i

 ABOUT THIS PROSPECTUS SUPPLEMENT

        This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or SEC. Under this registration statement, we may issue, from time to time, up to 831,901 shares of our common stock to the holders of units representing non-managing membership interests in HCPI/Utah, LLC upon tender of those units in exchange for shares of our common stock. This prospectus supplement adds to, updates and changes information contained in the accompanying prospectus. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

        You should carefully read (i) this prospectus supplement, (ii) the accompanying prospectus and (iii) the documents incorporated by reference herein and therein that are described in this prospectus supplement and the accompanying prospectus under the heading "Where You Can Find More Information."

        In this prospectus supplement, unless otherwise indicated herein or the context otherwise indicates, the terms "HCP," "we," "us," "our" and the "Company" refer to HCP, Inc., together with its consolidated subsidiaries, the term "units" refers to units representing non-managing membership interests in HCPI/Utah, LLC; and the term "common stock" refers to shares of HCP, Inc. common stock. Unless otherwise stated, currency amounts in this prospectus supplement are stated in United States, or U.S., dollars.

S-ii

RISK FACTORS

        Before acquiring our common stock, you should carefully consider the information under the heading "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as updated by our subsequent filings under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and in the accompanying prospectus. Each of the risks described in these documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a decrease in the value of our common stock and a partial or complete loss of your investment therein.

Risks Related to This Offering

The market price and trading volume of our common stock may be volatile.

        The market price of our common stock may be highly volatile and be subject to wide fluctuations. In addition, the trading volume in our common stock may fluctuate and cause significant price variations to occur. The stock market has experienced extreme price and volume fluctuations that have affected the market price of many companies in industries similar or related to ours and that have been unrelated to these companies' operating performances. If the market price of our common stock declines significantly, you may be unable to resell your shares at a gain. We cannot assure you that the market price of our common stock will not fluctuate or decline significantly in the future. Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our common stock include:

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  actual or anticipated variations in our quarterly operating results or distributions;

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  changes in market valuations of similar companies;

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  adverse market reaction to any increased indebtedness we may incur in the future;

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  issuance of additional equity securities;

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  actions by institutional stockholders;

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  speculation in the press or investment community; and

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  general market and economic conditions.

Future offerings of debt securities, which would rank senior to our common stock upon our liquidation, and future offerings of equity securities, which would dilute our existing stockholders and may be senior to our common stock for the purposes of dividend and liquidating distributions, may adversely affect the market price of our common stock.

        In the future, we may raise capital through the issuance of debt or equity securities. Upon liquidation, holders of our debt securities and preferred stock and lenders with respect to other borrowings will be entitled to our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both. Preferred stock could have a preference on liquidating distributions or a preference on dividend payments that could limit our ability to pay dividends to the holders of our common stock. Sales of substantial amounts of our common stock, or the perception that these sales could occur, could have a material adverse effect on the price of our common stock. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus holders of our common stock bear the risk of our future offerings reducing the market price of our common stock and diluting the value of their stock holdings in us.

Risks Related to the Exchange of Units for Shares of Our Common Stock

The exchange of units representing non-managing membership interests in HCPI/Utah, LLC for our common stock is a taxable transaction.

        The exchange of units of HCPI/Utah, LLC for shares of our common stock (which may occur following the tender of such units for redemption if we elect to satisfy the redemption obligation in shares of our common stock) will be treated for U.S. federal income tax purposes as a sale of the units by the holders of such units. A holder of such units will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the fair market value of the shares of our common stock received in the exchange, plus the amount of the HCPI/Utah, LLC liabilities allocable to the units being exchanged, less the holder's adjusted tax basis in the units exchanged. The recognition of any loss is subject to a number of limitations set forth in the Internal Revenue Code of 1986, as amended, referred to herein as the Internal Revenue Code. It is possible that the amount of gain recognized or even the tax liability resulting from the gain could exceed the value of the shares of our common stock received upon the exchange. In addition, the ability of a holder of units to sell a substantial number of shares of our common stock in order to raise cash to pay tax liabilities associated with the exchange of units may be restricted and, as a result of stock price fluctuations, the price the holder receives for the shares of our common stock may not equal the value of the units at the time of the exchange.

An investment in our common stock is different from an investment in units representing non-managing membership interests in HCPI/Utah, LLC.

        If a unitholder exercises its right to redeem its units, the holder may receive cash or, at our election, shares of common stock in exchange for the units. If a unitholder tenders all of its units and receives cash, the holder will no longer have any interest in HCPI/Utah, LLC or us, will not benefit from any subsequent increases in the share price of our common stock and will not receive any future distributions from HCPI/Utah, LLC or us (unless the holder currently owns or acquires in the future additional shares of our common stock or additional units). If a unitholder receives shares of our common stock in exchange for its units, the holder will become one of our stockholders rather than a non-managing member in HCPI/Utah, LLC. Although the nature of an investment in shares of our common stock is substantially equivalent economically to an investment in units representing non-managing membership interests in HCPI/Utah, LLC, there are differences between ownership of the units and ownership of our common stock. These differences, some of which may be material to you, include:

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  form of organization;

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  management control;

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  voting and consent rights;

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  liquidity; and

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  federal income tax considerations.

        These differences are further described under "Comparison of HCPI/Utah, LLC and HCP."

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. You may inspect without charge any documents filed by us at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website, www.sec.gov, that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including HCP, Inc.

        The SEC allows us to "incorporate by reference" information we file with the SEC into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document that HCP has filed separately with the SEC.

        The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information that HCP files with the SEC after the date of this prospectus supplement and that is incorporated by reference in this prospectus supplement and the accompanying prospectus will update and supersede the information included or incorporated by reference into this prospectus supplement and the accompanying prospectus. We incorporate by reference in this prospectus supplement and the accompanying prospectus the following documents (other than any portions of any such documents deemed to have been furnished and not filed in accordance with the applicable SEC rules):

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  our Annual Report on Form 10-K for the fiscal year ended December 31, 2017;

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  our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2018;

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  our Current Reports on Form 8-K filed on January 5, 2018, February 5, 2018, February 8, 2018, May 1, 2018, May 2, 2018 and May 31, 2018;

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  those portions of our Definitive Proxy Statement on Schedule 14A filed on March 16, 2018, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017;

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  the description of our common stock contained in our registration statement on Form 10 dated May 7, 1985 (File No. 1-08895), including the amendments dated May 20, 1985 and May 23, 1985, and any other amendment or report filed for the purpose of updating such description, including the description of amendments to our charter contained in our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2001, June 30, 2004 and September 30, 2007 and September 30, 2017; and

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  any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until we sell all of the securities offered by this prospectus or the offering is otherwise terminated.

        We will provide copies, without charge, of any documents incorporated by reference in this prospectus supplement or the accompanying prospectus, excluding exhibits unless specifically incorporated by reference, to any persons to whom a prospectus is delivered, including any beneficial owner, who requests them in writing or by telephone from:

Legal Department
HCP, Inc.
1920 Main Street, Suite 1200
Irvine, California 92614
(949) 407-0700
legaldept@hcpi.com

 CAUTIONARY LANGUAGE REGARDING FORWARD LOOKING STATEMENTS

        Statements in this prospectus supplement and the information incorporated by reference in this prospectus supplement or the accompanying prospectus that are not historical factual statements are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements include, among other things, statements regarding our and our officers' intent, belief or expectation as identified by the use of words such as "may," "will," "project," "expect," "believe," "intend," "anticipate," "seek," "forecast," "plan," "potential," "estimate," "could," "would," "should" and other comparable and derivative terms or the negatives thereof. Forward-looking statements reflect our current expectations and views about future events and are subject to risks and uncertainties that could significantly affect our future financial condition and results of operations. While forward-looking statements reflect our good faith belief and assumptions we believe to be reasonable based upon current information, we can give no assurance that our expectations or forecasts will be attained. As more fully set forth under "Risk Factors" in this prospectus supplement and under Part I, Item 1A. "Risk Factors" in our most recent Annual Report on Form 10-K, these risks and uncertainties that may cause our actual results to differ materially from the expectations contained in the forward-looking statements include, among other things:

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  our reliance on a concentration of a small number of tenants and operators for a significant percentage of our revenues;

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  the financial condition of our existing and future tenants, operators and borrowers, including potential bankruptcies and downturns in their businesses, and their legal and regulatory proceedings, which results in uncertainties regarding our ability to continue to realize the full benefit of such tenants' and operators' leases and borrowers' loans;

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  the ability of our existing and future tenants, operators and borrowers to conduct their respective businesses in a manner sufficient to maintain or increase their revenues and to generate sufficient income to make rent and loan payments to us and our ability to recover investments made, if applicable, in their operations;

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  competition for the acquisition and financing of suitable healthcare properties as well as competition for tenants and operators, including with respect to new leases and mortgages and the renewal or rollover of existing leases;

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  our concentration in the healthcare property sector, particularly in senior housing, life sciences and medical office buildings, which makes our profitability more vulnerable to a downturn in a specific sector than if we were investing in multiple industries;

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  our ability to identify replacement tenants and operators and the potential renovation costs and regulatory approvals associated therewith;

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  the risks associated with property development and redevelopment, including costs above original estimates, project delays and lower occupancy rates and rents than expected;

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  the risks associated with our investments in joint ventures and unconsolidated entities, including our lack of sole decision making authority and our reliance on our partners' financial condition and continued cooperation;

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  our ability to achieve the benefits of acquisitions or other investments within expected time frames or at all, or within expected cost projections;

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  the potential impact on us and our tenants, operators and borrowers from current and future litigation matters, including the possibility of larger than expected litigation costs, adverse results and related developments;

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  operational risks associated with third party management contracts, including the additional regulation and liabilities of our RIDEA lease structures;

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  the effect on us and our tenants and operators of legislation, executive orders and other legal requirements, including compliance with the Americans with Disabilities Act, fire, safety and health regulations, environmental laws, the Affordable Care Act, licensure, certification and inspection requirements, and laws addressing entitlement programs and related services, including Medicare and Medicaid, which may result in future reductions in reimbursements or fines for noncompliance;

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  changes in federal, state or local laws and regulations, including those affecting the healthcare industry that affect our costs of compliance or increase the costs, or otherwise affect the operations, of our tenants and operators;

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  our ability to foreclose on collateral securing our real estate-related loans;

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  volatility or uncertainty in the capital markets, the availability and cost of capital as impacted by interest rates, changes in our credit ratings, and the value of our common stock, and other conditions that may adversely impact our ability to fund our obligations or consummate transactions, or reduce the earnings from potential transactions;

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  changes in global, national and local economic and other conditions, including currency exchange rates;

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  our ability to manage our indebtedness level and changes in the terms of such indebtedness;

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  competition for skilled management and other key personnel;

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  the potential impact of uninsured or underinsured losses;

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  our reliance on information technology systems and the potential impact of system failures, disruptions or breaches; and

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  our ability to maintain our qualification as a real estate investment trust ("REIT").

        Except as required by law, we do not undertake, and hereby disclaim, any obligation to update any forward-looking statements, which speak only as of the date on which they are made.

 THE COMPANY

        HCP, an S&P 500 company, invests primarily in real estate serving the healthcare industry in the United States. We are a Maryland corporation organized in 1985 and qualify as a self-administered REIT. We are headquartered in Irvine, California, with offices in Nashville and San Francisco. Our diverse portfolio is comprised of investments in the following reportable healthcare segments: (i) senior housing triple-net, (ii) senior housing operating portfolio, (iii) life science and (iv) medical office.

        Our principal executive offices are located at 1920 Main Street, Suite 1200, Irvine California 92614, and our telephone number is (949) 407-0700.

 USE OF PROCEEDS

        We will not receive any cash proceeds from the issuance of shares of common stock offered by this prospectus supplement; however, we may acquire units representing non-managing membership interests in HCPI/Utah, LLC if we elect to issue shares of our common stock to a holder of units upon redemption of its units.

 DESCRIPTION OF CAPITAL STOCK

        The following description summarizes the material provisions of the common stock and preferred stock we may offer. This description is not complete and is subject to, and is qualified in its entirety by reference to, our charter and our bylaws and applicable provisions of the Maryland General Corporation Law, or the MGCL. The specific terms of any series of preferred stock will be described in the applicable prospectus supplement. Any series of preferred stock we issue will be governed by our charter and by the articles supplementary related to that series. We will file the articles supplementary with the SEC and incorporate it by reference as an exhibit to our registration statement at or before the time we issue any preferred stock of that series of authorized preferred stock.

        Our authorized capital stock consists of 750,000,000 shares of common stock, par value $1.00 per share, and 50,000,000 shares of preferred stock, par value $1.00 per share. The following description does not contain all the information that might be important to you.

  Common Stock

        As of June 19, 2018, there were 469,796,924 shares of common stock outstanding. All shares of common stock participate equally in dividends payable to holders of common stock, when, as and if authorized by our board and declared by us, and in net assets available for distribution to holders of common stock on liquidation, dissolution, or winding up. Each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of our stockholders. Holders of common stock do not have cumulative voting rights in the election of directors.

        All issued and outstanding shares of common stock are, and the common stock offered by this prospectus supplement will be upon issuance, validly issued, fully paid and nonassessable. Holders of common stock do not have preference, conversion, exchange or preemptive rights. The common stock is listed on the NYSE (NYSE Symbol: HCP).

        The Transfer Agent and Registrar for our common stock is Equiniti Trust Company d/b/a EQ Shareowner Services.

  Preferred Stock

        As of June 19, 2018 we had no shares of preferred stock outstanding. Under our charter, our board is authorized without further stockholder action to establish and issue, from time to time, up to 50,000,000 shares of our preferred stock, in one or more series. Our board may grant the holders of preferred stock of any series preferences, powers and rights—voting or otherwise—senior to those of holders of shares of our common stock. Our board can authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of delaying or preventing a change of control transaction that might involve a premium price for holders of shares of our common stock or otherwise be in their best interest. All shares of preferred stock will, when issued in exchange for the consideration therefore, be fully paid and nonassessable and will have no preemptive rights. The MGCL and our charter require our board to determine the terms and conditions of any series of preferred stock, including:

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  the number of shares constituting such series and the distinctive designation thereof;

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  the voting rights, if any, of such series;

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  the rate of dividends payable on such series, the time or times when dividends will be payable, the preference to, or any relation to, the payment of dividends to any other class or series of stock and whether the dividends will be cumulative or noncumulative;

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  whether there shall be a sinking or similar fund for the purchase of shares of such series and, if so, the terms and provisions that shall govern such fund;

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  the rights of the holders of shares of such series upon our liquidation, dissolution or winding up;

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  the rights, if any, of holders of shares of such series to convert such shares into, or to exchange such shares for, shares of any other class or classes or any other series of the same or of any other class or classes of our stock or any other securities, the price or prices or rate or rates of exchange, with such adjustments as shall be provided, at which such shares shall be convertible or exchangeable, whether such rights of conversion or exchange shall be exercisable at the option of the holder of the shares or upon the happening of a specified event and any other terms or conditions of such conversion or exchange;

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  if the shares are redeemable, the prices at which, and the terms and conditions on which, the shares of such series may be redeemed; and

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  any other preferences, powers and relative participating, optional or other special rights and qualifications, limitations or restrictions of shares of such series.

        The terms and conditions of any particular series of preferred stock will be described in the prospectus supplement relating to that particular series of preferred stock.

Transfer and Ownership Restrictions Relating to Our Common Stock

        Our charter contains restrictions on the ownership and transfer of our common stock that are intended to assist us in complying with the requirements to continue to qualify as a REIT.

        Subject to limited exceptions, no person or entity may own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Internal Revenue Code, more than 9.8% (by number or value of shares, whichever is more restrictive) of the outstanding shares of our common stock. Our board may, but is in no event required to, waive the applicable ownership limit with respect to a particular stockholder if it determines that such ownership will not jeopardize our status as a REIT and our board otherwise decides such action would be in our best interests.

        These charter provisions further prohibit:

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  any person from actually or constructively owning shares of our stock that would result in our being "closely held" under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT (including but not limited to ownership that would result in us owning, actually or constructively, an interest in a tenant as described in Section 856(d)(2)(B) of the Internal Revenue Code if the income derived by us, either directly or indirectly, from such tenant would cause us to fail to satisfy any of the gross income requirements of Section 856(c) of the Internal Revenue Code); and

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  any person from transferring shares of our capital stock if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

        Any person who acquires or attempts or intends to acquire actual or constructive ownership of shares of our stock that will or may violate any of these restrictions on ownership and transfer is required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of the transfer on our qualification as a REIT. Under our charter, if any purported transfer of our stock or any other event would otherwise result in any person violating the applicable ownership limit or such other limit as permitted by our board, then any such purported transfer is void and of no force or effect with respect to the purported transferee as to that number of shares of our stock in excess of the ownership limit or such other limit, and the transferee will acquire no right or interest in such excess shares. Any excess shares described above are transferred automatically, by operation of law, to a trust, the beneficiary of which is a qualified charitable organization selected by us. Such automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of such violative transfer. Within 20 days of receiving notice from us of the transfer of shares to the trust, the trustee of the trust is required to sell the excess shares to a person or entity who could own the shares without violating the applicable ownership limit, or such other limit as permitted by our board, and distribute to the prohibited transferee an amount equal to the lesser of the price paid by the prohibited transferee for the excess shares or the sales proceeds received by the trust for the excess shares. Any proceeds in excess of the amount distributable to the prohibited transferee are distributed to the beneficiary of the trust. Prior to a sale of any such excess shares by the trust, the trustee is entitled to receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to such excess shares, and also is entitled to exercise all voting rights with respect to such excess shares.

        Subject to Maryland law, effective as of the date that such shares have been transferred to the trust, the trustee will have the authority, at the trustee's sole discretion:

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  to rescind as void any vote cast by a prohibited transferee prior to the discovery by us that the shares have been transferred to the trust; or

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  to recast such vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

        However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast such vote. Any dividend or other distribution paid to the prohibited transferee, prior to the discovery by us that such shares had been automatically transferred to a trust as described above, are required to be repaid to the trustee upon demand for distribution to the beneficiary of the trust. In the event that the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the ownership limit or such other limit as permitted by our board, then our charter provides that the transfer of the excess shares is void ab initio.

        In addition, shares of common stock held in the trust shall be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of:

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  the price per share in the transaction that resulted in such transfer to the trust or, in the case of a devise or gift, the market price at the time of such devise or gift; and

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  the market price on the date we, or our designee, accepted the offer.

        We will have the right to accept the offer until the trustee has sold the shares of stock held in the trust. Upon a sale to us, the interest of the beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited transferee.

        If any purported transfer of shares of common stock would cause us to be beneficially owned by fewer than 100 persons, such transfer will be null and void ab initio in its entirety and the intended transferee will acquire no rights to the stock.

        All certificates representing shares of common stock bear a legend referring to the restrictions described above. The foregoing ownership limitations could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for the common stock or otherwise be in the best interest of our stockholders.

        In addition, if our board shall, at any time and in good faith, be of the opinion that direct or indirect ownership of at least 9.9% of the voting shares of capital stock has or may become concentrated in the hands of one beneficial owner, it shall have the power:

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  by lot or other means deemed equitable by it to call for the purchase from any stockholder of a number of voting shares sufficient, in the opinion of our board, to maintain or bring the direct or indirect ownership of voting shares of capital stock of the beneficial owner to a level of no more than 9.9% of our outstanding voting shares; and

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  to refuse to transfer or issue voting shares of capital stock to any person whose acquisition of such voting shares would, in the opinion of the board, result in the direct or indirect ownership by that person of more than 9.9% of the outstanding voting shares of our capital stock.

        If our board fails to grant an exemption from this 9.9% ownership limitation, then the transfer of shares, options, warrants, or other securities convertible into voting shares that would create a beneficial owner of more than 9.9% of the outstanding voting shares shall be deemed void ab initio, and the intended transferee shall be deemed never to have had an interest in the transferred securities. The purchase price for any voting shares of capital stock so redeemed shall be equal to the fair market value of the shares reflected in the closing sales price for the shares, if then listed on a national securities exchange, or the average of the closing sales prices for the shares if then listed on more than one national securities exchange, or if the shares are not then listed on a national securities exchange, the latest bid quotation for the shares if then traded over-the-counter, on the last business day immediately preceding the day on which we send notices of such acquisitions, or, if no such closing sales prices or quotations are available, then the purchase price shall be equal to the net asset value of such stock as determined by the board in accordance with the provisions of applicable law. From and after the date fixed for purchase by the board, the holder of any shares so called for purchase shall cease to be entitled to distributions, voting rights and other benefits with respect to such shares, except the right to payment of the purchase price for the shares.

Business Combination Provisions

        Our charter requires that, except in some circumstances, "business combinations" between us and a beneficial holder of 10% or more of our outstanding voting stock (a "Related Person") be approved by the affirmative vote of at least 90% of our outstanding voting shares. A "business combination" is defined in our charter as:

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  any merger or consolidation with or into a Related Person;

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  any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device, of all or any "Substantial Part" (as defined below) of our assets, including any voting securities of a subsidiary, to a Related Person;

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  any merger or consolidation of a Related Person with or into us;

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  any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of a Related Person to us;

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  the issuance of any of our securities, other than by way of pro rata distribution to all stockholders, to a Related Person; and

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  any agreement, contract or other arrangement providing for any of the transactions described above.

        The term "Substantial Part" means more than 10% of the book value of our total assets as of the end of our most recent fiscal year ending prior to the time the determination is being made.

        In addition to the restrictions on business combinations contained in our charter, Maryland law also contains restrictions on business combinations. See "Certain Provisions of Maryland Law and HCP's Charter and Bylaws—Business Combinations."

        The foregoing provisions may have the effect of discouraging unilateral tender offers or other takeover proposals which stockholders might deem to be in their interests or in which they might receive a substantial premium. Our board's authority to issue and establish the terms of currently authorized preferred stock, without stockholder approval, may also have the effect of discouraging takeover attempts. See "—Preferred Stock."

        The foregoing provisions could also have the effect of insulating current management against the possibility of removal and could, by possibly reducing temporary fluctuations in market price caused by accumulations of shares of our common stock, deprive stockholders of opportunities to sell at a temporarily higher market price. Our board believes, however, that inclusion of the business combination provisions in our charter may help assure fair treatment of our stockholders and preserve our assets.

Transfer and Ownership Restrictions Relating to Our Preferred Stock

        Our charter may contain restrictions on the ownership and transfer of preferred stock that are intended to assist us in complying with the requirements to maintain our qualification as a REIT. Subject to limited exceptions, unless otherwise provided in a prospectus supplement relating to a particular series of the preferred stock, no person or entity may own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Internal Revenue Code, more than 9.8% (by number or value of shares, whichever is more restrictive) of the outstanding shares of such series of preferred stock. Our board may, but in no event will be required to, waive the applicable ownership limit with respect to a particular stockholder if it determines that such ownership will not jeopardize our qualification as a REIT and our board otherwise decides such action would be in our best interests. The mechanics for the ownership limits on our preferred stock will be similar to the mechanics related to our common stock, as described in "Transfer and Ownership Restrictions Relating to Our Common Stock" above, unless otherwise provided in a prospectus supplement relating to a particular series of the preferred stock.

OPERATING AGREEMENT

        The following summarizes the material provisions of the operating agreement, as amended, of HCPI/Utah, LLC. The summary is qualified in its entirety by reference to the operating agreement of HCPI/Utah, LLC, which is filed as an exhibit to the Annual Report on Form 10-K dated March 29, 1999.

Management

        HCPI/Utah, LLC was organized as a Delaware limited liability company under the Delaware Limited Liability Company Act and the terms of its operating agreement, the Amended and Restated Limited Liability Company Agreement of HCPI/Utah, LLC. HCP is the sole managing member of HCPI/Utah, LLC. Generally, pursuant to the operating agreement, we have exclusive and complete responsibility and discretion in the management and control of HCPI/Utah, LLC, including, subject to the restrictions discussed below, the ability to cause it to enter into major transactions such as acquisitions, dispositions, financings, refinancings, and to manage and operate its properties. We may not be removed as the managing member of HCPI/Utah, LLC, with or without cause, unless we consent to being removed. Non-managing members of HCPI/Utah, LLC have no authority to transact business for HCPI/Utah, LLC or participate in its management activities, except in limited circumstances described below and as required by any non-waivable provision of applicable law.

        As the managing member, we may not take any action in contravention of the operating agreement, including:

  •
  taking any action that would make it impossible to carry out the ordinary business of HCPI/Utah, LLC;

  •
  owning or assigning any rights in specific property owned by HCPI/Utah, LLC, other than for an HCPI/Utah, LLC purpose;

  •
  taking any action that would cause a non-managing member to be subject to liability as a managing member, except those acts permitted by the operating agreement and by law;

  •
  entering into any agreement that would have the effect of restricting a member of HCPI/Utah, LLC from exercising its right to exchange its units as provided in the operating agreement and discussed below under "Exchange Rights," unless such member gives its prior written consent to such action; or

  •
  entering into any agreement that would have the effect of restricting HCPI/Utah, LLC's ability to make distributions to its members, without the written consent of each member affected by the restriction.

        The consent of the holders of a majority of the outstanding non-managing member units held by non-managing members is required before we will be permitted to take the following extraordinary actions involving HCPI/Utah, LLC:

  •
  the amendment, modification or termination of the operating agreement other than to reflect the admission, substitution, termination or withdrawal of members or in connection with a permitted dissolution or termination of HCP;

  •
  approving the transfer of all or a portion of the membership interest held by us, other than a transfer to HCPI/Utah, LLC;

  •
  the admission of any additional or substitute managing members in HCPI/Utah, LLC;

  •
  making a general assignment for the benefit of HCPI/Utah, LLC's creditors or instituting any proceeding for bankruptcy on behalf of HCPI/Utah, LLC;

  •
  confessing a judgment against HCPI/Utah, LLC in excess of $5,000,000; or

  •
  generally acting on behalf of HCPI/Utah, LLC in our capacity as the non-managing member of HCPI/Davis North I, LLC.

        In addition to the above restrictions, we, as the managing member, may not take the following actions unless we obtain the consent of any non-managing member who would be adversely affected:

  •
  convert a non-managing member's interest in HCPI/Utah, LLC into a managing member interest;

  •
  modify the limited liability of a non-managing member;

  •
  materially alter the rights of a member to receive distributions or the allocation of income and loss to a member; or

  •
  materially alter the right of a member to exchange its non-managing member units for our common stock. As managing member, we may, however, amend the operating agreement without non-managing member consent:

  •
  to reflect the issuance of additional membership interests in exchange for capital contributions of cash or property, or the admission, substitution, termination or withdrawal of members;

  •
  to reflect inconsequential changes, cure ambiguities and make other changes not inconsistent with law or the provisions of the operating agreement;

  •
  to satisfy any requirements, conditions or guidelines contained in any governmental order or required by law;

  •
  to reflect changes that are reasonably necessary for us to maintain our status as a real estate investment trust; and

  •
  to modify the manner in which capital accounts are computed.

        Until such time as the initial non-managing members of HCPI/Utah, LLC, have disposed, in taxable transactions, of 80% of the non-managing member units issued to them in exchange for their contribution of property to HCPI/Utah, LLC, the consent of the holders of a majority of the non-managing member units held by non-managing members will be required before we may:

  •
  cause HCPI/Utah, LLC to merge with another entity, sell all or substantially all of HCPI/Utah, LLC's assets or reclassify the outstanding equity interests of HCPI/Utah, LLC prior to January 22, 2019;

  •
  sell certain of HCPI/Utah, LLC's real properties prior to January 22, 2019; or

  •
  prior to January 22, 2019, fail to provide non-managing members the opportunity to guaranty debt of HCPI/Utah, LLC up to an amount equal to $22 million less the amount of nonrecourse debt of HCPI/Utah, LLC allocable to the non-managing members.

        The consent of the holders of a majority of the non-managing member units held by non-managing members will be required to dissolve HCPI/Utah, LLC unless the initial non-managing members have disposed of 90% of the non-managing member units issued to them in exchange for their contribution of property to HCPI/Utah, LLC prior to the third anniversary of the issuance of such non-managing member units or 80% of such non-managing member units thereafter.

Transferability of Interests

        The operating agreement provides that a non-managing member may transfer its units only after first offering those units to us and otherwise obtaining our consent, except that a non-managing member may without obtaining our consent, pledge its units as security for the repayment of debt and transfer such units to the lender upon the foreclosure of such debt if such transfer would not otherwise violate the terms of the operating agreement. A non-managing member may also, without our consent, transfer its units to a partner in such non-managing member in liquidation of that partner's interest in such non-managing member, to a family member of such non-managing member or to an organization described in Sections 170(b)(1)(A), 170(c)(2) or 501(c)(3) of the Internal Revenue Code. The operating agreement further imposes the following restrictions on the transfer of the non-managing member units:

  •
  the person to whom any units are transferred must assume all of the obligations of the transferor under the operating agreement;

  •
  we will have the right to receive an opinion of counsel that the proposed transfer may be effected without registration under the Securities Act and will not otherwise violate any federal or state securities laws or regulations;

  •
  we may prohibit any transfer otherwise permitted under the operating agreement if such transfer would require the filing of a registration statement under the Securities Act by HCPI/Utah, LLC or would otherwise violate any applicable federal or state securities laws or regulations;

  •
  no transfer may be made to any person if, in the opinion of legal counsel to HCPI/ Utah, LLC, such transfer could result in HCPI/Utah, LLC being treated as an association taxable as a corporation or for state income or franchise tax purposes, or such transfer could adversely affect our ability to qualify as a real estate investment trust or subject us to additional taxes under Sections 857 or 4981 of the Internal Revenue Code;

  •
  no transfer may be made if such transfer is effected through an "established securities market" or a "secondary market" within the meaning of Section 7704 of the Internal Revenue Code;

  •
  no transfer may be made to a lender of HCPI/Utah, LLC or any person related to such a lender whose loan constitutes "nonrecourse liability" within the meaning of the Internal Revenue Code, without our consent as managing member;

  •
  transfers may be made only as of the first day of a fiscal quarter of HCPI/Utah, LLC, unless we otherwise consent; and

  •
  no transfer may be made (1) to any person or entity who lacks the legal right, power or capacity to own a membership interest; (2) in violation of applicable law; (3) if such transfer would, in the opinion of legal counsel to HCPI/Utah, LLC, cause an increased tax liability to any other member as a result of the termination of HCPI/Utah, LLC; (4) if such transfer would cause HCPI/Utah, LLC to become a reporting company under the Exchange Act; (5) if such transfer would cause HCPI/Utah, LLC to cease to be classified as a partnership or to be classified as a publicly traded partnership or treated as a corporation; or (6) if such transfer would cause HCPI/Utah, LLC to lose material tax benefits or become subject to regulations not currently applicable to it.

Capital Contributions

        The operating agreement provides that if HCPI/Utah, LLC requires additional funds for its operation, we may fund those investments by making a capital contribution to HCPI/Utah, LLC. In addition, we are required to make additional capital contributions to the extent necessary:

  •
  to fund capital additions, tenant improvements and leasing commissions relating to HCPI/Utah, LLC's real properties except those tenant improvement costs not assumed by HCPI/Utah, LLC at the time the related property was contributed to it; or

  •
  to repay any mortgage debt of HCPI/Utah, LLC that we elect to repay in accordance with the terms of the operating agreement.

        If we fund a capital contribution, we have the right to receive additional managing member units. In the event we receive additional managing member units in return for additional capital contributions, our membership interest in HCPI/Utah, LLC will be increased. Non-managing members of HCPI/Utah, LLC do not have the right to make additional capital contributions to HCPI/Utah, LLC unless permitted to do so by us in our discretion. Accordingly, the membership interest of non-managing members in HCPI/Utah, LLC will be diluted to the extent we receive an additional membership interest.

Tax Matters

        Pursuant to the operating agreement, we are the tax matters partner of HCPI/Utah, LLC. The tax matters partner serves as HCPI/Utah, LLC's representative in most tax matters. For example, as the tax matters partner, we have the authority to file tax returns and make elections for HCPI/Utah, LLC, conduct audits, file refund claims on behalf of HCPI/Utah, LLC and settle adjustments. In addition, as the tax matters partner, we will receive notices and other information from the Internal Revenue Service, or IRS. The designation of HCPI as the tax matters partner of HCPI/Utah, LLC is not directly relevant to our tax status as a real estate investment trust.

        Pursuant to the Bipartisan Budget Act of 2015, the Internal Revenue Code will no longer require that we designate a tax matters partner. For taxable years beginning after December 31, 2017, we anticipate that HCPI/Utah, LLC will designate a partnership representative to act on its behalf for purposes of, among other things, U.S. federal income tax audits and judicial review of administrative adjustments by the IRS.

Operations

        The sole purposes of HCPI/Utah, LLC are to manage, operate, maintain, expand, redevelop, encumber or sell the real properties contributed to it, and any other properties acquired by it, and to invest and ultimately distribute funds obtained from owning, operating or disposing of such properties. The operating agreement provides, however, that we, as managing member, may operate HCPI/Utah, LLC in a manner that will enable us to satisfy the requirements for being classified as a real estate investment trust and avoid any federal income tax liability. Under the operating agreement, HCPI/Utah, LLC assumes and pays when due, or reimburses us for payment of, all costs and expenses that we incur for the benefit of or relating to its operation.

Distributions

        Holders of non-managing member units are entitled to receive cumulative preferential distributions from the date of issuance of those non-managing member units, payable on a quarterly basis. The right of holders of non-managing member units to receive cumulative preferential distributions means that, unless and until each of those quarterly distributions are paid in full, HCPI/Utah, LLC cannot make any distributions to us. These preferred distributions are an amount per unit equal to the amount payable with respect to each share of our common stock for the corresponding quarter (subject to adjustment in the event we pay a dividend or distribution on our common stock in shares of our common stock, split or subdivide our common stock or effect a reverse stock split or other combination of our common stock into a smaller number of shares). Following the payment of the preferred distribution to holders of the non-managing member units, HCPI/Utah, LLC is required to distribute the remaining cash available for distribution to us until all distributions of cash, including prior distributions, have been made to the members of HCPI/Utah, LLC pro rata on the basis of the number of managing member or non-managing member units held by them as compared to the total number of managing member and non-managing member units then outstanding. Thereafter, the remaining cash available for distribution is distributed to the unitholders in proportion to their Sharing Percentages. The "Sharing Percentage" of a holder of non-managing member units is determined by multiplying 1%

by a fraction, the numerator of which is the number of non-managing member units then outstanding and the denominator of which is the number of non-managing member units issued to the initial non-managing members and multiplying the result by a fraction, the numerator of which is the number of non-managing member units held by such unitholder, and the denominator of which is the total number of non-managing member units then outstanding. Our "Sharing Percentage," as the managing member of HCPI/Utah, LLC is equal to 100% minus the aggregate Sharing Percentage of the holders of non-managing member units.

        In the event of a taxable disposition of some of HCPI/Utah, LLC's real property, we may elect to distribute all or a portion of the net proceeds of the taxable disposition to the unitholders. In this event, we must distribute these proceeds as follows:

  •
  first, to the holders of non-managing member units to pay any previously unpaid preferred distribution on the non-managing member units held by them;

  •
  second, to us until all distributions of cash, including prior distributions, have been made to the members of HCPI/Utah, LLC pro rata on the basis of the number of managing member or non-managing member units held by them as compared to the total number of managing member and non-managing member units then outstanding;

  •
  third, to the holders of managing member units and non-managing member units in proportion to the number of units held by them in redemption of those managing member units and non-managing member units, as discussed below, until all non-managing member units have been redeemed; and

  •
  finally, the remaining balance to us.

        The distribution of the net proceeds from the taxable disposition of real property will constitute a return of capital to the unitholders of HCPI/Utah, LLC. As such, we will cause HCPI/Utah, LLC to reduce the number of units outstanding at the time of such distributions.

        Upon the refinancing of a property or the incurrence of additional debt, the repayment of which is secured by a property owned by HCPI/Utah, LLC, we may elect to distribute all or a portion of the refinancing or other debt proceeds to the unitholders. In this event, we must distribute such proceeds:

  •
  first, to the holders of non-managing member units to pay any previously unpaid preferred distribution on the non-managing member units held by them; and

  •
  finally, the remaining balance to us.

Allocation of Income and Loss

        The operating net income and net loss of HCPI/Utah, LLC is generally allocated as follows:

  •
  operating net loss for any fiscal year is allocated to the unitholders in accordance with their Sharing Percentages; and

  •
  operating net income for any fiscal year is allocated as follows:

  •
  first, to each unitholder to the extent necessary to offset any operating net loss previously allocated to such unitholder; and

  •
  second, to each unitholder in an amount that will cause the current allocation together with all previous allocations of operating net income and net income resulting from the disposition of real property to be pro rata to the cumulative distributions received by such unitholder for the current and all prior fiscal years.

        In the event HCPI/Utah, LLC sells or otherwise disposes of any of its real properties, however, the net income or net loss attributable to such sale or disposition is generally allocated as follows:

  •
  net loss attributable to the sale or other disposition of real property is allocated to the holders of units in proportion to their Sharing Percentages;

  •
  net income attributable to the sale or other disposition of real property is allocated as follows:

  •
  first, to each unitholder to the extent necessary to offset any net loss previously allocated to such unitholder upon the sale or other disposition of a property;

  •
  second, to each unitholder in an amount that will cause the current allocation together with all previous allocations of operating net income and net income resulting from the disposition of a real property to be pro rata to the cumulative distributions received by such unitholder for the current and all prior fiscal years; and

  •
  thereafter, to each unitholder in proportion to the number of units held by them.

        In the event HCPI/Utah, LLC liquidates, the net income or net loss for that year is generally allocated as follows:

  •
  first, to holders of non-managing member units in such amounts as will cause their capital account per unit to be equal to the sum of: (a) the holder's preferred return shortfall per unit (if any), (b) the value of a share of our stock (subject to specified adjustments), and (c) their pro rata share of a 1% (subject to adjustment) sharing amount; and

  •
  thereafter to us.

        Each of the allocation provisions described above is subject to special allocations relating to depreciation deductions and to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and related Treasury Regulations.

Term

        The operating agreement provides that HCPI/Utah, LLC will continue until December 31, 2058 unless extended upon the mutual agreement of the members or sooner dissolved by us in accordance with the provisions of the operating agreement. HCPI/Utah, LLC also will dissolve if:

  •
  we withdraw as the managing member and the non-managing members holding a majority of the non-managing member units then outstanding do not appoint a substitute managing member and elect in writing to continue the business of HCPI/ Utah, LLC within 90 days;

  •
  we elect to dissolve it in accordance with the provisions of the operating agreement;

  •
  it sells substantially all of its assets and properties;

  •
  it is dissolved by judicial order;

  •
  we become bankrupt, unless within 90 days the non-managing members holding a majority of the outstanding non-managing member units elect in writing to continue the business of HCPI/Utah, LLC and to the appointment of a substitute managing member; or

  •
  all of the non-managing member units held by non-managing members have been exchanged for cash or our common stock.

Indemnification

        The operating agreement provides that HCPI/Utah, LLC will indemnify us, our officers and directors and those other persons that we may designate. Our liability to HCPI/Utah, LLC and its members is limited for losses sustained, liabilities incurred or benefits not derived as a result of good faith errors, mistakes of fact or law, or acts or omissions. See "Provisions of Maryland Law and the Company's Charter and Bylaws—Limitation of Liability and Indemnification."

Exchange Rights

        The non-managing member units held by the holders became exchangeable in whole or in part on January 25, 2000.

        Accordingly, since August 17, 2002, each such holder has the right to cause us to acquire all or a portion of the non-managing member units held by it and originally issued between June 30, 1999 and August 17, 2001 in exchange for, at our election, cash or shares of our common stock. The non-managing member units issued to Amarillo Bell Associates and Boyer Desert Springs, L.C. on October 30, 2001, and any non-managing member units issued in the future will be exchangeable for our common stock or, at our option, cash, one year following the date of the last issuance of any non-managing member units pursuant to the contribution agreement between HCPI/Utah, LLC and certain affiliates of The Boyer Company, L.C. However, a third party lender that acquires non-managing member units upon foreclosure of debt secured by these units will have the right to exchange the units beginning one year after the date of the original issuance of the units.

        Upon an exchange, the tendering holder will receive either that number of exchange shares (the "Exchange Shares") determined by multiplying the number of non-managing member units tendered by an adjustment factor or, at our election an amount of cash equal to the market value of such number of Exchange Shares. As of the date of this prospectus supplement, the adjustment factor is 2.2986 due to the 2-for-1 stock split we effected with respect to our common stock on March 2, 2004 and our spin-off of Quality Care Properties, Inc. on October 31, 2016; however, the adjustment factor will be adjusted to account for the economic effect of the payment of any dividends or other distributions on our common stock in shares of common stock, any split or subdivision in our outstanding common stock, and any reverse stock split or other combination of our outstanding common stock into a smaller number of shares. If we elect to deliver cash in lieu of all or any portion of the Exchange Shares, the market value of those shares will be deemed to be the average of the closing trading price of our common stock for the 10 trading days ending on the second trading day immediately prior to the day on which the tendering holder delivers a notice of exchange to us. Non-managing member units that are acquired by us pursuant to the exercise of non-managing member's exchange rights will be held by us as non-managing member units, with the same rights and preferences of non-managing member units held by non-managing members of HCPI/Utah, LLC.

        Our acquisition of non-managing member units, whether they are acquired in exchange for shares of common stock or cash, will be treated as a sale of the non-managing member units to us for United States federal income tax purposes. See "United States Federal Income Tax Considerations—Taxation of an Exchange or Redemption of Units."

        A tendering holder effecting an exchange of all or a portion of the non-managing member units held by him must deliver to us a notice of exchange as required by the operating agreement. In general, a tendering holder shall have the right to receive the Exchange Shares or cash, which is payable in connection with the exchange, on the thirtieth day following our receipt of the notice of exchange. All Exchange Shares delivered will be as duly authorized, validly issued, fully paid and non-assessable shares, free of any pledge, lien, encumbrance or restriction, other than those provided in our charter, our bylaws, the Securities Act, relevant state securities or blue sky laws and any applicable registration rights or other agreement with respect to the Exchange Shares that the tendering holder has entered into. Notwithstanding any delay in delivery, the tendering holder shall be deemed the owner of such shares and vested with all rights of a stockholder as of the date on which the exchange occurs, including the right to vote or consent, and the right to receive dividends. Correspondingly, the tendering holder's right to receive distributions with respect to the tendered non-managing member units will cease as of the date on which the exchange occurs.

        We will not be obligated to effect an exchange of tendered units if the issuance of shares of our common stock to the tendering holder upon exchange would be prohibited under the provisions of our charter, particularly those which are intended to protect our qualification as a REIT. We will not be obligated to effect an exchange of tendered units until the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

COMPARISON OF HCPI/UTAH, LLC AND HCP

        Generally, the nature of an investment in our common stock is similar in several respects to an investment in units representing non-managing membership interests in HCPI/Utah, LLC. However, there are also differences between ownership of such units and ownership of our common stock, some of which may be material to investors.

        HCPI/Utah, LLC and HCP are organized and incorporated in Delaware and Maryland, respectively. Upon the exchange of units representing non-managing membership interests in HCPI/Utah, LLC for shares of our common stock, the rights of stockholders of HCP will be governed by the Maryland General Corporation Law and by our charter and bylaws.

        The information below highlights the material differences between HCPI/Utah, LLC and us, relating to, among other things, form of organization, management control, voting rights, compensation and fees, investor rights, liquidity and federal income tax considerations. These comparisons are intended to assist holders of non-managing member units in understanding the ways in which their investment will be materially changed if they tender their units in exchange for shares of our common stock.

        The following discussion is summary in nature and does not constitute a complete discussion of these matters. The differences between the rights of HCPI/Utah, LLC unitholders and HCP stockholders may be determined in full by reference to the Maryland General Corporation Law, the Delaware Limited Liability Company Act, our charter and bylaws, the operating agreement of HCPI/Utah, LLC, as amended to date, and the balance of this prospectus supplement, the accompanying prospectus and the registration statement of which the accompanying prospectus is a part.

	HCPI/ Utah, LLC/ Delaware Law	HCP/ Maryland Law
Form of Organization and Assets Owned	HCPI/Utah, LLC is a Delaware limited liability company. HCPI/Utah, LLC currently owns fifteen properties. All of HCPI/Utah, LLC's assets were contributed to it by partnerships and limited liability companies affiliated with The Boyer Company, L.C. and affiliates of the Boyer Company, L.C.	We are a Maryland corporation and were organized to qualify as a self-administered REIT that, together with our unconsolidated joint ventures, invests primarily in real estate serving the healthcare industry in the United States. We acquire, develop, lease, manage and dispose of healthcare real estate, and provide financing to healthcare providers. At March 31, 2018, our portfolio of investments, including properties in our unconsolidated joint ventures, consisted of interests in 833 facilities.
Purpose
	HCPI/Utah, LLC's purpose is to own, manage, operate, maintain, expand, redevelop, encumber or sell the properties owned by it and any other properties acquired by it in the future, and to invest and ultimately distribute the funds obtained from its business.	Under our charter, we may engage in the ownership of real property and any other lawful act or activity for which corporations may be organized under Maryland law.

	HCPI/ Utah, LLC/ Delaware Law	HCP/ Maryland Law
Additional Equity	See "Operating Agreement—Capital Contributions."	Our board of directors may, in its discretion, authorize the issuance of additional shares of common stock or preferred stock; provided that the total number of shares issued cannot exceed the authorized number of shares of stock set forth in our charter.
Borrowing Policies
The operating agreement provides that HCPI/Utah, LLC is permitted to incur or assume debt, including debt to us or our affiliates.

The operating agreement provides that for a period of ten years from the date that a property securing the repayment of specified nonrecourse indebtedness was contributed to HCPI/Utah, LLC, or until the initial non-managing members have disposed, in taxable transactions of 80% of the non-managing member units issued to them, the consent of the holders of a majority of the non-managing member units held by non-managing members is required before HCPI/Utah, LLC:

•

prepays such specified nonrecourse indebtedness;

•

refinances such specified nonrecourse indebtedness, unless such indebtedness is refinanced with nonrecourse indebtedness that does not require principal payments greater than the existing indebtedness and is secured solely by the property which secured the repayment of the existing indebtedness; or

•

converts such specified nonrecourse indebtedness to recourse indebtedness.

We are not restricted under our charter or bylaws from incurring debt.

	HCPI/ Utah, LLC/ Delaware Law	HCP/ Maryland Law
Management Control	All management powers over the business and affairs of HCPI/Utah, LLC are vested in us as the managing member. No non-managing member has any right to participate in or exercise control or management power over the business and affairs of HCPI/Utah, LLC, except for actions which require the consent of the holders of a majority of the non-managing member units held by non-managing members. See "Operating Agreement—Management" and "—Voting Rights."	Our board of directors has exclusive control over our business affairs subject only to the applicable provisions of Maryland law and the provisions in our charter and bylaws.
Duties of Managing Members and Directors
Under Delaware law, we, as managing member of HCPI/Utah, LLC, are accountable to HCPI/Utah, LLC as a fiduciary and, consequently, are required to exercise good faith and integrity in all of our dealings with respect to HCPI/Utah, LLC's affairs.
Under Maryland law, directors must act in good faith, in a manner that they reasonably believe to be in the best interests of the corporation, and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Directors who act in such a manner generally have no liability in any action based on an act of the director. Under Maryland law, an act of a director is generally presumed to be in accordance with such standards.

Indemnification and Management Liability	HCPI/Utah, LLC has agreed to indemnify us, our director and officers and any other persons we designate from and against all claims and expenses, judgments, and other amounts incurred in connection with any actions relating to the operation of HCPI/Utah, LLC in which these indemnitees are involved, unless:

•

the act taken by an indemnitee was in bad faith and was material to the action;

•

an indemnitee received an improper personal benefit; or

•

in the case of any criminal proceeding, an indemnity had reasonable cause to believe the act was unlawful.

Our charter contains a provision which eliminates the liability of directors and officers to us and our stockholders for money damages to the fullest extent permitted by Maryland law. Neither the provisions of our charter nor Maryland law limit the ability of us or our stockholders to obtain other relief, such as injunction or rescission. Our bylaws provide for indemnification of directors and officers to the fullest extent permitted by Maryland law. See "Certain Provisions of Maryland Law and HCP's Charter and Bylaws."

HCPI/ Utah, LLC/ Delaware Law	HCP/ Maryland Law
HCPI/Utah, LLC is obligated to reimburse the reasonable expenses incurred by an indemnitee in advance of the final disposition of the proceeding if such indemnitee provides HCPI/Utah, LLC with an affirmation of its good faith belief that the standard of conduct necessary for indemnification has been met and an undertaking to repay the amount of the reimbursed expenses if it is determined that such standard was not met. No member of HCPI/Utah, LLC, including HCP, is obligated to make capital contributions to enable HCPI/Utah, LLC to fund these indemnification obligations.

The operating agreement generally provides that we will not incur liability to HCPI/Utah, LLC or any non-managing member for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if we acted in good faith. In addition, we are not responsible for any misconduct or negligence on the part of our officers, directors or other agents, provided we appointed such agents in good faith. We may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisors, and any action we take or omit to take in reliance upon their opinion, as to matters which we reasonably believe to be within their professional or expert competence, will be conclusively presumed to have been done or omitted in good faith and in accordance with their opinion.

	HCPI/ Utah, LLC/ Delaware Law	HCP/ Maryland Law
Anti-takeover Provisions

Except in limited circumstances (See "—Voting Rights" below), we have exclusive management power over the business and affairs of HCPI/Utah, LLC. Accordingly, we may hinder the ability of HCPI/Utah, LLC to engage in a merger transaction or other business combination. We may not be removed as managing member by the other members with or without cause. We must obtain the consent of the holders of a majority of the non-managing member units held by non-managing members causing HCPI/Utah, LLC to enter into a merger transaction at any time prior to ten years from the date of the contribution of properly to HCPI/Utah, LLC by the selling holders. These limitations may have the effect of hindering the ability of HCPI/Utah, LLC to enter into business combinations.

A non-managing member generally may not transfer all or any portion of its membership interest in HCPI/Utah, LLC without first offering that membership interest to us and otherwise obtaining our consent. Accordingly, we may elect to exercise our right of first refusal to prevent a membership interest from being transferred to a particular third party. Furthermore, upon the transfer by a non-managing member of its membership interest in HCPI/Utah, LLC, the transferee may become a member of HCPI/Utah, LLC only upon our approval, which we may give or withhold in our sole and absolute discretion. Until admitted to HCPI/Utah, LLC as a member, a transferee of a membership interest is not entitled to vote on any matter submitted to the members for their approval.

The ability of a non-managing member to transfer its membership interest in HCPI/Utah, LLC may be further hindered by other factors. See "Operating Agreement—Transferability of Interests."

Our charter and bylaws contain a number of provisions that may delay or discourage an unsolicited proposal for the acquisition of our company or the removal of incumbent management. These provisions include:

•

authorized capital stock that may be issued as preferred stock in the discretion of our board of directors, with voting or other rights superior to the common stock;

•

provisions designed to avoid concentration of share ownership in a manner that would jeopardize our status as a REIT under the Internal Revenue Code;

•

super-majority stockholder vote for certain business combinations; and

•

the advance notice provisions of our bylaws.

Maryland law also contains provisions which could delay, defer or prevent a change of control or other transaction. See "Certain Provisions of Maryland Law and HCP's Charter and Bylaws."

Our bylaws contain a provision exempting acquisitions of shares of our stock from the Maryland control share acquisition statute. In addition, our board of directors has adopted a resolution prohibiting us from electing to be subject to the provisions of the Maryland unsolicited takeover statute relating to the classification of the board unless such election is first approved by our stockholders by the affirmative vote of a majority of all the votes entitled to be cast on the matter.

HCPI/ Utah, LLC/ Delaware Law	HCP/ Maryland Law
Voting Rights	Under the operating agreement, the non-managing members have voting rights only as to specified matters including:

•

dissolving HCPI/Utah, LLC unless the initial non-managing members have disposed of 90% of the non-managing member units issued to them in exchange for their contribution of property to HCPI/Utah, LLC prior to the third anniversary of the issuance of such non-managing member units or 80% of such non-managing member units thereafter;

•

amending the operating agreement, except in limited circumstances;

•

causing HCPI/Utah, LLC to refinance or replace specified nonrecourse indebtedness or convert such nonrecourse indebtedness into recourse indebtedness for a period of ten years from the date the property securing such existing indebtedness was contributed to HCPI/Utah,  LLC as discussed above under "—Borrowing Policies;" and

•

those other actions discussed above under "Operating Agreement—Management."

Maryland law requires that major corporate transactions, including most amendments to our charter, must have stockholder approval as described below. All shares of common stock have one vote per share. Our charter permits our board of directors to classify and issue preferred stock in one or more series having voting power which may differ from that of the common stock. See "Description of Capital Stock."

Our bylaws generally permit any stockholder or group of up to 25 stockholders who have maintained continuous qualifying ownership of 3% or more of our outstanding common stock for at least the previous three years to include up to a specified number of director nominees in our proxy materials for an annual meeting of stockholders. The maximum number of stockholder nominees permitted under the proxy access provisions of our bylaws will not exceed the greater of (i) two or (ii) 20% of the directors in office as of the last day a notice of nomination may be timely received.

The non-managing members generally do not otherwise have the right to vote on decisions relating to the operation or management of HCPI/Utah, LLC.

        The following is a comparison of the voting rights of the non-managing members of HCPI/Utah, LLC and of our stockholders as they relate to major transactions:

HCPI/ Utah, LLC/ Delaware Law	HCP/ Maryland Law
A. Amendment of Organizational Documents	Amendments to the operating agreement may be proposed by us as managing member of HCPI/Utah, LLC or by holders of a majority of the non-managing member units held by non-managing members. Such proposal, in order to be effective, must be approved by the holders of a majority of the outstanding managing member units and non-managing member units voting together. In addition, amendments that would, among other things:

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convert a non-managing member's interest into a managing member interest;

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modify the limited liability of any non-managing member;

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alter the interest of any non-managing member in profits, losses or distributions;

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alter or modify the right of a non-managing member to

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exchange its non-managing member units for our common stock; or

•

cause the termination of HCPI/Utah,  LLC at a time inconsistent with the terms of the operating agreement,

must be approved by each non-managing member that would be adversely affected by any such amendment. We may amend the operating agreement without the consent of the non-managing members if the purpose or the effect of such amendment is to make administrative or inconsequential changes, comply with any federal or state agency rulings, guidelines or directives, or as are necessary for us to maintain our status as a real estate investment trust

Under our charter, most amendments to our charter must be approved by our board of directors and by the affirmative vote of at least a majority of the votes entitled to be cast by our stockholders on the matter.

The affirmative vote of holders of at least two-thirds of our voting stock is required to repeal or amend the provisions of the charter relating to:

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business combinations;

•

the removal and setting of the minimum and maximum number of our directors; and

•

certain limitations on ownership of our voting capital stock. See "Description of Capital Stock."

Provisions of our bylaws regarding the number of directors, in certain circumstances, and the vote required to amend the bylaws may be amended only by unanimous vote of the board of directors or by the affirmative vote of not less than 90% of all of the votes entitled to be cast by our stockholders on the matter. Other amendments to our bylaws require the affirmative vote of a majority of the entire board of directors or the affirmative vote of a majority of all of the votes entitled to be cast by our stockholders on the matter.

	HCPI/ Utah, LLC/ Delaware Law	HCP/ Maryland Law
B. Dissolution	The consent of HCPI and the holders of a majority of the non-managing members is generally required to dissolve HCPI/Utah, LLC. See "—Voting Rights."	Our dissolution must be approved by our board of directors by a majority vote of the entire board and by our stockholders by the affirmative vote of a majority of all the votes entitled to be cast by our stockholders on the matter.
C. Sale of Assets; Merger; Transfer of Properties
Sale of Assets. Unless we first obtain the consent of the holders of a majority of the non-managing member units held by non-managing members, we may not cause HCPI/Utah, LLC to dispose of several properties for a period of ten years, to dispose of one property for a period of thirteen years and to dispose of its remaining properties for a period of twenty years, with each time period measured from the date such property was contributed to HCPI/Utah, LLC. These restrictions are removed, however, if the initial non-managing members have disposed of 80% of the non-managing member units issued to them in taxable transactions.

Merger. See "—Anti-Takeover Provisions."
Our charter requires that, subject to certain exceptions, business combinations between us and a beneficial holder of 10% or more of our outstanding voting stock be approved by the affirmative vote of at least 90% of our outstanding voting shares. See "Description of Capital Stock—Business Combination Provisions" and "Certain Provisions of Maryland Law and HCP's Charter and Bylaws."

Generally, mergers, consolidations and sales of all or substantially all of our assets must be approved by our stockholders by the affirmative vote of a majority of all votes entitled to be cast on the matter. No approval of our stockholders is required for any sale of less than substantially all of our assets which is not a business combination.
Compensation, Fees and Distributions
We do not receive any compensation for our services as managing member of HCPI/Utah, LLC. HCPI/Utah, LLC will, however, reimburse HCP for all expenses incurred relating to the ongoing operation of HCPI/Utah, LLC and any other offering of additional interests in HCPI/Utah, LLC.
Our officers and outside directors receive compensation for their services as more fully described in the compensation information incorporated by reference in our Annual Report on Form 10-K, which is incorporated by reference into this prospectus supplement and the accompanying prospectus.
Liability of Investors
	Under the operating agreement and applicable Delaware law, the liability of the non-managing members for the debts and obligations of HCPI/Utah, LLC is generally limited to the amount of their investment in HCPI/Utah, LLC, together with their interest in any undistributed income, if any.	Under Maryland law, our stockholders are not personally liable for our debts or obligations solely as a result of their status as stockholders.

	HCPI/ Utah, LLC/ Delaware Law	HCP/ Maryland Law
Liquidity	Except in limited circumstances, see "Operating Agreement—Transferability of Interests," a non-managing member may not transfer all or any portion of its membership interest in HCPI/Utah, LLC without first offering that membership interest to us and otherwise obtaining our consent. HCPI has the right to receive an opinion of counsel in connection with the transfer of a membership interest by a non-managing member to the effect that the transfer may be effected without registration under the Securities Act and will not otherwise violate any applicable federal or state securities law.

A transferee of a non-managing member's interest in HCPI/Utah, LLC may not become a member of HCPI/Utah, LLC without our consent.	Shares of common stock issued pursuant to this prospectus supplement will be freely transferable, subject to prospectus delivery and other requirements of the Securities Act, and the transfer and ownership restrictions in our charter.

Our common stock is listed on the New York Stock Exchange.
Taxes
HCPI/Utah, LLC itself is generally not subject to federal income taxes. Instead, each holder of units includes its allocable share of HCPI/Utah, LLC's taxable income or loss in determining its individual federal income tax liability. Cash distributions from HCPI/Utah, LLC are generally not taxable to a holder of non-managing member units except to the extent they exceed such holder's basis in its interest in HCPI/Utah, LLC (which will include such holder's allocable share of HCPI/Utah, LLC's non-recourse debt).

Income and loss from HCPI/Utah, LLC generally are subject to the "passive activity" limitations. Under the "passive activity" limitations, income and loss from HCPI/Utah, LLC that is considered "passive income" generally can be offset against income and loss from other investments that constitute "passive activities."

Holders of non-managing member units are required, in some cases, to file state income tax returns and/or pay state income taxes in the states in which HCPI/Utah, LLC owns property, even if they are not residents of those states.
As long as we qualify as a REIT, distributions out of our current or accumulated earnings and profits, other than capital gain dividends discussed below, generally will constitute dividends taxable to our taxable U.S. stockholders as ordinary income and will not be eligible for the dividends-received deduction in the case of U.S. stockholders that are corporations. In addition, these distributions generally will not be eligible for treatment as "qualified dividend income" for individual U.S. stockholders. However, under the TCJA (as defined below), for taxable years beginning after December 31, 2017 and before January 1, 2026, stockholders that are individuals, trusts, or estates are generally entitled to deduct up to 20% of certain qualified business income, including "qualified REIT dividends," subject to certain limitations. Distributions that we properly designate as capital gain dividends will be taxable to our taxable U.S. stockholders as gain from the sale or disposition of a capital asset, to the extent that such gain does not exceed our actual net capital gain for the taxable year. Distributions in excess of current and

HCPI/ Utah, LLC/ Delaware Law	HCP/ Maryland Law
accumulated earnings and profits will be treated as a nontaxable return of capital to the extent of a stockholder's adjusted basis in its common stock, with the excess taxed as capital gain.

Distributions we make and gain arising from the sale or exchange by a U.S. stockholder of our shares will not be treated as passive activity income. As a result, U.S. stockholders generally will not be able to apply any "passive losses" against this income or gain.

Stockholders who are individuals generally will not be required to file state income tax returns and/or pay state income taxes outside of their state of residence with respect to our operations and distributions. We may be required to pay state income taxes in various states.

CERTAIN PROVISIONS OF MARYLAND LAW AND
HCP'S CHARTER AND BYLAWS

        The following description summarizes certain provisions of Maryland law and of our charter and bylaws. This summary is not complete and is subject to, and is qualified in its entirety by reference to, our charter, our bylaws and applicable provisions of the MGCL. For a complete description, we refer you to the MGCL, our charter and our bylaws.

  Election of Directors

        Our bylaws provide that our board may establish, increase or decrease the number of directors, provided that the number thereof shall never be less than three nor more than eleven. Our bylaws also provide for the election of directors, in uncontested elections, by a majority of the votes cast. In contested elections, the election of directors shall be by a plurality of the votes cast. Holders of common stock have no right to cumulative voting for the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the outstanding shares of our common stock can elect all of our directors. A vacancy resulting from an increase in the number of directors may be filled by a majority vote of the entire board or by the affirmative vote of the holders of a majority of our shares then entitled to vote at an election of directors. Other vacancies may be filled by the vote of a majority of the remaining directors.

  Removal of Directors

        Our charter provides that a director of ours may be removed by the affirmative vote of the holders of two-thirds of the outstanding shares of our voting stock or by a unanimous vote of all other directors. Our stockholders may elect a successor to fill any vacancy which results from the removal of a director.

  Business Combinations

        Under Maryland law, "business combinations" between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

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  any person who beneficially owns ten percent or more of the voting power of the corporation's shares; or

  •
  an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting stock of the corporation.

        After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of the corporation and approved by the affirmative vote of at least:

  •
  80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

  •
  two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or which are held by an affiliate or associate of the interested stockholder.

        These super-majority vote requirements do not apply if the corporation's common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. None of these provisions of Maryland law will apply, however, to business combinations that are approved or exempted by the board of the corporation prior to the time that the interested stockholder becomes an interested stockholder.

        In addition to the restrictions on business combinations provided under Maryland law, our charter also contains restrictions on business combinations. See "Description of Capital Stock—Business Combination Provisions."

  Control Share Acquisitions

        Maryland law provides that holders of "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights with respect to the control shares except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. "Control shares" are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or shares of stock for which the acquiror is able to exercise or direct the exercise of voting power except solely by virtue of a revocable proxy, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

  •
  one-tenth or more but less than one-third;

  •
  one-third or more but less than a majority; or

  •
  a majority or more of all voting power.

        Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a "control share acquisition" means the acquisition of control shares.

        Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and satisfied other conditions, the person may compel the board to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may be able to redeem any or all of the control shares for fair value, except for control shares for which voting rights previously have been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined without regard to the absence of voting rights for control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of control shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters' rights do not apply in the context of a control share acquisition.

        The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation. Our bylaws contain a provision exempting acquisitions of shares of our stock from the control share acquisition statute. However, our board may amend our bylaws in the future to repeal or modify this exemption, in which case any control shares of our company acquired in a control share acquisition will be subject to the control share acquisition statute.

  Unsolicited Takeovers

        Under Maryland law, a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors may elect to be subject to certain statutory provisions relating to unsolicited takeovers which, among other things, would automatically classify the board into three classes with staggered terms of three years each and vest in the board the exclusive right to determine the number of directors and the exclusive right, by the affirmative vote of a majority of the remaining directors, to fill vacancies on the board, even if the remaining directors do not constitute a quorum. These statutory provisions relating to unsolicited takeovers also provide that any director elected to fill a vacancy shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred, rather than the next annual meeting of directors as would otherwise be the case, and until his successor is elected and qualified.

        Our board of directors has adopted a resolution prohibiting us from electing to be subject to the provisions of the unsolicited takeover statute relating to the classification of the board unless such election is first approved by our stockholders by the affirmative vote of a majority of all the votes entitled to be cast on the matter. An election to be subject to any or all of the other foregoing statutory provisions may be made in our charter or bylaws, or by resolution of our board without stockholder approval. Any such statutory provision to which we elect to be subject will apply even if other provisions of Maryland law or our charter or bylaws provide to the contrary. Neither our charter nor our bylaws provides that we are subject to any of the foregoing statutory provisions relating to unsolicited takeovers. However, our board could adopt a resolution, without stockholder approval, to elect to become subject to some or all of these statutory provisions except the statutory provisions relating to the classification of the board.

        If we made an election, upon stockholder approval of such election, to be subject to the statutory provisions relating to the classification of the board and our board were divided into three classes with staggered terms of office of three years each, the classification and staggered terms of office of our directors would make it more difficult for a third party to gain control of our board since at least two annual meetings of stockholders, instead of one, generally would be required to effect a change in the majority of our board.

  Amendments to the Charter

        Provisions of our charter on business combinations, the number of directors and certain ownership restrictions may be amended only if approved by our board and by our stockholders by the affirmative vote of two-thirds of all of the votes entitled to be cast by our stockholders on the matter. Other amendments to our charter require approval by our board and approval by our stockholders by the affirmative vote of a majority of all the votes entitled to be cast by our stockholders on the matter.

  Amendment to the Bylaws

        Provisions of our bylaws on the number of directors, in certain circumstances, and the vote required to amend the bylaws may be amended only by unanimous vote of the board or by the affirmative vote of not less than 90% of all of the votes entitled to be cast by our stockholders on the matter. Other amendments to our bylaws require the affirmative vote of a majority of the entire board or the affirmative vote of a majority of all of the votes entitled to be cast by our stockholders on the matter.

  Dissolution of HCP, Inc.

        Our dissolution must be approved by our board by a majority vote of the entire board and by our stockholders by the affirmative vote of a majority of all the votes entitled to be cast by our stockholders on the matter.

  Advance Notice of Director Nominations and New Business; Procedures of Special Meetings Requested by Stockholders

        Our bylaws provide that nominations of persons for election to the board and the proposal of business to be considered by stockholders at the annual or special meeting of stockholders may be made only:

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  pursuant to our notice of the meeting;

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  by or at the direction of the board; or

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  by a stockholder who was a stockholder at the time the notice of meeting was given and is entitled to vote at the meeting and who has complied with the advance notice procedures, including the minimum time period, described in the bylaws.

        Our bylaws also provide that only the business specified in our notice of meeting may be brought before a special meeting of stockholders. Our bylaws provide that our stockholders have the right to call a special meeting only upon the written request of the stockholders holding in the aggregate not less than 50% of the outstanding shares entitled to vote on the business proposed to be transacted at such meeting.

  Proxy Access

        Our bylaws permit any stockholder or group of up to 25 stockholders (counting as one stockholder, for purposes of the aggregation limit, any two or more funds that are part of the same qualifying fund group, as such term is defined in our bylaws) who have maintained continuous qualifying ownership of 3% or more of our outstanding common stock for at least the previous three years to include up to a specified number of director nominees in our proxy materials for an annual meeting of stockholders. A nominating stockholder is considered to own only the shares for which the stockholder possesses the full voting and investment rights and the full economic interest (including the opportunity for profit and risk of loss). Under this provision, borrowed or hedged shares do not count as "owned" shares. Furthermore, to the extent not otherwise excluded pursuant to this definition of ownership, a nominating stockholder's "short position" as defined in Rule 14e-4 under the Exchange Act is deducted from the shares otherwise "owned." Loaned shares are counted toward the ownership requirement, provided that certain recall requirements described in our bylaws are met. If a group of stockholders is aggregating its shareholdings in order to meet the 3% ownership requirement, the ownership of the group will be determined by aggregating the lowest number of shares continuously owned by each member during the three-year holding period.

        The maximum number of stockholder nominees permitted under the proxy access provisions of our bylaws shall not exceed the greater of (i) two or (ii) 20% of the directors in office as of the last day a notice of nomination may be timely received. If the 20% calculation does not result in a whole number, the maximum number of stockholder nominees is the closest whole number below 20%. If one or more vacancies occurs for any reason after the nomination deadline and our board decides to reduce the size of our board in connection therewith, the 20% calculation will be applied to the reduced size of the board, with the potential result that a stockholder nominee may be disqualified. Stockholder-nominated candidates whose nomination is withdrawn or whom the board determines to include in our proxy materials as board-nominated candidates will be counted against the 20% maximum. In addition, any director in office as of the nomination deadline who was included in our proxy materials as a stockholder nominee for either of the two preceding annual meetings and whom our board decides to renominate for election to the board also will be counted against the 20% maximum.

        Notice of a nomination pursuant to the proxy access provisions of our bylaws must be received no earlier than 150 days and no later than 120 days before the anniversary of the date that we distributed our proxy statement for the previous year's annual meeting of stockholders. The proxy access provisions of our bylaws require certain disclosure, representations and agreements to be provided or made by nominating stockholders and contain certain other procedural provisions.

        A stockholder nominee will not be eligible for inclusion in our proxy materials if any stockholder has nominated a person pursuant to the advance notice provision of our bylaws, if the nominee would not be independent, if the nominee's election would cause us to violate our bylaws, our charter or any applicable listing standards, laws, rules or regulations, if the nominee is or has been an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, within the past three years, or if the nominee or the stockholder who nominated him or her has provided false and misleading information to us or otherwise breached any of its or their obligations, representations or agreements under the proxy access provisions of our bylaws. Stockholder nominees who are included in our proxy materials but subsequently withdraw from or become ineligible or unavailable for election at the meeting or do not receive at least 10% of the votes cast in the election will be ineligible for nomination under the proxy access provisions of our bylaws for the next two annual meetings. A nomination made under the proxy access provisions of our bylaws will be disregarded at the annual meeting under certain circumstances described in our bylaws.

Anti-Takeover Effect of Provisions of Maryland Law and of the Charter and Bylaws

        The provisions in the charter on removal of directors and business combinations, the business combinations and control share acquisition provisions of Maryland law, the unsolicited takeover provisions of Maryland law (if we elect to become subject to such provisions) and the provisions of our bylaws relating to advance notice, proxy access and stockholder-requested special meetings may delay, defer or prevent a change of control or other transaction in which holders of some, or a majority, of the common stock might receive a premium for their common stock over the then prevailing market price or which such holders might believe to be otherwise in their best interests.

Limitation of Liability and Indemnification

        Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages. However, a Maryland corporation may not limit liability resulting from actual receipt of an improper benefit or profit in money, property or services. Also, liability resulting from active and deliberate dishonesty may not be eliminated if a final judgment establishes that the dishonesty is material to the cause of action. Our charter contains a provision which limits the liability of directors and officers for money damages to the maximum extent permitted by Maryland law. This provision does not limit our right or that of our stockholders to obtain equitable relief, such as an injunction or rescission.

        Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and, without requiring a preliminary determination as to the ultimate entitlement to indemnification, to pay or reimburse reasonable expenses before final disposition of a proceeding to:

  •
  any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity; or

  •
  any individual who, while one of our directors or officers and at our request, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise and who is made a party to the proceeding by reason of his service in that capacity.

        The bylaws authorize us, with the approval of our board, to provide indemnification and advancement of expenses to our agents and employees.

        Unless limited by a corporation's charter, Maryland law requires a corporation to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity, or in the defense of any claim, issue or matter in the proceeding. Our charter does not alter this requirement.

        Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against:

  •
  judgments;

  •
  penalties;

  •
  fines;

  •
  settlements; and

  •
  reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities.

        Maryland law does not permit a corporation to indemnify its present and former directors and officers if it is established that:

  •
  the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

  •
  the director or officer actually received an improper personal benefit in money, property or services; or

  •
  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        Under Maryland law, a Maryland corporation generally may not indemnify for an adverse judgment in a suit by or in the right of the corporation. Also, a Maryland corporation generally may not indemnify for a judgment of liability on the basis that personal benefit was improperly received. In either of these cases, a Maryland corporation may indemnify for expenses only if a court so orders.

        Maryland law permits a corporation to advance reasonable expenses to a director or officer. First, however, the corporation must receive a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation. The corporation must also receive a written undertaking, either by the director or officer or on his behalf, to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted.

        It is the position of the Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

 UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of certain U.S. federal income tax considerations generally applicable to (i) the tender of units in exchange for shares of common stock or the redemption of units for cash and (ii) the ownership and disposition of our common stock, which may be acquired upon an exchange of units. This summary does not purport to be a complete analysis of all of the potential tax considerations relating thereto. This summary is based on current law, is for general information only and is not tax advice. As used in this section, references to "HCP," "the Company," "we," "us" or "our," mean only HCP, Inc., and not its subsidiaries, except as otherwise indicated.

        The information in this summary is based on:

  •
  the Internal Revenue Code;

  •
  current, temporary and proposed Treasury Regulations promulgated under the Internal Revenue Code;

  •
  the legislative history of the Internal Revenue Code;

  •
  current administrative interpretations and practices of the IRS; and

  •
  court decisions;

in each case, as of the date of this prospectus supplement. In addition, the administrative interpretations and practices of the IRS include its practices and policies as expressed in private letter rulings that are not binding on the IRS except with respect to the particular taxpayers who requested and received those rulings. Future legislation, Treasury Regulations, administrative interpretations and practices and/or court decisions may change or adversely affect the tax considerations described in this prospectus supplement. Any such change could apply retroactively to transactions preceding the date of the change. We have not requested and do not intend to request a ruling from the IRS that we qualify as a REIT or concerning the treatment of our common stock, and the statements in this prospectus supplement are not binding on the IRS or any court. Thus, we can provide no assurance that the tax considerations contained in this summary will not be challenged by the IRS or will be sustained by a court if so challenged.

        This summary assumes that our common stock is held as a "capital asset" (generally, property held for investment). Your tax treatment will vary depending on your particular situation. This discussion does not purport to deal with all aspects of taxation that may be relevant to holders of our common stock in light of their personal investment or tax circumstances, or to holders who receive special treatment under the U.S. federal income tax laws except to the extent discussed specifically herein. Holders of common stock offered by this prospectus supplement receiving special treatment include, without limitation:

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  banks, insurance companies or other financial institutions;

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  brokers or dealers in securities or commodities;

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  traders in securities;

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  expatriates and certain former citizens or long-term residents of the U.S.;

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  tax-exempt organizations;

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  persons who are subject to the alternative minimum tax;

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  persons who hold our common stock as a position in a "straddle" or as part of a "hedging," "conversion" or other risk reduction transaction;

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  persons deemed to sell our common stock under the constructive sale provisions of the Internal Revenue Code;

  •
  U.S. persons that have a functional currency other than the U.S. dollar;

  •
  except to the extent specifically discussed below, non-U.S. holders (as defined below); or

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  persons that are S corporations, REITs, regulated investment companies, partnerships or other pass-through entities.

        In addition, this discussion does not address any state, local or foreign tax consequences associated with the ownership of our common stock or our election to be taxed as a REIT.

        You are urged to consult your tax advisor regarding the specific tax consequences to you of:

  •
  the acquisition, ownership and sale or other disposition of our common stock, including the U.S. federal, state, local, foreign and other tax consequences;

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  our election to be taxed as a REIT for U.S. federal income tax purposes; and

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  potential changes in applicable tax laws.

Taxation of an Exchange or Redemption of Units

In General

        If HCP, Inc. acquires a unit in exchange for shares of common stock or redeems a unit for cash, a tendering holder of units will recognize gain or loss in an amount equal to the difference between (i) the amount realized in the transaction (i.e., the sum of the cash and the fair market value of any shares of common stock plus the amount of the partnership liabilities allocable to such tendered unit at such time) and (ii) the holder's tax basis in the unit disposed of, which tax basis will be adjusted for the unit's allocable share of HCPI/Utah, LLC's income, gain or loss for the taxable year of disposition. The tax liability resulting from the gain recognized on the disposition of a unit could exceed the amount of cash and the fair market value of any shares of common stock received in exchange therefor. The use of any loss recognized upon an exchange is subject to a number of limitations set forth in the Internal Revenue Code. A holder's adjusted tax basis in any of our common stock received in exchange for units will be the fair market value of those shares on the date of the exchange. Similarly, a holder's holding period in such shares will begin on the date of the exchange.

        If HCPI/Utah, LLC redeems a tendered unit for cash (which is not contributed by us to effect the redemption), the tax consequences generally would be the same as described in the preceding paragraph, except that if HCPI/Utah, LLC redeems less than all of a holder's units, the holder would recognize no taxable loss and would recognize taxable gain only to the extent that the cash, plus the amount of HCPI/Utah, LLC liabilities allocable to the redeemed units, exceeded the holder's adjusted tax basis in all of such holder's units immediately before the redemption.

Disguised Sales

        Under the Internal Revenue Code, a transfer of property by a partner to a partnership followed by a related transfer by the partnership of money or other property to the partner is treated as a disguised sale if (i) the second transfer would not have occurred but for the first transfer and (ii) the second transfer is not dependent on the entrepreneurial risks of the partnership's operations. In a disguised sale, the partner is treated as if he or she sold the contributed property to the partnership as of the date the property was contributed to the partnership. Transfers of money or other property between a partnership and a partner that are made within two years of each other, including redemptions of units made within two years of a contribution of property by a holder of units to HCPI/Utah, LLC, must be reported to the IRS and are presumed to be a disguised sale unless the facts and circumstances clearly establish that the transfers do not constitute a sale.

        A redemption of units by HCPI/Utah, LLC within two years of the date of a contribution of property by a holder of units to HCPI/Utah, LLC may be treated as a disguised sale. If this treatment were to apply, such holder of units would be treated for U.S. federal income tax purposes as if, on the date of its contribution of property to HCPI/Utah, LLC, HCPI/Utah, LLC transferred to such holder an obligation to pay such holder the redemption proceeds. In that case, the holder of units would be required to recognize gain on the disguised sale in such earlier year.

Character of Gain or Loss Recognized

        Except as described below, the gain or loss that a holder of units recognizes on a sale, exchange or redemption of a tendered unit will be treated as a capital gain or loss and will be treated as long-term capital gain or loss if the holding period for the unit exceeds twelve months. Long-term capital gains recognized by individuals and certain other noncorporate taxpayers generally will be subject to a maximum U.S. federal income tax rate of 20%. If the amount realized with respect to a unit that is attributable to a holder's share of "unrealized receivables" of HCPI/Utah, LLC exceeds the tax basis attributable to those assets, such excess will be treated as ordinary income. Among other things, unrealized receivables include depreciation recapture for certain types of property. In addition, the maximum U.S. federal income tax rate applicable to persons who are noncorporate taxpayers for net capital gains attributable to the sale of depreciable real property (which may be determined to include an interest in a partnership such as HCPI/Utah, LLC) held for more than twelve months is currently 25% (rather than 20%) to the extent of previously claimed depreciation deductions that would not be treated as unrealized receivables.

Passive Activity Losses

        The passive activity loss rules of the Internal Revenue Code limit the use of losses derived from passive activities, which generally include investments in limited liability company interests such as the units. You are urged to consult your tax advisor concerning whether, and the extent to which, you have available suspended passive activity losses from HCPI/Utah, LLC or other investments that may be used to offset gain from the sale, exchange or redemption of your units tendered for redemption.

Tax Reporting

        If a unit is exchanged or redeemed, the holder must report the transaction by filing a statement with its U.S. federal income tax return for the year of the disposition which provides certain required information to the IRS. To prevent the possible application of backup withholding with respect to payment of the consideration, a holder of units must provide HCP, Inc. or HCPI/Utah, LLC with its correct taxpayer identification number.

Foreign Offerees

        Gain recognized by a foreign person on a sale, exchange or redemption of a unit tendered for redemption will be subject to U.S. federal income tax under the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). If you are a foreign person, HCP, Inc. or HCPI/Utah, LLC will be required, under the FIRPTA provisions of the Internal Revenue Code, to deduct and withhold 15% of the amount realized by you on the disposition, and you will be required to file a United States federal income tax return to report your gain and pay any additional tax due. The amount withheld would be creditable against your U.S. federal income tax liability and, if the amount withheld exceeds your actual tax liability, you could claim a refund from the IRS.

Taxation of the Company

        We elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, commencing with our taxable year ended December 31, 1985. We believe we have been organized and have operated in a manner which allows us to qualify for taxation as a REIT under the Internal Revenue Code commencing with our taxable year ended December 31, 1985. We currently intend to continue to be organized and operate in this manner. However, qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Internal Revenue Code, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership. Accordingly, no assurance can be given that we have been organized and have operated, or will continue to be organized and operate, in a manner so as to qualify or remain qualified as a REIT. See "—Failure to Qualify."

        The sections of the Internal Revenue Code and the corresponding Treasury Regulations that relate to the qualification and taxation as a REIT are highly technical and complex. The following sets forth certain aspects of the sections of the Internal Revenue Code that govern the U.S. federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Internal Revenue Code provisions, Treasury Regulations, and related administrative and judicial interpretations thereof. Skadden, Arps, Slate, Meagher & Flom LLP has acted as our tax counsel in connection with this prospectus supplement and our election to be taxed as a REIT.

        Skadden, Arps, Slate, Meagher & Flom LLP has rendered an opinion to us to the effect that, commencing with our taxable year ended December 31, 1985, we have been organized and have operated in conformity with the requirements for qualification and taxation as a REIT, and that our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code. It must be emphasized that this opinion was based on various assumptions and representations as to factual matters, including representations made by us in factual certificates provided by one or more of our officers. In addition, this opinion was based upon our factual representations set forth in this prospectus supplement. Moreover, our qualification and taxation as a REIT depend upon our ability to meet the various qualification tests imposed under the Internal Revenue Code which are discussed below, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership, all of the results of which have not been and will not be reviewed by Skadden, Arps, Slate, Meagher & Flom LLP. Accordingly, no assurance can be given that our actual results of operation for any particular taxable year have satisfied or will satisfy those requirements. See "—Failure to Qualify." Further, the anticipated income tax treatment described in this prospectus supplement may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time. Skadden, Arps, Slate, Meagher & Flom LLP has no obligation to update its opinion subsequent to its date.

New Tax Reform Legislation Enacted December 22, 2017

        On December 22, 2017, the President signed into law H.R. 1, which is commonly referred to as the "Tax Cuts and Jobs Act of 2017" (the "TCJA"). This legislation makes many changes to the U.S. federal income tax laws that significantly impact the taxation of individuals, corporations (both non-REIT C corporations as well as corporations that have elected to be taxed as REITs), and the taxation of taxpayers with overseas assets and operations. These changes are generally effective for taxable years beginning after December 31, 2017. However, a number of changes that reduce the tax rates applicable to non-corporate taxpayers (including a new 20% deduction for qualified REIT dividends that reduces the effective rate of regular income tax on such income), and also limit the ability of such taxpayers to claim certain deductions, will expire for taxable years beginning after 2025 unless Congress acts to extend them.

        These changes will impact us and our shareholders in various ways, some of which are adverse relative to prior law, and this summary of U.S. federal income tax considerations incorporates these changes where material. To date, the IRS has issued only limited guidance with respect to certain provisions of the new law. There are numerous interpretive issues and ambiguities that will require guidance and that are not clearly addressed in the Conference Report that accompanied the TCJA. Technical corrections legislation will likely be needed to clarify certain of the new provisions and give proper effect to Congressional intent. There can be no assurance, however, that technical clarifications or other legislative changes that may be needed to prevent unintended or unforeseen tax consequences will be enacted by Congress anytime soon.

Taxation of REITs

        Provided we qualify for taxation as a REIT, we generally will not be required to pay U.S. federal corporate income taxes on our REIT taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the "double taxation" that ordinarily results from investment in a C corporation. A C corporation is a corporation that is generally required to pay tax at the corporate-level. We will be required to pay U.S. federal income tax, however, as follows:

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  We will be required to pay tax at regular corporate tax rates on any undistributed REIT taxable income, including undistributed net capital gains.

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  If we have: (a) net income from the sale or other disposition of "foreclosure property" which is held primarily for sale to customers in the ordinary course of business; or (b) other nonqualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. Foreclosure property generally is defined as property we acquired through foreclosure or after a default on a loan secured by the property or a lease of the property and for which an election is in effect. See "Foreclosure Property Income."

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  We will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held as inventory or primarily for sale to customers in the ordinary course of business.

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  If we fail to satisfy the 75% gross income test or the 95% gross income test, as described below, but have otherwise maintained our qualification as a REIT because certain other requirements are met, we will be required to pay a tax equal to (a) the greater of (i) the amount by which 75% of our gross income exceeds the amount qualifying under the 75% gross income test and (ii) the amount by which 95% of our gross income exceeds the amount qualifying under the 95% gross income test, multiplied by (b) a fraction intended to reflect our profitability.

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  If we fail to satisfy any of the REIT asset tests (other than a de minimis failure of the 5% or 10% asset tests), as described below, due to reasonable cause and not due to willful neglect, and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

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  If we fail to satisfy any provision of the Internal Revenue Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income tests or certain violations of the asset tests described below) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but will be required to pay a penalty of $50,000 for each such failure.

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  We will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for the year, (b) 95% of our REIT capital gain net income for the year, and (c) any undistributed taxable income from prior periods.

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  If we acquire any asset from a corporation which is or has been a C corporation in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation, and we subsequently recognize gain on the disposition of the asset during the five-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (a) the fair market value of the asset over (b) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that certain elections specified in applicable Treasury Regulations are either made or forgone by us or by the entity from which the assets are acquired, in each case, depending upon the date such acquisition occurred.

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  We will be required to pay a 100% tax on any "redetermined rents," "redetermined deductions" or "excess interest." In general, redetermined rents are rents from real property that are overstated as a result of services furnished to any of our tenants by a "taxable REIT subsidiary" of ours. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm's-length negotiations.

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  Certain of our subsidiaries are C corporations, including any taxable REIT subsidiary, the earnings of which will be subject to U.S. federal corporate income tax.

Requirements for Qualification as a REIT

        The Internal Revenue Code defines a REIT as a corporation, trust or association:

  1.
  that is managed by one or more trustees or directors;

  2.
  that issues transferable shares or transferable certificates to evidence its beneficial ownership;

  3.
  that would be taxable as a domestic corporation but for special Internal Revenue Code provisions applicable to REITs;

  4.
  that is not a financial institution nor an insurance company within the meaning of certain provisions of the Internal Revenue Code;

  5.
  that is beneficially owned by 100 or more persons;

  6.
  not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including certain specified entities, during the last half of each taxable year; and

  7.
  that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

        The Internal Revenue Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (6), the term "individual" includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but generally does not include a qualified pension plan or profit sharing trust.

        We believe that we have been organized, have operated and have issued sufficient shares of capital stock with sufficient diversity of ownership to allow us to satisfy conditions (1) through (7) inclusive, during the relevant time periods. In addition, our charter documents provide for restrictions regarding ownership and transfer of our shares which are intended to assist us in continuing to satisfy the ownership requirements described in conditions (5) and (6) above. These stock ownership and transfer restrictions are described in "Description of Capital Stock—Transfer and Ownership Restrictions Relating to Our Common Stock," "Description of Capital Stock—Business Combination Provisions" and "Description of Capital Stock—Transfer and Ownership Restrictions Relating to Our Preferred Stock." These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in conditions (5) and (6) above. If we fail to satisfy these share ownership requirements, except as provided in the last sentence of this paragraph, our status as a REIT will terminate. See "Failure to Qualify." We have complied with, and believe we will continue to comply with, regulatory rules to send annual letters to certain of our stockholders requesting information regarding the actual ownership of our stock. If, however, we comply with such rules contained in applicable Treasury Regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement.

        In addition, we may not maintain our status as a REIT unless our taxable year is the calendar year. We have and will continue to have a calendar taxable year.

Ownership of Interests in Partnerships

        We own and operate one or more properties through partnerships and limited liability companies treated as partnerships for U.S. federal income tax purposes. Treasury Regulations provide that if we are a partner in a partnership, we will be deemed to own our proportionate share of the assets of the partnership based on our interest in partnership capital, subject to special rules relating to the 10% REIT asset test described below. Also, we will be deemed to be entitled to our proportionate share of the income of the partnership. The assets and gross income of the partnership retain the same character in our hands, including for purposes of satisfying the gross income tests and the asset tests. In addition, for these purposes, the assets and items of income of any partnership in which we own a direct or indirect interest include such partnership's share of assets and items of income of any partnership in which it owns an interest. The treatment described above also applies with respect to the ownership of interests in limited liability companies or other entities that are treated as partnerships for tax purposes.

        We may have direct or indirect control of certain partnerships and limited liability companies treated as partnerships for U.S. federal income tax purposes and intend to continue to operate them in a manner consistent with the requirements for our qualification as a REIT. We are a limited partner or non-managing member in certain partnerships and limited liability companies. If any such partnership or limited liability company were to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a REIT income or asset test, and that we would not become aware of such action in a time frame which would allow us to dispose of our interest in the applicable entity or take other corrective action on a timely basis. In that case, unless we were entitled to relief, as described below, we would fail to qualify as a REIT.

        Treasury Regulations provide that for U.S. federal income tax purposes, a domestic business entity not organized or otherwise required to be treated as a corporation (an "eligible entity") may elect to be taxed (i) as a corporation or as a partnership if it has two or more members and (ii) as a corporation or as a disregarded entity if it has only one member. With the exception of certain limited liability companies that have elected to be treated as corporations and have also either elected to be treated as REITs or elected with us to be treated as taxable REIT subsidiaries, the partnerships and limited liability companies in which we own an interest intend to claim classification as partnerships or disregarded entities under these Treasury Regulations. As a result, we believe that these partnerships and limited liability companies will be classified as partnerships or disregarded entities for U.S. federal income tax purposes.

        If a partnership or limited liability company in which we own an interest, or one or more of its subsidiary partnerships or limited liability companies, were treated as a corporation for U.S. federal income tax purposes, it would be subject to an entity-level tax on its income. Such treatment would change the character of our assets and items of gross income and could prevent us from satisfying the REIT asset tests and possibly the REIT income tests. See "—Taxation of the Company—Asset Tests" and "—Taxation of the Company—Income Tests." This, in turn, could prevent us from qualifying as a REIT. See "—Failure to Qualify" for a discussion of the effect of our failure to meet these tests. In addition, a change in the tax status of one or more of the partnerships or limited liability companies in which we own an interest might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions.

Allocations of Income, Gain, Loss and Deduction

        A partnership or limited liability company agreement generally will determine the allocation of income and losses among partners or members. These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Internal Revenue Code and the related Treasury Regulations. Generally, Section 704(b) of the Internal Revenue Code and the related Treasury Regulations require that partnership and limited liability company allocations respect the economic arrangement of the partners or members. If an allocation is not recognized for U.S. federal income tax purposes, the relevant item will be reallocated according to the partners' or members' interests in the partnership or limited liability company, as the case may be. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners or members with respect to such item. The allocations of taxable income and loss in each of the entities treated as partnerships in which we own an interest are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the applicable Treasury Regulations.

Tax Allocations with Respect to the Properties

        Under Section 704(c) of the Internal Revenue Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership or limited liability company in exchange for an interest in the partnership or limited liability company must be allocated in a manner so that the contributing partner or member is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss generally is equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution. These allocations are solely for U.S. federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners or members. Some of the partnerships and/or limited liability companies in which we own an interest were formed by way of contributions of appreciated property. The relevant partnership and/or limited liability company agreements require that allocations be made in a manner consistent with Section 704(c) of the Internal Revenue Code. This could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if the contributed properties were acquired in a cash purchase, and could cause us to be allocated taxable gain upon a sale of the contributed properties in excess of the economic or book income allocated to us as a result of such sale. These adjustments could make it more difficult for us to satisfy the REIT distribution requirements.

Partnership Audit Rules

        Under the Bipartisan Budget Act of 2015, Congress revised the rules applicable to U.S. federal income tax audits of partnerships (such as certain of our subsidiaries) and the collection of any tax resulting from any such audits or other tax proceedings, generally for taxable years beginning after December 31, 2017. Under the new rules, the partnership itself may be liable for an increase in taxes that would ordinarily apply at the partner-level (including interest and penalties) resulting from an adjustment of partnership tax items on audit, regardless of changes in the composition of the partners (or their relative ownership) between the year under audit and the year of the adjustment. The new rules also include an elective alternative method under which the additional taxes resulting from the adjustment are assessed from the affected partners, subject to a higher rate of interest than otherwise would apply. Many questions remain as to how the new rules will apply, especially with respect to partners that are REITs, and it is not clear at this time what effect this new legislation will have on us. However, these changes could increase the U.S. federal income tax, interest, and/or penalties otherwise borne by us in the event of a U.S. federal income tax audit of a subsidiary partnership.

Ownership of Interests in Qualified REIT Subsidiaries and Other Disregarded Entities

        We may, from time to time, own interests in subsidiary corporations. We own and operate a number of properties through our wholly-owned subsidiaries that we believe will be treated as "qualified REIT subsidiaries" under the Internal Revenue Code. A corporation will qualify as our qualified REIT subsidiary if we own 100% of its outstanding stock and if we do not elect with the subsidiary to treat it as a "taxable REIT subsidiary," as described below. A corporation that is a qualified REIT subsidiary is not treated as a separate corporation for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary are treated as assets, liabilities and items of income, deduction and credit (as the case may be) of the parent REIT for all purposes under the Internal Revenue Code (including all REIT qualification tests). Thus, in applying the U.S. federal tax requirements described in this prospectus supplement, the subsidiaries in which we own a 100% interest (other than any taxable REIT subsidiaries) are ignored, and all assets, liabilities and items of income, deduction and credit of such subsidiaries are treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary is not required to pay U.S. federal income tax, and our ownership of the stock of a qualified REIT subsidiary does not violate the restrictions on ownership of securities of any one issuer which constitute more than 10% of the voting power or value of such issuer's securities or more than 5% of the value of our total assets, as described below in "—Asset Tests." Other entities that are wholly owned by us, including single-member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests.

        In the event that a qualified REIT subsidiary or other disregarded entity of ours ceases to be wholly owned—for example, if any equity interest in such entity is acquired by another person—the qualified REIT subsidiary's separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of an issuer.

Ownership of Interests in Subsidiary REITs

        We own interests in other corporations that have elected to be taxed as REITs. Provided that each of these REITs qualifies as a REIT, our interest in each of these REITs will be treated as a qualifying real estate asset for purposes of the REIT asset tests and any dividend income or gains derived by us will generally be treated as income that qualifies for purposes of the REIT gross income tests. To qualify as a REIT, each of these REITs must independently satisfy the various REIT qualification requirements described in this summary. If any of these REITs were to fail to qualify as a REIT, and certain relief provisions do not apply, it would be treated as a regular taxable corporation and its income would be subject to U.S. federal income tax. In addition, a failure of any of these REITs to qualify as a REIT would have an adverse effect on our ability to comply with the REIT income and asset tests, and thus our ability to qualify as a REIT.

Ownership of Interests in Taxable REIT Subsidiaries

        A taxable REIT subsidiary of ours is an entity treated as a corporation (other than a REIT) in which we directly or indirectly hold stock, and that has made a joint election with us to be treated as a taxable REIT subsidiary. A taxable REIT subsidiary also includes any entity treated as a corporation (other than a REIT) with respect to which a taxable REIT subsidiary owns securities possessing more than 35% of the total voting power or value of the outstanding securities of such corporation. A taxable REIT subsidiary generally may engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT, except that a taxable REIT subsidiary may not directly or indirectly operate or manage a lodging or healthcare facility or directly or indirectly provide to any other person (under a franchise, license or otherwise) rights to any brand name under which any lodging or healthcare facility is operated. A taxable REIT subsidiary is subject to U.S. federal income tax, and state and local income tax where applicable, as a regular C corporation. In addition, a taxable REIT subsidiary may be prevented from deducting interest on debt funded directly or indirectly by its parent REIT if certain tests regarding the taxable REIT subsidiary's debt to equity ratio and interest expense are not satisfied. Further, a 100% tax applies to any interest payments by a taxable REIT subsidiary to its affiliated REIT to the extent the interest rate is not commercially reasonable. A taxable REIT subsidiary is permitted to deduct interest payments to unrelated parties without any of these restrictions. We currently own interests in several taxable REIT subsidiaries, and may acquire interests in additional taxable REIT subsidiaries in the future. Our ownership of securities of our taxable REIT subsidiaries will not be subject to the 5% or 10% asset tests described below. See "—Asset Tests."

New Interest Deduction Limitation Enacted by the TCJA

        Commencing in taxable years beginning after December 31, 2017, Section 163(j) of the Internal Revenue Code, as amended by the TCJA, limits the deductibility of net interest expense paid or accrued on debt properly allocable to a trade or business to 30% of "adjusted taxable income," subject to certain exceptions. Such limitation could increase our REIT taxable income. Any deduction in excess of the limitation is carried forward and may be used in a subsequent year, subject to the 30% limitation. Adjusted taxable income is determined without regard to certain deductions, including those for net interest expense, net operating loss carryforwards and, for taxable years beginning before January 1, 2022, depreciation, amortization and depletion. Provided the taxpayer makes a timely election (which is irrevocable), the 30% limitation does not apply to a trade or business involving real property development, redevelopment, construction, reconstruction, rental, operation, acquisition, conversion, disposition, management, leasing or brokerage. If this election is made, however, we must use a generally less favorable depreciation system under the Internal Revenue Code for our real property (including certain improvements), which would increase our REIT taxable income. The decision of whether to make the election and the availability of such election could therefore impact our REIT distribution requirement.

        Similarly, the limitation could cause our taxable REIT subsidiaries to have greater taxable income and thus potentially greater corporate tax liability. As described above, under Section 163(j) of the Internal Revenue Code, as amended by the TCJA, taxable REIT subsidiaries may be limited in their ability to deduct interest payments in excess of a certain amount made directly or indirectly to us or third parties.

Income Tests

In General

        We must satisfy two gross income requirements annually to maintain our qualification as a REIT:

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  First, in each taxable year, we must derive directly or indirectly at least 75% of our gross income, excluding gross income from prohibited transactions, certain hedging transactions, and certain foreign currency gains, from (a) certain investments relating to real property or mortgages on real property, including "rents from real property" and, in certain circumstances, interest, or (b) some types of temporary investments; and

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  Second, in each taxable year, we must derive at least 95% of our gross income, excluding gross income from prohibited transactions, certain hedging transactions, and certain foreign currency gains, from the real property investments described above, dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of the foregoing.

        For these purposes, the term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales.

        Rents we receive from a tenant will qualify as "rents from real property" for the purpose of satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:

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  The amount of rent is not based in any way on the income or profits of any person. However, an amount we receive or accrue generally will not be excluded from the term "rents from real property" solely because it is based on a fixed percentage or percentages of receipts or sales;

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  We do not, or an actual or constructive owner of 10% or more of our capital stock does not, actually or constructively own 10% or more of the interests in the assets or net profits of the tenant, or, if the tenant is a corporation, 10% or more of the voting power or value of all classes of stock of the tenant. Rents we receive from such a tenant that is our taxable REIT subsidiary, however, will not be excluded from the definition of "rents from real property" as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by our other tenants for comparable space. Whether rents paid by our taxable REIT subsidiary are substantially comparable to rents paid by our other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a "controlled taxable REIT subsidiary" is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as "rents from real property." For purposes of this rule, a "controlled taxable REIT subsidiary" is a taxable REIT subsidiary in which we own stock possessing more than 50% of the voting power or more than 50% of the total value of the outstanding stock. In addition, rents we receive from a tenant that also is our taxable REIT subsidiary will not be excluded from the definition of "rents from real property" as a result of our ownership interest in the taxable REIT subsidiary if the property to which the rents relate is a qualified lodging facility, or a qualified health care property, and such property is operated on behalf of the taxable REIT subsidiary by a person who is an independent contractor and certain other requirements are met. Our taxable REIT subsidiaries will be subject to U.S. federal income tax on their income from the operation of these properties.

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  Rent attributable to personal property, leased in connection with a lease of real property, is not greater than 15% of the total rent we receive under the lease. If this condition is not met, then the portion of rent attributable to the personal property will not qualify as "rents from real property;" and

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  We generally do not operate or manage the property or furnish or render services to our tenants, subject to a 1% de minimis exception and except as provided below. We may, however, perform services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property. Examples of such services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, we may employ an independent contractor from whom we derive no revenue to provide customary services, or a taxable REIT subsidiary, which may be wholly or partially owned by us, to provide both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as "rents from real property." Any amounts we receive from a taxable REIT subsidiary with respect to the taxable REIT subsidiary's provision of non-customary services will, however, be nonqualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% gross income test. For purposes of this test, we are deemed to have received income from such non-customary services in an amount equal to at least 150% of the direct cost of providing the services.

        We generally do not intend to receive rent which fails to satisfy any of the above conditions. Notwithstanding the foregoing, we may have taken and may continue to take actions which fail to satisfy one or more of the above conditions to the extent that we determine, based on the advice of our tax counsel, that those actions will not jeopardize our tax status as a REIT. In addition, with respect to the limitation on the rental of personal property, we have not obtained appraisals of the real property and personal property leased to tenants. Accordingly, there can be no assurance that the IRS will agree with our determinations of value.

        Income we receive that is attributable to the rental of parking spaces at our properties will constitute rents from real property for purposes of the REIT gross income tests if any services provided with respect to the parking facilities are performed by independent contractors from whom we derive no income, either directly or indirectly, or by a taxable REIT subsidiary, and certain other requirements are met. With the exception of some parking facilities we operate, we believe that the income we receive that is attributable to parking facilities meets these tests and, accordingly, will constitute rents from real property for purposes of the REIT gross income tests.

        Also, rental revenue will generally not qualify as rents from real property if we directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee's equity. Rents we receive from a tenant that is our taxable REIT subsidiary will, however, generally not be excluded from the definition of "rents from real property" as a result of our ownership interest in the taxable REIT subsidiary if the property to which the rents relate is a "qualified lodging facility" or a "qualified healthcare property" and such property is operated on behalf of the taxable REIT subsidiary by a person who is an "eligible independent contractor." An operator of qualified healthcare properties will qualify as an eligible independent contractor if it meets certain ownership tests with respect to us, and if, at the time the operator enters into the property management agreement, the operator is actively engaged in the trade or business of operating qualified healthcare properties for any person who is not a related person to us or the taxable REIT subsidiary. A "qualified healthcare property" means any real property (or any personal property incidental thereto) that is, or that is necessary or incidental to the use of, a healthcare facility.

        From time to time, we enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is "clearly identified" as a hedging transaction as specified in the Internal Revenue Code and that is entered into to manage the risk of interest rate or price changes with respect to REIT borrowings or currency fluctuations with respect to qualifying income will not constitute gross income and thus will be exempt from the 95% gross income test and from the 75% gross income test. This exclusion also applies to certain offsetting hedging positions. To the extent that we do not properly identify such transactions as hedges or otherwise do not satisfy the requirements with respect to hedging transactions in the Internal Revenue Code, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

        Our foreign investments could cause us to incur foreign currency gains or losses. "Passive foreign exchange gain" will not constitute gross income for purposes of the 95% gross income test and "real estate foreign exchange gain" will not constitute gross income for purposes of the 75% gross income test. Real estate foreign exchange gain is foreign currency gain (as defined in Section 988(b)(1) of the Internal Revenue Code) which is attributable to: (i) any qualifying item of income or gain for purposes of the 75% gross income test; (ii) the acquisition or ownership of obligations secured by mortgages on real property or interests in real property; or (iii) becoming or being the obligor under obligations secured by mortgages on real property or on interests in real property. Real estate foreign exchange gain also includes certain gain attributable to a qualified business unit of a REIT if the qualified business unit itself meets the 75% gross income test for the taxable year and the 75% asset test at the close of each quarter that the REIT has directly or indirectly held the qualified business unit. Passive foreign exchange gain includes all real estate foreign exchange gain and foreign currency gain which is attributable to: (i) any qualifying item of income or gain for purposes of the 95% gross income test; (ii) the acquisition or ownership of obligations; (iii) becoming or being the obligor under obligations; and (iv) any other foreign currency gain as determined by the Secretary of the Treasury.

        Generally, other than income from "clearly identified" hedging transactions entered into by us in the normal course of business, any foreign currency gain derived by us from dealing, or engaging in substantial and regular trading, in securities will constitute gross income that does not qualify under the 95% or 75% gross income tests.

        Dividends we receive from our taxable REIT subsidiaries will qualify under the 95%, but not the 75%, REIT gross income test.

        The Department of Treasury has broad authority to determine whether any item of income or gain which does not otherwise qualify under the 75% or 95% gross income tests may be excluded as gross income for purposes of such tests or may be considered income that qualifies under either such test.

        We believe that the aggregate amount of our nonqualifying income, from all sources, in any taxable year will not exceed the limit on nonqualifying income under the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under certain provisions of the Internal Revenue Code. We generally may make use of the relief provisions if:

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  following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations to be issued; and

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  our failure to meet these tests was due to reasonable cause and not due to willful neglect.

        It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the IRS could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above in "—Taxation of the Company—General," even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to comply with the gross income tests for REIT qualification despite our periodic monitoring of our income.

Prohibited Transaction Income

        Any gain that we realize on the sale of property held as inventory or otherwise held primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income may also adversely affect our ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. There are a number of safe harbors specified in the Internal Revenue Code under which a sale of property will not be treated as a prohibited transaction, but these safe harbors are highly technical, and our ability to satisfy their requirements is dependent on a number of non-tax business considerations.

        We intend to hold our properties for investment with a view to long-term appreciation and to engage in the business of acquiring, developing and owning our properties. We have made, and may in the future make, occasional sales of the properties consistent with our investment objectives. The IRS may contend, however, that one or more of these sales is subject to the 100% penalty tax, and there can be no assurance that such sales will qualify for a prohibited transaction safe harbor. The 100% tax does not apply to gains from the sale of property that is held through a taxable REIT subsidiary or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates.

Foreclosure Property Income

        We generally will be subject to tax at the maximum corporate rate on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that constitutes qualifying income for purposes of the 75% gross income test. Foreclosure property is real property and any personal property incident to such real property (1) that we acquire as the result of having bid on the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after a default (or upon imminent default) on a lease of the property or a mortgage loan held by us and secured by the property, (2) for which we acquired the related loan or lease at a time when default was not imminent or anticipated, and (3) with respect to which we made a proper election to treat the property as foreclosure property. The term "foreclosure property" includes any qualified health care property—generally, any real property and incidental personal property that is either (a) a health care facility or (b) necessary or incidental to the use of a health care facility—acquired by a REIT as the result of the termination of a lease of such property (other than a termination by reason of a default, or the imminence of a default, on the lease). Any gain from the sale of property for which a foreclosure property election has been made and remains in place generally will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property. To the extent that we receive any income from foreclosure property that does not qualify for purposes of the 75% gross income test, we intend to make an election to treat the related property as foreclosure property if the election is available (which may not be the case with respect to any acquired "distressed loans").

Like-Kind Exchanges

        We have in the past disposed of properties in transactions intended to qualify as like-kind exchanges under the Internal Revenue Code, and may continue this practice in the future. Such like-kind exchanges are intended to result in the deferral of gain for U.S. federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could subject us to U.S. federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Penalty Tax

        Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of any services furnished by one of our taxable REIT subsidiaries to any of our tenants, and redetermined deductions and excess interest represent any amounts that are deducted by a taxable REIT subsidiary of ours for amounts paid to us that are in excess of the amounts that would have been deducted based on arm's-length negotiations. Rents we receive will not constitute redetermined rents if they qualify for certain safe harbor provisions contained in the Internal Revenue Code.

        We believe that, in all instances in which our taxable REIT subsidiaries provide services to our tenants, the fees paid to such taxable REIT subsidiaries for such services are at arm's-length rates, although the fees paid may not satisfy the safe harbor provisions referenced above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, we would be required to pay a 100% penalty tax on the excess of an arm's-length fee for tenant services over the amount actually paid.

Asset Tests

        At the close of each calendar quarter of our taxable year, we also must satisfy the following tests relating to the nature and diversification of our assets.

        First, at least 75% of the value of our total assets, including assets held by our qualified REIT subsidiaries and our allocable share of the assets held by the partnerships and other entities treated as partnerships for U.S. federal income tax purposes in which we own an interest, must be represented by real estate assets, cash, cash items, and government securities. For purposes of this test, the term "real estate assets" generally means real property (including interests in real property and interests in mortgages on real property) and shares (or transferable certificates of beneficial interest) in other REITs, as well as any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public debt offering with a term of at least five years, but only for the one-year period beginning on the date we receive such proceeds.

        Second, not more than 25% of the value of our total assets may be represented by securities other than those securities includable in the 75% asset test.

        Third, of the investments included in the 25% asset class and except for certain investments in other REITs, our qualified REIT subsidiaries and our taxable REIT subsidiaries, the value of any one issuer's securities may not exceed 5% of the value of our total assets, and we may not own more than 10% of the total vote or value of the outstanding securities of any one issuer, except, in the case of the 10% value test, securities satisfying the "straight debt" safe-harbor or securities issued by a partnership that itself would satisfy the 75% income test if it were a REIT. Certain types of securities are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Internal Revenue Code.

        Fourth, not more than 20% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.

        Fifth, not more than 25% of our total assets may be represented by debt instruments issued by publicly offered REITs that are "nonqualified" debt instruments (i.e., not secured by real property or interests in real property).

        We currently own some or all of the outstanding stock of several subsidiaries that have elected, together with us, to be treated as taxable REIT subsidiaries. So long as these subsidiaries qualify as taxable REIT subsidiaries, we will not be subject to the 5% asset test, the 10% voting securities limitation or the 10% value limitation with respect to our ownership of their securities. We may acquire securities in other taxable REIT subsidiaries in the future. We believe that the aggregate value of our taxable REIT subsidiaries has not exceeded and in the future will not exceed 20% of the aggregate value of our gross assets. With respect to each issuer in which we currently own an interest that does not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary, we believe that our ownership of the securities of any such issuer has complied and in the future will comply with the 5% value limitation, the 10% voting securities limitation and the 10% value limitation. No independent appraisals have been obtained to support these conclusions. In addition, there can be no assurance that the IRS will not disagree with our determinations of value. We may also own, and may continue to make, certain loans that do not constitute real estate assets but which we believe qualify under the "straight debt safe harbor" and therefore satisfy the 10% value limitation described above.

        In addition, from time to time, we may acquire certain mezzanine loans secured by equity interests in pass-through entities that directly or indirectly own real property. Revenue Procedure 2003-65 (the "Revenue Procedure") provides a safe harbor pursuant to which mezzanine loans meeting the requirements of the safe harbor will be treated by the IRS as real estate assets for purposes of the REIT asset tests. In addition, any interest derived from such mezzanine loans will be treated as qualifying mortgage interest for purposes of the 75% gross income test (described above).

        Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. The mezzanine loans that we hold or acquire may not meet all of the requirements of the safe harbor. Accordingly, there can be no assurance that the IRS will not challenge the qualification of such assets as real estate assets or the interest generated by these loans as qualifying income under the 75% gross income test (described above).

        The asset tests described above must be satisfied at the close of each calendar quarter of our taxable year. After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values unless we (directly or through our partnerships or limited liability companies) acquire securities in the applicable issuer, increase our ownership of securities of such issuer (including as a result of increasing our interest in a partnership or limited liability company which owns such securities), or acquire other assets. If we fail to satisfy an asset test because we acquire securities or other property during a quarter (including as a result of an increase in our interests in a partnership or limited liability company), we can cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. We believe that we have maintained and intend to maintain adequate records of the value of our assets to ensure compliance with the asset tests. In addition, we intend to take such actions within 30 days after the close of any calendar quarter as may be required to cure any noncompliance.

        Certain relief provisions may be available to us if we discover a failure to satisfy the asset tests described above after the 30 day cure period. Under these provisions, we will be deemed to have met the 5% and 10% REIT asset tests if the value of our nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the nonqualifying assets or otherwise satisfy such asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, we may avoid disqualification as a REIT after the 30 day cure period, by taking steps including (i) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the IRS.

        Although we believe that we have satisfied the asset tests described above and plan to take steps to ensure that we satisfy such tests for any quarter with respect to which retesting is to occur, there can be no assurance that we will always be successful or will not require a reduction in our overall interest in an issuer (including in a taxable REIT subsidiary). If we fail to cure any noncompliance with the asset tests in a timely manner and the relief provisions described above are not available, we would cease to qualify as a REIT. See "—Failure to Qualify" below.

Distribution Requirements

        To maintain our qualification as a REIT, we are required to annually distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

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  90% of our "REIT taxable income"; and

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  90% of our after tax net income, if any, from foreclosure property; minus

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  the excess of the sum of specified items of our non-cash income over 5% of our "REIT taxable income" as described below.

        For these purposes, our "REIT taxable income" is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveling of stepped rents, original issue discount on purchase money debt, cancellation of indebtedness, and any like-kind exchanges that are later determined to be taxable.

        In addition, if we dispose of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is determined by reference to the basis of the asset in the hands of that C corporation, within the five-year period following our acquisition of such asset, we would be required to distribute at least 90% of the after-tax gain, if any, we recognized on the disposition of the asset, to the extent that gain does not exceed the excess of (a) the fair market value of the asset, over (b) our adjusted basis in the asset, in each case, on the date we acquired the asset.

        We generally must make dividend distributions in the taxable year to which they relate. Dividend distributions may be made in the following year in two circumstances. First, if we declare a dividend in October, November, or December of any year with a record date in one of these months and pay the dividend on or before January 31 of the following year, such distributions are treated as both paid by us and received by each shareholder on December 31 of the year in which they are declared. Second, distributions may be made in the following year if they are declared before we timely file our tax return for the year and if made with or before the first regular dividend payment after such declaration. These distributions are taxable to our shareholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

        For distributions to satisfy the annual distribution requirement for REITs, and to provide REITs with a REIT-level tax deduction, the distributions must not be "preferential dividends." A dividend is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares of stock within a particular class and (2) in accordance with the preferences among different classes of stock as set forth in the REIT's organizational documents. This requirement does not apply to publicly offered REITs, including us, but does apply to our subsidiary REITs.

        To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our "REIT taxable income," as adjusted, we will be required to pay tax on the undistributed amount at regular corporate tax rates. We believe we have made, and intend to continue to make, timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations. In certain circumstances we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our shareholders to include their proportionate share of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our shareholders would then increase their adjusted basis of their stock by the difference between (1) the amounts of capital gain dividends that we designated and that they included in their taxable income, minus (2) the tax that we paid on their behalf with respect to that income.

        We expect that our REIT taxable income will be less than our cash flow because of depreciation and other non-cash charges included in computing REIT taxable income. Accordingly, we anticipate that we generally will have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, from time to time, we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. In addition, we may decide to retain our cash, rather than distribute it, in order to repay debt or for other reasons. If these timing differences occur, we may be required to borrow funds to pay cash dividends or we may be required to pay dividends in the form of taxable stock dividends in order to meet the distribution requirements.

        In an acquisition of a C corporation in a transaction in which the basis of the corporation's assets in our hands is determined by reference to the basis of the assets in the hands of the acquired corporation (a "Carry-Over Basis Transaction"), we may succeed to the tax liabilities and earnings and profits of the acquired C corporation. To qualify as a REIT, we must distribute any such earnings and profits by the close of the taxable year in which the transaction occurs. Any adjustments to the acquired corporation's income for taxable years ending on or before the date of the transaction, including as a result of an examination of the corporation's tax returns by the IRS, could affect the calculation of the corporation's earnings and profits. If the IRS were to determine that we acquired earnings and profits from a corporation that we failed to distribute prior to the end of the taxable year in which the

Carry-Over Basis Transaction occurred, we could avoid disqualification as a REIT by using "deficiency dividend" procedures. Under these procedures, we generally would be required to distribute any such earnings and profits to our stockholders within 90 days of the determination and pay a statutory interest charge at a specified rate to the IRS.

        Under certain circumstances, we may be able to rectify an inadvertent failure to meet the distribution requirements for a year by paying "deficiency dividends" to our stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends, subject to the 4% excise tax described below. However, we will be required to pay interest to the IRS based upon the amount of any deduction claimed for deficiency dividends.

        Furthermore, we will be required to pay a 4% excise tax to the extent we fail to distribute during each calendar year or at least the sum of 85% of our ordinary income for such year, 95% of our capital gain net income for the year and any undistributed taxable income from prior periods. Any ordinary income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such tax.

Failure to Qualify

        Specified cure provisions are available to us in the event that we discover a violation of a provision of the Internal Revenue Code that would result in our failure to qualify as a REIT. Except with respect to violations of the REIT income tests and assets tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status. If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions of the Internal Revenue Code do not apply, we will be required to pay tax on our taxable income at regular corporate tax rates. Distributions to our stockholders in any year in which we fail to qualify as a REIT will not be deductible by us, and we will not be required to distribute any amounts to our stockholders. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a REIT, all distributions to our stockholders will be taxable as regular corporate dividends to the extent of our current and accumulated earnings and profits. In this event, subject to certain limitations under the Internal Revenue Code, corporate distributees may be eligible for the dividends-received deduction and individuals may be eligible for preferential tax rates on any qualified dividend income. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year in which we lost our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Taxation of Holders of Our Common Stock

        The following summary describes certain of the U.S. federal income tax considerations of owning and disposing of our common stock, which a holder of units may acquire upon an exchange. These rules are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of U.S. federal income taxation that may be relevant to a holder in light of its particular circumstances and does not address any state, local or foreign tax consequences. We urge holders to consult their tax advisors to determine the impact of U.S. federal, state, local and foreign income tax laws on the acquisition, ownership, and disposition of shares of our common stock, including any reporting requirements.

Taxable U.S. Stockholders Generally

        If you are a "U.S. holder," as defined below, this section or the section entitled "Tax-Exempt Stockholders" applies to you. Otherwise, the section entitled "non-U.S. Stockholders," applies to you.

  Definition of U.S. Holder

        A "U.S. holder" is a beneficial holder of our common stock who is:

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  an individual citizen or resident of the United States;

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  a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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  a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

A "non-U.S. holder" is a beneficial holder of shares of our common stock who is not a U.S. holder.

Distributions Generally

        Distributions out of our current or accumulated earnings and profits will be treated as dividends and, other than capital gain dividends and certain amounts that have previously been subject to corporate level tax, discussed below, will be taxable to taxable U.S. holders as ordinary income when received, except as described below. See "—Tax Rates" below. As long as we qualify as a REIT, these distributions will not be eligible for the dividends-received deduction in the case of U.S. holders that are corporations or, except to the extent provided in "—Tax Rates" below, the preferential rates on qualified dividend income applicable to non-corporate taxpayers. However, under the TCJA, for taxable years beginning after December 31, 2017 and before January 1, 2026, stockholders that are individuals, trusts, or estates are generally entitled to deduct up to 20% of certain qualified business income, including "qualified REIT dividends" (generally, dividends received by a REIT shareholder that are not designated as capital gain dividends or qualified dividend income), subject to certain limitations. For purposes of determining whether distributions to holders of our stock are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock and then to our outstanding common stock.

        To the extent that we make distributions on our stock in excess of our current and accumulated earnings and profits, these distributions will be treated first as a return of capital to a U.S. holder which will not be subject to tax. This treatment will reduce the U.S. holder's adjusted tax basis in its shares of our stock by the amount of the distribution, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a U.S. holder's adjusted tax basis in its shares will be taxable as capital gain. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and which are payable to a holder of record on a specified date in any of these months will be treated as both paid by us and received by the holder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. U.S. holders may not include in their own income tax returns any of our net operating losses or capital losses.

        Certain dividends partially paid in our common stock and partially paid in cash that comply with IRS guidance, will be taxable to recipient U.S. holders to the same extent as if paid in cash. See "Taxation of the Company—Annual Distribution Requirements" above.

  Capital Gain Dividends

        Dividends that we properly designate as capital gain dividends will be taxable to taxable U.S. holders as gains from the sale or disposition of a capital asset, to the extent that such gains do not exceed our actual net capital gain for the taxable year. These dividends may be taxable to non-corporate U.S. holders at preferential rates applicable to capital gains. See "—Tax Rates" below. U.S. holders that are corporations may, however, be required to treat up to 20% of some capital gain dividends as ordinary income. If we properly designate any portion of a dividend as a capital gain dividend then, except as otherwise required by law, we are required by the terms of our corporate charter to allocate a portion of the total capital gain dividends paid to holders of all classes of our stock for the year to the holders of our preferred stock in proportion to the amount that our total dividends, as determined for U.S. federal income tax purposes, paid to the holders of such stock for the year bears to the total dividends, as determined for U.S. federal income tax purposes, paid or made available to holders of all classes of our stock for the year.

  Retention of Net Capital Gains

        We may elect to retain, rather than distribute as a capital gain dividend, all or a portion of our net capital gains. If we make this election, we would pay tax on our retained net capital gains. In addition, to the extent we so elect, a U.S. holder generally would:

  •
  include its pro rata share of our undistributed net capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls, subject to certain limitations as to the amount that is includable;

  •
  be deemed to have paid the capital gains tax imposed on us on the designated amounts included in the U.S. holder's long-term capital gains;

  •
  receive a credit or refund for the amount of tax deemed paid by it;

  •
  increase the adjusted basis of its stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

  •
  in the case of a U.S. holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated by the IRS.

  Dispositions of Our Stock

        If a U.S. holder sells or disposes of shares of our common stock to a person other than us, it will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property received on the sale or other disposition and its adjusted basis in the shares for tax purposes. This gain or loss, except as provided below, will be long-term capital gain or loss if the U.S. holder has held the stock for more than one year at the time of such sale or disposition. If, however, a U.S. holder recognizes loss upon the sale or other disposition of our common stock that it has held for six months or less, after applying certain holding period rules, the loss recognized will be treated as a long-term capital loss, to the extent the U.S. holder received distributions from us that were required to be treated as long-term capital gains.

  Redemption of Our Stock

        A redemption of shares of our common stock will be treated under the Internal Revenue Code as a distribution taxable as a dividend to the extent of our current and accumulated earnings and profits at ordinary income rates unless the redemption satisfies one of the tests set forth in Section 302(b) of the Internal Revenue Code and is therefore treated as a sale or exchange of the redeemed shares. The redemption will be treated as a sale or exchange if it:

  •
  is "substantially disproportionate" with respect to the U.S. holder;

  •
  results in a "complete termination" of the U.S. holder's stock interest in the Company; or

  •
  is "not essentially equivalent to a dividend" with respect to the U.S. holder;

  •
  all within the meaning of Section 302(b) of the Internal Revenue Code.

        In determining whether any of these tests have been met, shares of capital stock, including common stock and other equity interests in us, considered to be owned by the U.S. holder by reason of certain constructive ownership rules set forth in the Internal Revenue Code, as well as shares of capital stock actually owned by the U.S. holder, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Internal Revenue Code will be satisfied with respect to the U.S. holder depends upon the facts and circumstances at the time of the redemption, U.S. holders are advised to consult their tax advisors to determine the appropriate tax treatment.

        If a redemption of shares of our common stock is treated as a distribution taxable as a dividend, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. A U.S. holder's adjusted basis in the redeemed shares for tax purposes will be transferred to its remaining shares of our capital stock, if any. If a U.S. holder owns no other shares of our capital stock, such basis may, under certain circumstances, be transferred to a related person or it may be lost entirely.

        If a redemption of shares of our stock is not treated as a distribution taxable as a dividend, it will be treated as a taxable sale or exchange in the manner described above under "—Dispositions of Our Stock."

  Tax Rates

        The maximum tax rate for non-corporate taxpayers for (1) capital gains, including certain "capital gain dividends," is currently 20% (although depending on the characteristics of the assets which produced these gains and on designations which we may make, certain capital gain dividends may be taxed at a 25% rate); (2) "qualified dividend income" is currently 20%; and (3) ordinary income is currently 37%. Non-corporate taxpayers may also be subject to certain Medicare tax on investment income, as described below. In general, dividends payable by REITs are not eligible for the reduced tax rate on corporate dividends, except to the extent that certain holding requirements have been met and the REIT's dividends are attributable to dividends received from taxable corporations (such as its taxable REIT subsidiaries), to income that was subject to tax at the corporate/REIT level (for example, if it distributed taxable income that it retained and paid tax on in the prior taxable year), or to dividends properly designated by the REIT as "capital gain dividends." However, as described above under "—Distributions Generally," stockholders that are individuals, trusts, or estates may currently deduct up to 20% of "qualified REIT dividends" received, subject to certain limitations.

  Tax-Exempt Stockholders

        Dividend income from us and gain arising upon a sale of shares of our common stock generally should not be unrelated business taxable income ("UBTI") to a tax-exempt holder, except as described below. This income or gain will be UBTI, however, if a tax-exempt holder holds its shares as "debt-financed property" within the meaning of the Internal Revenue Code or if the shares are used in a trade or business of the tax-exempt holder. Generally, debt-financed property is property the acquisition or holding of which was financed through a borrowing by the tax-exempt holder.

        For tax-exempt holders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, or qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) or (c)(20) of the Internal Revenue Code, respectively, income from an investment in our shares will constitute UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these "set aside" and reserve requirements.

        Notwithstanding the above, however, a portion of the dividends paid by a "pension-held REIT" may be treated as UBTI as to certain trusts that hold more than 10%, by value, of the interests in the REIT. A REIT will not be a "pension-held REIT" if it is able to satisfy the "not closely held" requirement without relying on the "look-through" exception with respect to certain trusts or if such REIT is not "predominantly held" by "qualified trusts." As a result of limitations on the transfer and ownership of stock contained in our charter, we do not expect to be classified as a "pension-held REIT," and as a result, the tax treatment described in this paragraph should be inapplicable to our holders. However, because our stock is publicly traded, we cannot guarantee that this will always be the case.

Non-U.S. Stockholders

        The following discussion addresses the rules governing U.S. federal income taxation of the ownership and disposition of our common stock by non-U.S. holders.

  Distributions Generally

        Distributions (including certain stock dividends) that are neither attributable to gain from our sale or exchange of U.S. real property interests nor designated by us as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty unless the distributions are treated as effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business. Under certain treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from a REIT. Certain certification and disclosure requirements must be satisfied to be exempt from withholding under the effectively connected income exemption. Dividends that are treated as effectively connected with such a trade or business (and, in the case of certain income tax treaties, are attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the U.S.) will be subject to tax on a net basis at graduated rates, in the same manner as dividends paid to U.S. holders are subject to tax, and are generally not subject to withholding. Any such dividends received by a non-U.S. holder that is a corporation may also be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

        Distributions in excess of our current and accumulated earnings and profits will not be taxable to a non-U.S. holder to the extent that such distributions do not exceed the non-U.S. holder's adjusted basis in our common stock, but rather will reduce the non-U.S. holder's adjusted basis of such stock. To the extent that these distributions exceed a non-U.S. holder's adjusted basis in our common stock, they will give rise to gain from the sale or exchange of such stock. The tax treatment of this gain is described below.

        For withholding purposes, we expect to treat all distributions as made out of our current or accumulated earnings and profits. As a result, except with respect to certain distributions attributable to the sale of U.S. real property interests described below, we expect to withhold U.S. income tax at the rate of 30% on any distributions made to a non-U.S. holder unless:

  •
  a lower treaty rate applies and the non-U.S. holder files with us an IRS Form W-8BEN evidencing eligibility for that reduced treaty rate; or

  •
  the non-U.S. holder files an IRS Form W-8ECI with us claiming that the distribution is income effectively connected with the non-U.S. holder's trade or business (and, in the case of certain income tax treaties, is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the U.S.).

        However, amounts withheld should generally be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, provided that certain conditions are met.

  Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of U.S. Real Property Interests

        Distributions to a non-U.S. holder that we properly designate as capital gain dividends, other than those arising from the disposition of a U.S. real property interest, generally should not be subject to U.S. federal income taxation, unless:

  •
  the investment in our common stock is treated as effectively connected with the non-U.S. holder's U.S. trade or business (and, in the case of certain income tax treaties, is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the U.S.), in which case the non-U.S. holder will be subject to the same treatment as U.S. holders with respect to such gain, except that a non-U.S. holder that is a foreign corporation may also be subject to the 30% branch profits tax, as discussed above; or

  •
  the non-U.S. holder is a nonresident alien individual who is present in the U.S. for 183 days or more during the taxable year and certain other conditions are met, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains.

        Pursuant to FIRPTA, distributions to a non-U.S. holder that are attributable to gain from our sale or exchange of U.S. real property interests (whether or not designated as capital gain dividends) will cause the non-U.S. holder to be treated as recognizing such gain as income effectively connected with a U.S. trade or business. Non-U.S. holders would generally be taxed at the same rates applicable to U.S. holders, subject to a special alternative minimum tax in the case of nonresident alien individuals (although, under the TCJA, the corporate alternative minimum tax has been repealed for taxable years beginning after December 31, 2017). We will also be required to withhold and to remit to the IRS 21% of any distribution to a non-U.S. holder that is designated as a capital gain dividend, or, if greater, 21% of a distribution to the non-U.S. holder that could have been designated as a capital gain dividend. The amount withheld is creditable against the non-U.S. holder's U.S. federal income tax liability. However, any distribution with respect to any class of stock which is regularly traded on an established securities market located in the U.S. is not subject to FIRPTA, and therefore, not subject to the 21% U.S. withholding tax described above, if the non-U.S. holder did not own more than 10% of such class of stock at any time during the one-year period ending on the date of the distribution. Instead, such distributions generally will be treated in the same manner as ordinary dividend distributions.

  Retention of Net Capital Gains

        Although the law is not clear on the matter, it appears that amounts we designate as retained capital gains in respect of the common stock held by U.S. holders generally should be treated with respect to non-U.S. holders in the same manner as actual distributions by us of capital gain dividends. Under this approach, a non-U.S. holder would be able to offset as a credit against its U.S. federal income tax liability resulting from its proportionate share of the tax paid by us on such retained capital gains, and to receive from the IRS a refund to the extent of the non-U.S. holder's proportionate share of such tax paid by us exceeds its actual U.S. federal income tax liability.

  Sale of Our Stock

        Gain recognized by a non-U.S. holder upon the sale or exchange of our common stock generally will not be subject to U.S. federal income taxation under FIRPTA unless such stock constitutes a U.S. real property interest within the meaning of FIRPTA. Our common stock will not constitute a U.S. real property interest so long as we are a domestically-controlled qualified investment entity. As discussed above, a domestically-controlled qualified investment entity includes a REIT in which at all times during a specified testing period less than 50% in value of its stock is held directly or indirectly by non-U.S. holders. We believe, but cannot guarantee, that we have been a "domestically-controlled qualified investment entity." Even if we have been a "domestically-controlled qualified investment entity," because our capital stock is publicly traded, no assurance can be given that we will continue to be a "domestically-controlled qualified investment entity."

        Even if we do not qualify as a "domestically-controlled qualified investment entity" at the time a non-U.S. holder sells or exchanges our stock, gain arising from such a sale or exchange would not be subject to U.S. taxation under FIRPTA as a sale of a "U.S. real property interest" if:

  (1)
  our stock is "regularly traded," as defined by applicable Treasury Regulations, on an established securities market such as the NYSE; and

  (2)
  such non-U.S. holder owned, actually and constructively, 10% or less of our stock throughout the five-year period ending on the date of the sale or exchange.

        If gain on the sale or exchange of our common stock were subject to U.S. taxation under FIRPTA, the non-U.S. holder would be subject to regular U.S. federal income tax with respect to such gain in the same manner as a taxable U.S. holder (subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). In addition, if our stock is not then traded on an established securities market, the purchaser of the stock would be required to withhold and remit to the IRS 15% of the purchase price. If amounts withheld on a sale, redemption, repurchase, or exchange of our stock exceed the holder's substantive tax liability resulting from such disposition, such excess may be refunded or credited against such non-U.S. holder's U.S. federal income tax liability, provided that the required information is provided to the IRS on a timely basis. Amounts withheld on any such sale, exchange or other taxable disposition of our stock may not satisfy a non-U.S. holder's entire tax liability under FIRPTA, and such non-U.S. holder remains liable for the timely payment of any remaining tax liability. In general, even if we are a domestically controlled qualified investment entity, upon disposition of our common stock (subject to the 10% exception applicable to "regularly traded" stock described above), a non-U.S. holder may be treated as having gain from the sale or exchange of U.S. real property interest if the non-U.S. holder (1) disposes of our stock within a 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from the sale or exchange of a U.S. real property interest and (2) acquires, enters into a contract or option to acquire, or is deemed to acquire other shares of our stock during the 61-day period beginning with the first day of the 30-day period described in clause (1).

        Gain from the sale or exchange of our common stock not otherwise subject to FIRPTA will nonetheless be taxable in the U.S. to a non-U.S. holder in two cases: (1) if the non-U.S. holder's investment in our stock is treated as effectively connected with the non-U.S. holder's U.S. trade or business (and, in the case of certain income tax treaties, is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the U.S.), such non-U.S. holder will be subject to the same treatment as a U.S. holder with respect to such gain; and (2) if the non-U.S. holder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a "tax home" in the U.S., such non-U.S. holder will be subject to a 30% tax on such non-U.S. holder's capital gain. Non-U.S. holders should contact their tax advisors regarding the tax consequences of any sale, exchange, or other taxable disposition of our common stock.

  Estate Tax

        If our common stock is owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of such individual's death, the stock will be includable in the individual's gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and may therefore be subject to U.S. federal estate tax.

Other Tax Considerations

State, Local and Foreign Taxes

        We may be required to pay tax in various state, local or foreign jurisdictions, including those in which we transact business, and holders of our common stock may be required to pay tax in various state, local or foreign jurisdictions, including those in which they reside. Our state, local and foreign tax treatment may not conform to the U.S. federal income tax consequences discussed above. For example, certain states apply a built-in gains tax to the sale of assets acquired from a C corporation in a Carry-Over Basis Transaction, described above, during the ten-year period following such asset acquisition. In addition, a holder's state, local and foreign tax treatment may not conform to the U.S. federal income tax consequences discussed above. Consequently, prospective investors should consult their tax advisors regarding the effect of state, local and foreign tax laws on an investment in our common stock.

Legislative or Other Actions Affecting REITs

        The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations.

        The effect of the significant changes made by the TCJA is highly uncertain, and administrative guidance, technical corrections, and amendments will be required in order to fully evaluate the effect of many provisions. We cannot predict the long-term effect of the TCJA or any future law changes on REITs or their stockholders. Changes to U.S. federal tax laws and interpretations thereof could adversely affect an investment in our common stock.

Medicare 3.8% Tax on Investment Income

        Certain U.S. holders who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on dividends, interest and certain other investment income, including (i) capital gains from the sale or other disposition of our common stock and (ii) gain from the redemption of units for cash or the exchange of units for shares of our common stock. U.S. holders of our common stock should consult their tax advisors regarding the possible applicability of this additional tax in their particular circumstances.

Foreign Account Tax Compliance Act

        Under the Foreign Account Tax Compliance Act ("FATCA"), withholding at a rate of 30% will generally be required on dividends in respect of, and, after December 31, 2018, gross proceeds from the sale of, shares of our common stock held by or through certain foreign financial institutions (including investment funds), unless such institution (i) enters into an agreement with the U.S. Department of the Treasury to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution to the extent such shares or accounts are held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) complies with the terms of an intergovernmental agreement between the U.S. and an applicable foreign country. Accordingly, the entity through which our stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and, after December 31, 2018, gross proceeds from the sale of shares of our common stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any "substantial United States owners" or (ii) provides certain information regarding the entity's "substantial United States owners," which we or the applicable withholding agent will in turn provide to the Secretary of the Treasury. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance, may modify these requirements. We will not pay any additional amounts to investors in respect of any amounts withheld. Non-U.S. investors are encouraged to consult their tax advisors regarding the possible implications of the legislation on their investment in our common stock.

PLAN OF DISTRIBUTION

        This prospectus supplement relates to the possible issuance by us of up to 831,901 shares of our common stock if, and to the extent that, the holders of units representing non-managing membership interests in HCPI/Utah, LLC tender such units for redemption and we elect, in our discretion, to satisfy our redemption obligation by issuing shares of our common stock in exchange for such tendered units. Registration of the issuance of such shares does not necessarily mean that any of the holders of units representing non-managing membership interests in HCPI/Utah, LLC will exercise their redemption rights with respect to the units or that we will issue any shares of our common stock to satisfy such redemption obligation. Upon the tender of any units for redemption, we may elect to pay cash for some or all of such units rather than issue shares of our common stock in exchange for such units.

        We will not receive any cash proceeds from the issuance of the shares of our common stock pursuant to this prospectus supplement to the holders of units tendered for redemption, but we will acquire units representing non-managing membership interests in HCPI/Utah, LLC in exchange for shares of our common stock issued to a holder of units upon redemption of its units.

        We have agreed to pay the following expenses for the registration of the shares:

  •
  all registration and filing fees;

  •
  fees and expenses of compliance with securities or blue sky laws (including the reasonable fees and expenses of counsel to the Company);

  •
  printing and distribution expenses;

  •
  internal expenses;

  •
  fees and expenses incurred in connection with the listing of the shares on each securities exchange on which our common stock is then listed; and

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  fees and expenses of our legal counsel, independent public accountants and other experts we retain in connection with the registration.

 VALIDITY OF COMMON STOCK

        The validity of the shares of our common stock offered hereby has been passed upon for us by Ballard Spahr LLP, Baltimore, Maryland. Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York represents HCP in respect of the transactions contemplated by this prospectus supplement.

PROSPECTUS

HEALTH CARE PROPERTY INVESTORS, INC.

593,247 SHARES

COMMON STOCK

        This prospectus relates to the possible issuance of up to 593,247 shares of common stock, par value $1.00 per share, of Health Care Property Investors, Inc., a Maryland corporation, from time to time, to the holders of non-managing member units in HCPI/Utah, LLC and the possible resale of shares of our common stock by these holders.

        We will not receive any proceeds from the issuance of the shares of our common stock to the selling holders except that we will acquire membership units of HCPI/Utah, LLC currently held by the selling holders tendered in exchange for shares of our common stock.

        Our shares of common stock are traded on the New York Stock Exchange under the symbol "HCP." On January 21, 2000, the last reported sales price of our common stock on the New York Stock Exchange was $26 per share.

        YOU SHOULD CONSIDER THE RISKS DISCUSSED IN "RISK FACTORS" BEGINNING ON PAGE 1 OF THIS PROSPECTUS BEFORE YOU INVEST IN OUR COMMON STOCK.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED ON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is January 27, 2000

        All references in this prospectus to "HCPI" "we," "us" or "our" mean Health Care Property Investors, Inc., its majority-owned subsidiaries and other entities controlled by Health Care Property Investors, Inc. except where is clear from the context that the term means only the issuer, Health Care Property Investors, Inc.

i

RISK FACTORS

        Below are the risks that we believe are material to investors who purchase or own our common stock. In addition to other information contained or incorporated by reference in this prospectus, you should carefully consider the following factors before acquiring the common stock offered by this prospectus.

HCPI MAY NOT REALIZE THE EXPECTED BENEFITS FROM ITS MERGER WITH AMERICAN HEALTH PROPERTIES, SUCH AS COST SAVINGS, OPERATING EFFICIENCIES AND OTHER SYNERGIES DUE TO INCREASED DEMANDS ON ITS MANAGEMENT'S RESOURCES

        On November 4, 1999, American Health Properties, Inc. merged with and into HCPI with HCPI being the surviving company. HCPI entered into the merger with the expectation that the merger will result in a number of benefits to the combined company, including cost savings, operating efficiencies and other synergies. HCPI did not retain any of AHP's senior executive officers following the merger. Many management duties within HCPI are presently the responsibility of a fixed number of executives and employees, and following the merger, management of the combined company will be the responsibility of those same executives and employees. Unforeseen difficulties in managing the larger combined company, coupled with the increased demands on management's time, may cause the disruption of, or a loss of momentum in, the activities of the combined company's business which could adversely affect the business, financial condition and operating results of HCPI. HCPI intends to hire additional personnel, some of which may be current employees of AHP, to address the increased demands on management's time. HCPI cannot assure you, however, that it will be successful in attracting, hiring, assimilating or retaining additional personnel in the future.

THE HEALTH CARE INDUSTRY IS HEAVILY REGULATED BY THE GOVERNMENT, WHICH MAY ADVERSELY AFFECT HCPI'S RENTAL AND DEBT PAYMENT REVENUE

        The health care industry is heavily regulated by federal, state and local laws. Government regulation of the health care industry will affect HCPI because:

  •
  the financial ability of lessees and mortgage payors to make rent and debt payments to HCPI may be affected by government regulations such as licensure, certification for participation in government programs, and government reimbursement; and

  •
  additional rents received by HCPI will be, in some cases, based on its lessees' gross revenue from operations.

        The ability of a facility to generate revenue and profit, among other attributes, will determine the underlying value of that facility to HCPI. As health insurers and governmental agencies attempt to limit the cost of hospital and other healthcare services and to reduce the utilization of health care facilities, a reduction in future revenue or slower revenue growth may occur.

        Prospective Payment System.    On July 1, 1998, the federal government began to implement the congressionally mandated prospective payment system for Medicare payments to long-term care facilities. Under the prospective payment system, long-term care facilities are paid a case-mix adjusted federal per diem rate for Medicare-covered services they provide. The per diem rate is calculated to cover routine service costs, ancillary costs and capital-related costs. The phased-in implementation of the prospective payment system for long-term care facilities began with the first cost-reporting period beginning on or after July 1, 1998. The prospective payment system is expected to be substantially implemented by the end of 2001.

        Implementation of the prospective payment system will affect each long-term care facility to a different degree depending upon the amount of revenue it derives from Medicare patients.

        Long-term care facilities may need to restructure their operations to accommodate the new Medicare prospective payment system reimbursement. Due in part to the potential negative effect of the prospective payment system on the financial condition of long-term care facilities, including the ability of long-term care operators to make interest and principal payments on outstanding borrowings, Standard & Poor's placed many long-term care facility companies on a "credit watch" in November 1998. In early March 1999, Standard & Poor's lowered the ratings of several long-term care facility companies because of the impact of the prospective payment system, particularly those companies with substantial debt. The companies included Vencor, Inc., Genesis Health Ventures, Integrated Health Services, Inc., Sun Healthcare Group and Mariner Post-Acute Network, Inc., all of which are currently lessees of HCPI.

        On May 1, 1998, Vencor completed a spin-off transaction. As a result, it became two publicly held entities—Ventas, Inc., a real estate company which intends to qualify as a REIT, and Vencor, a health care company which at September 30, 1999 leased 36 of HCPI's properties of which 14 are subleased to other operators. On September 13, 1999, Vencor, Inc. filed for bankruptcy protection. HCPI has recourse to Ventas, Inc. and Tenet Healthcare Corporation for most of the rents payable by Vencor under its leases. All rents due to the Company subsequent to the filing have been received.

        In addition, a number of other nursing home operators have also been adversely affected by the decrease in Medicare reimbursements following the adoption of the Prospective Payment System. As discussed in our Annual Report on Form 10-K for the year ended December 31, 1998, during the first quarter of 1999 certain of these operators were put on credit watch with negative implications. Subsequently, three of our operators (other than Vencor discussed above) have filed for bankruptcy protection: Texas Health Enterprises, Inc. filed on August 3, 1999; Sun Healthcare Group filed on October 14, 1999; and Lenox Healthcare, Inc. filed on November 3, 1999. Collectively, these operators represented less than 4.8% of our annualized revenues for the period ended September 30, 1999 and no one of these operators represented more than 1.8% of annualized revenues for that same period. Giving effect to our merger with American Health Properties, these operators represented less than 3.0% of annualized revenue on a pro forma basis for the period ended September 30, 1999. In addition, because facilities operated by these operators are performing well, we believe the financial impact to HCPI of the bankruptcies by these tenants will be minimal.

        Fraud and Abuse.    Various federal and state governments have considered or passed laws and regulations that attempt to eliminate fraud and abuse of the Medicare, Medicaid and other governmental payor programs by prohibiting, among other things, payment arrangements that include compensation for patient referrals. In addition, the Balanced Budget Act of 1997 strengthens the federal anti-fraud and abuse laws to provide for stiffer penalties for fraud and abuse violations. Violations of these laws may result in the imposition of criminal and civil penalties, including possible exclusion from reimbursement programs. Violations of these laws and regulations may jeopardize a lessee's ability to operate a facility or to make rent and debt payments, potentially resulting in an adverse effect on the financial condition and operating results of the combined company. HCPI's lease arrangements with lessees may also be subject to these fraud and abuse laws.

        Licensure Risks.    Health care facilities generally must obtain licensure to operate. Failure to obtain licensure or loss of licensure would prevent a licensed facility from operating. These events could adversely affect the facility operator's ability to make rent and debt payments. State and local laws also may regulate expansion, including the addition of new beds or services or acquisition of medical equipment, and occasionally the contraction of health care facilities by requiring certificate of need or other similar approval programs. In addition, health care facilities are subject to the Americans with Disabilities Act and building and safety codes which govern access to and physical design requirements and building standards for facilities.

        Environmental Matters.    A wide variety of federal, state and local environmental and occupational health and safety laws and regulations affect healthcare facility operations. Under various federal, state and local environmental laws, ordinances and regulations, an owner of real property or a secured lender may be liable for the costs of removal or remediation of hazardous or toxic substances at, under or disposed of in connection with such property, as well as other potential costs relating to hazardous or toxic substances (including government fines and damages for injuries to persons and adjacent property). These laws often impose liability without regard to whether the owner or secured lender knew of, or was responsible for, the presence or disposal of hazardous or toxic substances and may be imposed on the owner or secured lender in connection with the activities of an operator of the property. The cost of any required remediation, removal, fines or personal or property damages and the owner's or secured lender's liability for these costs could exceed the value of the property, or the assets of the owner or secured lender. In addition, the presence of hazardous or toxic substances, or the failure to properly dispose of or remediate these substances, may adversely affect HCPI's ability to sell or rent a property or to borrow using a property as collateral which, in turn, would reduce the combined company's revenue.

        Although the mortgage loans that HCPI has provided and leases covering HCPI's properties require borrowers and lessees to indemnify HCPI for some environmental liabilities, the scope of these obligations may be limited. We cannot assure you that any borrower or lessee would be able to fulfill its indemnification obligations to HCPI.

        Medicare and Medicaid Programs.    Sources of revenue for lessees and mortgage payors may include the federal Medicare program, state Medicaid programs, private insurance carriers, health care service plans and health maintenance organizations, among others. You should expect efforts to reduce costs by these payors to continue, which may result in reduced or slower growth in reimbursement for services provided by some of HCPI's lessees. In addition, the failure of any of HCPI's lessees and mortgage payors to comply with various laws and regulations could jeopardize their ability to continue participating in the Medicare and Medicaid programs.

        Cost Control.    The health care industry has continually faced challenges, including increased government and private payor pressure on health care providers to control costs, the migration of patients from acute care facilities into extended care and home care settings, from nursing homes into assisted living facilities and the vertical and horizontal consolidation of health care providers. The pressure to control health care costs intensified during 1994 and 1995 as a result of the national health care reform debate and continued into 1997 as Congress attempted to slow the rate of growth of federal health care expenditures as part of its effort to balance the federal budget. In addition to the reforms enacted and considered by Congress from time to time, state legislatures periodically consider various health care reform proposals. Changes in the law, new interpretations of existing laws, and changes in payment methodology may have a dramatic effect on the definition of permissible or impermissible activities, the relative costs associated with doing business and the amount of reimbursement by both government and other third-party payors. These changes may be applied retroactively. The ultimate timing or effect of legislative efforts cannot be predicted and may affect HCPI in adverse ways.

IF HCPI OR AHP FAILS TO QUALIFY AS A REAL ESTATE INVESTMENT TRUST UNDER THE INTERNAL REVENUE CODE, THAT FAILURE COULD RESULT IN A SIGNIFICANT TAX LIABILITY FOR HCPI

        HCPI believes that it has been organized and has operated in a manner which would allow it to qualify as a real estate investment trust under the Internal Revenue Code. HCPI believes AHP operated so as to qualify as a real estate investment trust under the Internal Revenue Code through and including the completion of the merger. It is possible, however, that either AHP or HCPI has been organized or has operated in a manner which would not allow it to qualify as a real estate investment trust. Qualification as a real estate investment trust requires a company to satisfy numerous requirements (some on an annual and others on a quarterly basis) established under highly technical and complex Internal Revenue Code provisions for which there are only limited judicial and administrative interpretations and involves the determination of various factual matters and circumstances not entirely within a company's control. If a company fails to qualify as a real estate investment trust in any taxable year, it will be subject to federal income tax, including any applicable alternative minimum tax, on its taxable income at regular corporate rates. Unless that company is entitled to relief under applicable statutory provisions, it would be disqualified from treatment as a real estate investment trust for the four taxable years following the year during which it lost qualification. HCPI would be required to pay any tax arising due to a failure of AHP or HCPI to qualify as a real estate investment trust prior to the merger of HCPI and AHP, and this tax could be material. In addition, a failure of AHP or HCPI to qualify as a real estate investment trust prior to the merger could adversely affect HCPI's ability to qualify as a real estate investment trust after the merger.

        In connection with the merger, AHP's REIT counsel rendered an opinion to the effect that, based on the facts, representations and assumptions stated therein, commencing with its taxable year ended December 31, 1987, AHP was organized in conformity with the requirements for qualification and taxation as a real estate investment trust under the Internal Revenue Code, and its method of operation through the effective time of the merger enabled it to meet the requirements for qualification and taxation as a real estate investment trust under the Internal Revenue Code. This opinion assumes, among other things, the accuracy of an opinion rendered by AHP's corporate counsel with respect to the characterization of AHP's psychiatric group preferred stock and dividends thereon, which opinion is based on the facts, representations and assumptions stated therein. In addition, HCPI's tax counsel will render an opinion with respect to HCPI's tax status as a real estate investment trust, under the circumstances described below. An opinion of counsel is not binding on the Internal Revenue Service or any court, and no ruling has been or will be sought from the Internal Revenue Service as to AHP's or HCPI's qualification as a real estate investment trust under the Internal Revenue Code.

        Accordingly, there can be no assurance that the Internal Revenue Service will not take a position contrary to one or more positions reflected in these opinions or that these opinions will be upheld by the courts if challenged by the Internal Revenue Service.

IF HCPI WERE TO LOSE ITS TAX STATUS AS A REAL ESTATE INVESTMENT TRUST IT WOULD HAVE SIGNIFICANT ADVERSE CONSEQUENCES TO HCPI AND THE VALUE OF ITS STOCK

        If HCPI fails to qualify as a real estate investment trust, the following will occur:

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  HCPI would not be allowed a deduction for distributions to stockholders in computing its taxable income and would be subject to federal income tax at regular corporate rates;

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  HCPI also could be subject to the federal alternative minimum tax and possibly increased state and local taxes; and

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  Unless HCPI is entitled to relief under statutory provisions, it could not elect to be subject to tax as a real estate investment trust for four taxable years following the year during which it was disqualified.

        As a result of all these factors, HCPI's failure to qualify as a real estate investment trust could impair HCPI's ability to expand its business and raise capital, could substantially reduce the funds available for distribution to its stockholders and could adversely affect the value of HCPI's capital stock.

        In addition, if HCPI fails to qualify as a real estate investment trust, all distributions to stockholders would be subject to tax as ordinary income to the extent of its current and accumulated earnings and profits, HCPI would not be required to make distributions to stockholders and corporate distributees could be eligible for the dividends received deduction.

        Although HCPI believes that it is organized and operates in a manner that will allow it to qualify as a real estate investment trust, no assurance can be given that HCPI will continue to be organized or be able to operate in a manner so as to qualify or remain qualified as a real estate investment trust for tax purposes.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we have filed at the SEC's public reference rooms. Please call the SEC at 1-800-SEC-0330 for information on the public reference rooms or visit the following locations of the SEC:

Public Reference Room 450 Fifth Street, N.W. Room 1024 Washington, D.C. 20549	Northwest Regional Office 7 World Trade Center Suite 1300 New York, New York 10048	Midwest Regional Office Citicorp Center 500 West Madison Street Suite 1400 Chicago, Illinois 60661

        You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Our SEC filings are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

        You may inspect information that we file with The New York Stock Exchange at the offices of The New York Stock Exchange at 20 Broad Street, New York, New York 10005.

        This prospectus is part of a registration statement we filed with the SEC. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. For further information, we refer you to the registration statement, including its exhibits and schedules. Statements contained in this prospectus about the provisions or contents of any contract, agreement or any other document referred to are not necessarily complete. For each of these contracts, agreements or documents filed as an exhibit to the registration statement, we refer you to the actual exhibit for a more complete description of the matters involved. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of those documents.

        The SEC allow us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about our company and its finances.

HCPI'S SEC FILINGS (FILE NO. 1-8895)	DESCRIPTION OR PERIOD/AS OF DATE
Annual Report on Form 10-K Current Report on Form 8-K dated January 7, 1999	Year ended December 31, 1998 Discloses information relating to HCPI's property acquisitions from November 6, 1998 through December 23, 1998
Amendment No. 1 to Current Report on Form 8-K/A dated January 7, 1999	Discloses information relating to HCPI's property acquisitions from November 6, 1998 through December 23, 1998
Current Report on Form 8-K, dated May 3, 1999	Announces sale of common stock pursuant to registration statement on Form S-3
Current Report on Form 8-K, dated August 4, 1999	Discloses the entering into of the merger agreement and related matters
Current Report on Form 8-K, dated November 4, 1999	Reports the completion of the merger between American Health Properties and HCPI
Amendment No. 1 to Current Report on Form 8-K/A, dated November 4, 1999	Reports the completion of the merger between American Health Properties and HCPI
Amendment No. 2 to Current Report on Form 8-K/A, dated November 4, 1999	Reports the completion of the merger between American Health Properties and HCPI
Quarterly Reports on Form 10-Q	Quarters ended March 31, 1999, June 30, 1999 and September 30, 1999
Registration Statement on Form 10, dated May 7, 1995, including amendments dated May 20, 1985, May 23, 1985 and July 17, 1990	Description of our common stock

        We are also incorporating by reference additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and before we stop offering the securities described in this prospectus. These documents include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, as well as proxy statements.

        The information incorporated by reference is automatically considered to be a part of the prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies, supersedes or replaces that statement. Any statement so modified or replaced will not be considered, except as so modified, superseded or replaced, to be a part of this prospectus.

        If you are a stockholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through us or the SEC. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this prospectus. Stockholders may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from the appropriate party of the following address:

James G. Reynolds
Executive Vice President and Chief Financial Officer
Health Care Property Investors, Inc.
4675 MacArthur Court, 9th Floor
Newport Beach, California 92660
(949) 221-0600.

 CAUTIONARY STATEMENT CONCERNING
FORWARD-LOOKING STATEMENTS

        We have made forward-looking statements in this document that are subject to risks and uncertainties. These statements may be made directly in this document or may be "incorporated by reference" to other documents filed with the SEC. Our forward looking statements in this prospectus or those documents incorporated by reference include, among other things, statements regarding the intent, belief or expectations of HCPI and can be identified by the use of words such as "may," "will," "expect," "believe," "intend," "plan," "estimate," "should" and other comparable terms. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

        You should understand that the following important factors, in addition to the risk factors set forth elsewhere in this document and in the documents which are incorporated by reference, could affect the future results of HCPI, and could cause actual results or other outcomes to differ materially from those expressed in our forward-looking statements:

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  legislative, regulatory, or other changes in the healthcare industry at the local, state or federal level which increase the costs of or otherwise affect the operations of our lessees;

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  changes in the reimbursement available to our lessees and mortgagors by governmental or private payors, including changes in Medicare and Medicaid payment levels and the availability and cost of third party insurance coverage, such as those extensive changes to the Medicare and Medicaid programs contained in the Balanced Budget Act of 1997 intended to reduce significantly the projected amount of increase in Medicare spending;

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  effects of the recently implemented prospective payment system, which is expected to decrease reimbursements to skilled nursing and other healthcare facilities and may have an adverse effect on the operator revenues at HCPI's rehabilitation and long-term acute care facilities;

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  competition for lessees and mortgagors, including with respect to new leases and mortgages and the renewal or rollover of existing leases;

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  competition for the acquisition and financing of health care facilities;

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  the ability of our lessees and mortgagors to operate our properties in a manner sufficient to maintain or increase revenues and to generate sufficient income to make rent and loan payments;

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  changes in national or regional economic conditions, including changes in interest rates and the availability and cost of capital to HCPI;

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  the availability of financing for HCPI's proposed acquisitions;

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  risks associated with multi-tenant medical office buildings, such as lower than expected occupancy levels, a downturn in market lease rates for medical office space or higher than expected costs associated with the maintenance and operation of such facilities;

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  potential liability under, and change in, environmental, zoning, tax and other laws; and

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  the general uncertainty inherent in the Year 2000 issue, particularly the uncertainty of the Year 2000 readiness of third parties who are material to our business or material to the businesses of our lessees or borrowers.

 THE COMPANY

        HCPI is the second oldest real estate investment trust specializing in health care real estate. HCPI, which is a self-administered real estate investment trust, owns long-term care facilities, congregate care and assisted living facilities, acute care and rehabilitation hospitals, medical office buildings and physician group practice clinics. As of December 31, 1999, HCPI's gross investment in its properties, including partnership and limited liability company interests and mortgage loans, was approximately $2.6 billion. HCPI has 428 facilities in 43 states as of December 31, 1999. On November 4, 1999, American Health Properties, Inc. merged with and into HCPI with HCPI being the surviving company.

        The market value of our common stock was approximately $1.2 billion as of December 31, 1999. HCPI has paid regular quarterly dividends and has increased the dividend paid on its common stock each quarter for the 57 consecutive quarters since its initial public offering in May 1985. As a result, HCPI has paid $667 million in dividends on its common stock since May 1985. According to the 1999 edition of Moody's Handbook of Dividend Achievers, which includes public companies that have increased annual dividends in each of the past 10 years, HCPI has had the highest percentage dividend growth over the past 10 years among real estate investment trusts. HCPI also believes that it has had an excellent track record in attracting and retaining key employees. HCPI's five executive officers have been with the company for 13 years on average.

        HCPI is the largest health care oriented real estate investment trust in the nation, with a total market capitalization of approximately $2.7 billion based on the closing price of our common stock, the outstanding principal amount of indebtedness and the liquidation preferences of our preferred stock on December 31, 1999. On December 31, 1999, HCPI had an interest in approximately 428 facilities, with over 21 million square feet of operating facilities. HCPI is managed by the HCPI management group in place prior to the merger with AHP.

        Our executive offices are located at 4675 MacArthur Court, 9th Floor, Newport Beach, California, 92660 and our telephone number is (949) 221-0600 or (888) 604-1990.

 USE OF PROCEEDS

        We are filing the registration statement of which this prospectus is a part pursuant to our contractual obligation to the holders named in the section entitled "Selling Holders." We will acquire non-managing member interests in HCPI/Utah, LLC in exchange for any shares of common stock that we may issue to the selling holders pursuant to this prospectus. We will not receive any proceeds from the issuance of shares of common stock to the selling holders or the resale of the shares by the selling holders other than the non-managing member interests of HCPI/Utah, LLC. However, we will pay registration expenses which we estimate to be approximately $63,038.

 DESCRIPTION OF CAPITAL STOCK

GENERAL

        HCPI's authorized stock consists of 100,000,000 shares of common stock, par value $1.00 per share, and 50,000,000 shares of preferred stock, par value $1.00 per share. The following description does not contain all the information that might be important to you. Therefore you should read carefully the more detailed provisions of our charter, bylaws and the Rights Agreement between HCPI and The Bank of New York (successor to Chemical Trust Company of California), as rights agent. The following summary does not give effect to provisions of statutory or common law, the provisions of applicable law and our charter and the Rights Agreement, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

COMMON STOCK

        As of January 21, 2000, there were 51,400,285 shares of common stock outstanding. All shares of common stock participate equally in dividends payable to holders of common stock, when and as authorized by our board and declared by HCPI, and in net assets available for distribution to holders of common stock on our liquidation, dissolution, or winding up. Each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of HCPI stockholders. Holders of our common stock do not have cumulative voting rights in the election of directors.

        All issued and outstanding shares of common stock are, and the common stock offered under this prospectus will be upon issuance, validly issued, fully paid and nonassessable. Holders of our common stock do not have preference, conversion, exchange or preemptive rights. Our common stock is listed on the New York Stock Exchange (NYSE Symbol: HCP).

        The transfer agent and registrar of our common stock is The Bank of New York.

PREFERRED STOCK

        Under our charter, our board is authorized without further stockholder action to establish and issue, from time to time, up to 50,000,000 shares of preferred stock of HCPI, in one or more series, with such designations, preferences, powers and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereon, including, but not limited to, dividend rights, dividend rate or rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences as shall be stated in the resolution providing for the issue of a series of such stock, adopted, at any time or from time to time, by our board. As of December 1, 1999, HCPI had outstanding 2,400,000 shares of 7 7/8% Series A Cumulative Redeemable Preferred Stock with a liquidation preference of $60,000,000, 5,385,000 shares of 8.70% Series B Cumulative Redeemable Preferred Stock with a liquidation preference of $134,625,000 and 40,000 shares of 8.60% Series C Cumulative Redeemable Preferred Stock with a per share liquidation preference of $100,000,000. The material terms of our Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock are described below.

SERIES A PREFERRED STOCK

        Voting Rights.    Holders of the series A preferred stock generally do not have any voting rights, except in limited circumstances.

        The consent of the holders of series A preferred stock is not required for the taking of any corporate action, including any merger or consolidation involving HCPI or a sale of all or substantially all of the assets of HCPI, regardless of the effect that such merger, consolidation or sale may have upon the rights, preferences or voting power of the holders of the series A preferred stock, except as expressly set forth in the articles supplementary relating to the series A preferred stock.

        Rank.    With respect to dividend rights and rights upon liquidation, dissolution or winding up of HCPI, the series A preferred stock ranks:

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  senior to all classes or series of common stock of HCPI, and to all equity securities issued by HCPI ranking junior to the series A preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of HCPI;

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  on a parity with the series B preferred stock, series C preferred stock and with all equity securities issued by HCPI the terms of which specifically provide that such equity securities rank on a parity with the series A preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of HCPI; and

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  junior to all equity securities issued by HCPI the terms of which specifically provide that such equity securities rank senior to the series A preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of HCPI. See "—Voting Rights" below.

        The term "equity securities" does not include convertible debt securities, which rank senior to the series A preferred stock prior to conversion.

        Dividends.    Holders of shares of the series A preferred stock are entitled to receive, when, as, and if declared by our board out of funds of HCPI legally available for the payment of dividends, cumulative preferential annual cash dividends at the rate of 7 7/8% of the liquidation preference (equivalent to $1.96875 per annum per share).

        Dividends on the series A preferred stock are cumulative from the date of original issue and payable quarterly in arrears on or about the last day of each March, June, September and December or, if not a business day, the next succeeding business day.

        No dividends may be declared by our board or paid or set apart for payment on the series A preferred stock if the terms of any agreement of HCPI, including any agreement relating to its indebtedness, prohibits such a declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach of or default under such an agreement. Likewise, no dividends may be declared by our board or paid or set apart for payment if such declaration or payment is restricted or prohibited by law.

        Dividends on the series A preferred stock accrue, however, whether or not HCPI has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Accrued but unpaid dividends on the series A preferred stock do not bear interest and holders of the series A preferred stock are not entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the series A preferred stock is first credited against the earliest accrued but unpaid dividend due that remains payable.

        No full dividends may be declared or paid or set apart for payment on any class or series of preferred stock ranking, as to dividends, on a parity with or junior to the series A preferred stock, other than a dividend in shares of any class of stock ranking junior to the series A preferred stock as to dividends and upon liquidation, for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and set apart for such payment on the series A preferred stock for all past dividend periods and the then current dividend period. When dividends are not paid in full, or full payment is not so set apart, upon the series A preferred stock and the shares of any other class or series of preferred stock ranking on a parity as to dividends with the series A preferred stock—including the series B preferred stock or the series C preferred stock, all dividends declared upon the series A preferred stock and any other class or series of preferred stock ranking on a parity as to dividends with the series A preferred stock are declared pro rata so that the amount of dividends declared per share of series A preferred stock and such other class or series of preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the series A preferred stock and such other class or series of preferred stock, which cannot include any accrual in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend, bear to each other.

        Except as provided in the preceding paragraph, unless full cumulative dividends on the series A preferred stock have been or contemporaneously are declared and paid or declared and set apart for payment for all past dividend periods and the then current dividend period, then, other than the payment of dividends in shares of our common stock or other shares of capital stock ranking junior to the series A preferred stock as to dividends and upon liquidation:

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  no dividends may be declared or paid or set aside for payment upon our common stock, or any other capital stock of HCPI ranking junior to or on a parity with the series A preferred stock as to dividends or upon liquidation;

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  no other distribution may be declared or made upon our common stock, or any other capital stock of HCPI ranking junior to or on a parity with the series A preferred stock as to dividends or upon liquidation;

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  no shares of our common stock, or any other shares of capital stock of HCPI ranking junior to or on a parity with the series A preferred stock as to dividends or upon liquidation may be redeemed, purchased or otherwise acquired for any consideration by HCPI, except by conversion into or exchange for other capital stock of HCPI ranking junior to the series A preferred stock as to dividends and upon liquidation or for the purpose of preserving HCPI's qualification as a real estate investment trust. See "—Restrictions on Ownership and Transfer."

        Liquidation Preferences.    Upon any liquidation, dissolution or winding up of the affairs of HCPI the holders of series A preferred stock are entitled to be paid out of the assets of HCPI legally available for distribution to its stockholders a liquidation preference of $25 per share, plus an amount equal to any accrued and unpaid dividends to the date of payment, before any distribution of assets is made to holders of our common stock or any other class or series of capital stock of HCPI that ranks junior to the series A preferred stock as to liquidation rights.

        In determining whether a distribution (other than upon voluntary or involuntary liquidation) by dividend, redemption or other acquisition of shares of stock of HCPI or otherwise is permitted under the Maryland General Corporation Law, no effect is given to amounts that would be needed if HCPI would be dissolved at the time of the distribution, to satisfy the preferential rights upon distribution of holders of shares of stock of HCPI whose preferential rights upon distribution are superior to those receiving the distribution.

        Maturity; Redemption.    The series A preferred stock has no stated maturity, is not subject to any sinking fund or mandatory redemption and is not convertible into any other securities of HCPI. The series A preferred stock is not redeemable prior to September 30, 2002. HCPI is entitled, however, pursuant to the articles supplementary relating to the series A preferred stock, to purchase shares of the series A preferred stock in order to preserve its status as a real estate investment trust for federal or state income tax purposes at any time. Following September 30, 2002, HCPI may, at its option, redeem the series A preferred stock at $25 per share ($60,000,000 in the aggregate), plus accrued and unpaid dividends.

        Restrictions on Ownership and Transfer. See "—Restrictions on Ownership and Transfer Relating to Preferred Stock."

SERIES B PREFERRED STOCK

        Voting Rights.    Holders of the series B preferred stock generally do not have any voting rights, except in limited circumstances.

        The consent of the holders of series B preferred stock is not required for the taking of any corporate action, including any merger or consolidation involving HCPI or a sale of all or substantially all of the assets of HCPI, regardless of the effect that such merger, consolidation or sale may have upon the rights, preferences or voting power of the holders of the series B preferred stock, except as expressly set forth in the articles supplementary relating to the series B preferred stock.

        Rank.    With respect to dividend rights and rights upon liquidation, dissolution or winding up of HCPI, the series B preferred stock ranks:

  •
  senior to all classes or series of common stock of HCPI, and to all equity securities issued by HCPI ranking junior to the series B preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of HCPI;

  •
  on a parity with the series A preferred stock, series C preferred stock and with all equity securities issued by HCPI the terms of which specifically provide that such equity securities rank on a parity with the series B preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of HCPI; and

  •
  junior to all equity securities issued by HCPI the terms of which specifically provide that such equity securities rank senior to the series B preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of HCPI. See "—Voting Rights" below.

        The term "equity securities" does not include convertible debt securities, which rank senior to the series B preferred stock prior to conversion.

        Dividends.    Holders of the series B preferred stock are entitled to receive, when, as, and if declared by our board, out of funds legally available for the payment of dividends, cumulative preferential annual cash dividends at the rate of 8.70% of the liquidation preference (equivalent to $2.175 per annum per share).

        Dividends on the series B preferred stock are cumulative from the date of original issue and payable quarterly in arrears on or about the last day of each March, June, September and December or, if not a business day, the next succeeding business day. Any dividend payable on the series B preferred stock, including dividends payable for any partial dividend period, are computed on the basis of a 360-day year consisting of twelve 30-day months.

        No dividends may be declared by our board or paid or set apart for payment on the series B preferred stock if the terms of any agreement of HCPI, including any agreement relating to its indebtedness, prohibits such a declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach of or default under such an agreement. Likewise, no dividends may be declared by our board or paid or set apart for payment if such declaration or payment is restricted or prohibited by law.

        Dividends on the series B preferred stock accrue, however, whether or not HCPI has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Accrued but unpaid dividends on the series B preferred stock do not bear interest and holders of the series B preferred stock are not entitled to any dividends in excess of full cumulative dividends described above. Any dividend payment made on the series B preferred stock is first credited against the earliest accrued but unpaid dividend due that remains payable.

        No full dividends may be declared or paid or set apart for payment on any class or series of preferred stock ranking, as to dividends, on a parity with or junior to the series B preferred stock, other than a dividend in shares of any class of stock ranking junior to the series B preferred stock as to dividends and upon liquidation, for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and set apart for such payment on the series B preferred stock for all past dividend periods and the then current dividend period. When dividends are not paid in full (or full payment is not so set apart) upon the series B preferred stock and the shares of any other class or series of preferred stock ranking on a parity as to dividends with the series B preferred stock—including the series A preferred stock or the series C preferred stock, all dividends declared upon the series B preferred stock and any other class or series of preferred stock ranking on a parity as to dividends with the series B preferred stock are declared pro rata so that the amount of dividends declared per share of series B preferred stock and such other class or series of preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the series B preferred stock and such other class or series of preferred stock, which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend, bear to each other.

        Except as provided in the preceding paragraph, unless full cumulative dividends on the series B preferred stock have been or contemporaneously are declared and paid or declared and set apart for payment for all past dividend periods and the then current dividend period, then, other than the payment of dividends in shares of our common stock or other shares of capital stock ranking junior to the series B preferred stock as to dividends and upon liquidation:

  •
  no dividends may be declared or paid or set aside for payment upon our common stock, or any other capital stock of HCPI ranking junior to or on a parity with the series B preferred stock as to dividends or upon liquidation;

  •
  no other distribution may be declared or made upon our common stock, or any other capital stock of HCPI ranking junior to or on a parity with the series B preferred stock as to dividends or upon liquidation;

  •
  no shares of our common stock, or any other shares of capital stock of HCPI ranking junior to or on a parity with the series B preferred stock as to dividends or upon liquidation may be redeemed, purchased or otherwise acquired for any consideration by HCPI, except by conversion into or exchange for other capital stock of HCPI ranking junior to the series B preferred stock as to dividends and upon liquidation or for the purpose of preserving HCPI's qualification as a real estate investment trust. See "—Restrictions on Ownership and Transfer."

        Liquidation Preferences.    Upon any liquidation, dissolution or winding up of the affairs of HCPI the holders of series B preferred stock are entitled to be paid out of the assets of HCPI legally available for distribution to its stockholders a liquidation preference of $25 per share, plus an amount equal to any accrued and unpaid dividends to the date of payment, before any distribution of assets is made to holders of our common stock or any other class or series of capital stock of HCPI that ranks junior to the series B preferred stock as to liquidation rights.

        In determining whether a distribution, other than upon voluntary or involuntary liquidation, by dividend, redemption or other acquisition of shares of stock of HCPI or otherwise is permitted under the Maryland General Corporation Law, no effect is given to amounts that would be needed if HCPI would be dissolved at the time of the distribution, to satisfy the preferential rights upon distribution of holders of shares of stock of HCPI whose preferential rights upon distribution are superior to those receiving the distribution.

        Maturity; Redemption.    The series B preferred stock has no stated maturity, is not subject to any sinking fund or mandatory redemption and is not convertible into any other securities of HCPI. The series B preferred stock is not redeemable prior to September 30, 2003. HCPI is entitled, however, pursuant to the articles supplementary relating to the series B preferred stock, to purchase shares of the series B preferred stock in order to preserve its status as a real estate investment trust for federal or state income tax purposes at any time. Following September 30, 2003, HCPI may, at its option, redeem the series B preferred stock at $25 per share ($134,625,000 in the aggregate), plus accrued and unpaid dividends.

        Restrictions on Ownership and Transfer. See "—Restrictions on Ownership and Transfer Relating to HCPI Preferred Stock."

DEPOSITARY SHARES FOR SERIES C PREFERRED STOCK

        General.    At the effective time of the merger, HCPI assumed the obligations of AHP under the Deposit Agreement dated October 27, 1997 (the "Deposit Agreement") among AHP, ChaseMellon Shareholder Services, L.L.C., as depositary (the "Depositary"), located at 300 South Hope Street, Los Angeles, California, 90071 and the holders from time to time of the depositary receipts issued by the Depositary under the Deposit Agreement. Following the merger, HCPI deposited the series C preferred stock with the Depositary and instructed the Depositary to treat the shares of series C preferred stock as new deposited securities under the Deposit Agreement. In accordance with the terms of the Deposit Agreement, the existing depositary receipts, formerly evidencing AHP depositary shares automatically evidence depositary shares which will evidence an ownership interest in series C preferred stock.

        The following is a summary of material provisions of the Deposit Agreement. This description does not purport to be complete and is qualified by reference to the Deposit Agreement, the form of which has been incorporated by reference into the registration statement on Form S-3 of which this prospectus forms a part. See "Where You Can Find More Information" on page 6.

        Each HCPI depositary share represents a one-one-hundredth interest in one share of series C preferred stock. The depositary shares representing series C preferred stock are listed on The New York Stock Exchange.

        Subject to the terms of the Deposit Agreement, each owner of a share of depositary share is entitled through the Depositary, in proportion to the one-one-hundredth interest in a share of series C preferred stock underlying such depositary share, to all rights and preferences, and subject to all restrictions, of a share of series C preferred stock (including dividend, voting, redemption and liquidation rights).

        Since each share of series C preferred stock entitles the holder thereof to one vote on matters on which the series C preferred stock is entitled to vote, each depositary share, in effect, entitles the holder to one-one-hundredth of a vote, rather than one full vote.

        Dividends and Other Distributions.    The Depositary will distribute all the dividends or other cash distributions received in respect of the series C preferred stock to the record holders of the depositary shares in proportion to the numbers of such depositary shares owned by such holders on the relevant record date.

        Restrictions on Ownership and Transfer.    For information regarding provisions of HCPI's charter and bylaws, including restrictions on ownership which are applicable to the series C preferred stock and the depositary shares, see "—Restrictions on Ownership and Transfer Relating to Preferred Stock."

SERIES C PREFERRED STOCK

        Voting Rights.    Holders of the series C preferred stock generally do not have any voting rights, except in limited circumstances.

        Except as provided above the holders of series C preferred stock are not entitled to vote on any merger or consolidation involving HCPI, on any share exchange or on a sale of all or substantially all of the assets of HCPI.

        Rank.    With respect to dividend rights and rights upon liquidation, dissolution or winding up of HCPI, the series C preferred stock ranks:

  •
  senior to all classes or series of common stock of HCPI, and to all other classes and series of equity securities issued by HCPI;

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  on a parity with the series A preferred stock, series B preferred stock and all equity securities issued by HCPI the terms of which specifically provide that such equity securities rank on a parity with the series C preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of HCPI; and

  •
  junior to all equity securities issued by HCPI ranking senior to the series C preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of HCPI.

        The term "equity securities" does not include convertible debt securities, which rank senior to the series C preferred stock prior to conversion. The series C preferred stock is subject to the creation of equity securities that are both junior and on parity to the series C preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of HCPI.

        Dividends.    Holders of the series C preferred stock are entitled to receive, when, as, and if declared by our board, out of funds legally available for the payment of dividends, cumulative preferential annual cash dividends of 8.60% of the liquidation preference (equivalent to $2,500.00 per annum per share, or $25.00 per depositary share per annum).

        Dividends on the series C preferred stock are cumulative from the last payment date through which dividends have been paid on the shares of AHP series B preferred stock in respect of which shares of series C preferred stock are issued and are payable quarterly in arrears on or about the last calendar day of March, June, September and December of each year and on November 30, 1999, or, if not a business day, the next business day. The first dividend was paid on November 30, 1999 and the second dividend was paid on December 31, 1999. Dividends are payable to holders of record as they appear in the records of HCPI at the close of business on the applicable record date, which is the 15th day of the calendar month in which the dividend payment date falls or such other date designated as such by our board that is not more than 50 nor less than 10 days prior to such dividend payment date.

        The amount of dividends payable per share for a full dividend period is computed by dividing $2500.00 by four. Any dividend payable on the series C preferred stock for other than a full dividend period is computed on the basis of a 360-day year consisting of twelve 30-day months. All dividends on the series C preferred stock accrue day by day and are cumulative.

        No full dividends may be declared or paid or set apart for payment on any class or series of preferred stock ranking, as to dividends, on a parity with or junior to the series C preferred stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and set apart for such payment on the series C preferred stock for all past dividend periods and the then current dividend period. When dividends are not paid in full (or full payment is not so set apart) upon the series C preferred stock and the shares of any other class or series of preferred stock ranking on a parity as to dividends with the series C preferred stock (including the series A preferred stock or the series B preferred stock), all dividends declared upon the series C preferred stock and any other class or series of preferred stock ranking on a parity as to dividends with the series C preferred stock are declared pro rata so that the amount of dividends declared per share of series C preferred stock and such other class or series of preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the series C preferred stock and such other class or series of preferred stock (which shall not include any accrual in respect of unpaid dividends for prior dividend periods if such preferred stock does not have a cumulative dividend) bear to each other.

        Unless full cumulative dividends on the series C preferred stock have been or contemporaneously are declared and paid or declared and set apart for payment for all past dividend periods and the then current dividend period, then, other than the payment of dividends in shares of our common stock or other shares of capital stock ranking junior to the series C preferred stock as to dividends and upon liquidation or options or rights to acquire the same:

  •
  no cash dividend or other distribution may be declared or paid or set aside for payment upon our common stock, or any other capital stock of HCPI ranking junior to the series C preferred stock as to dividends or upon liquidation;

  •
  HCPI may not repurchase, redeem or otherwise acquire shares of our common stock, or any other shares of capital stock of HCPI ranking junior to or on a parity with the series C preferred stock as to dividends or upon liquidation, or pay or make any amount available for a sinking fund or redemption of such shares, except by conversion into or exchange for other capital stock of HCPI ranking junior to the series C preferred stock as to dividends and upon liquidation or for the purpose of preserving HCPI's qualification as a real estate investment trust. See "—Restrictions on Ownership and Transfer." Notwithstanding the foregoing, HCPI will be permitted to make a pro rata offer to purchase or concurrently redeem all, or a pro rata portion, of the outstanding series C preferred stock and any other equity securities that rank on parity with the series C preferred stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of HCPI.

        Accrued and unpaid dividends for any past dividend periods may be declared and paid at any time and for such interim periods to holders of record on the applicable record date. Any dividend payment made on the series C preferred stock is first credited against the earliest accrued but unpaid dividend due with respect to the series C preferred stock that remains payable.

        No dividends will be authorized by our board or paid or set aside for payment if any agreement of HCPI prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting aside of payment would constitute a breach thereof or a default thereunder, or if such authorization or payment is restricted or prohibited by law. Dividends on series C preferred stock accrue whether or not HCPI has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. No interest, or sum of money in lieu of interest, is payable in respect of any dividend payment or payments on the series C preferred stock that may be in arrears. Holders of series C preferred stock are not entitled to any dividends, whether payable in cash, property or shares of stock, in excess of the full cumulative dividends, as described herein, on the series C preferred stock. If, for any taxable year, HCPI elects to designate as "capital gain dividends" (as defined in Section 857 of the Internal Revenue Code any portion (the "Capital Gains Amount") of the dividends (within the meaning of the Internal Revenue Code) paid or made available for the year to holders of all classes of capital stock (the "Total Dividends"), then the portion of the Capital Gains Amount that will be allocable to holders of series C preferred stock will be in the same portion that the Total Dividends paid or made available to the holders of series C preferred stock for the year bears to the Total Dividends.

        Liquidation Preferences.    Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs HCPI, the holders of series C preferred stock are entitled to receive out of assets of HCPI legally available for distribution to stockholders a liquidation preference of $2,500.00 per share of series C preferred stock ($25.00 per depositary share), plus an amount equal to any accrued and unpaid dividends for prior dividend periods, before any distribution of assets is made to holders of our common stock or any other class or series of capital stock of HCPI that ranks junior to the series C preferred stock as to liquidation rights.

        In determining whether a distribution (other than upon voluntary or involuntary liquidation) by dividend, redemption or other acquisition of shares of stock of HCPI or otherwise is permitted under the Maryland General Corporation Law, no effect is given to amounts that would be needed if HCPI would be dissolved at the time of the distribution, to satisfy the preferential rights upon distribution of holders of shares of stock of HCPI whose preferential rights upon distribution are superior to those receiving the distribution.

        Maturity; Redemption.    The series C preferred stock is not redeemable by HCPI prior to October 27, 2002, other than a redemption by HCPI to preserve its status as a real estate investment trust. On and after October 27, 2002, HCPI, at its option, upon publication in a newspaper of general circulation in New York, New York at least once a week for two successive weeks and written notice to the holders of series C preferred stock, may redeem the series C preferred stock, in whole or in part, at any time, for cash at a redemption price of $2,500.00 per share of series C preferred stock ($25.00 per depositary share), plus accumulated, accrued and unpaid dividends thereon to the date fixed for redemption, without interest.

        Restrictions on Ownership and Transfer.    See "—Restrictions on Ownership and Transfer Relating to Preferred Stock."

TRANSFER RESTRICTIONS AND REDEMPTIONS RELATING TO OUR COMMON STOCK

        Our charter contains restrictions on the ownership and transfer of voting stock of HCPI which are intended to assist HCPI in complying with the requirements to continue to qualify as a real estate investment trust. The ownership limit relating to our common stock set forth in our charter provides that, if our board shall, at any time and in good faith, be of the opinion that direct or indirect beneficial ownership of more than 9.9% or more of the voting shares of capital stock has or may become concentrated in the hands of one beneficial owner, as defined in the Securities Exchange Act of 1934, as amended, our board shall have the power (1) by lot or other means deemed equitable by it to call for the purchase from any stockholder of HCPI a number of voting shares sufficient, in the opinion of our board to maintain or bring the direct or indirect ownership of voting shares of capital stock of such beneficial owner to a level of no more than 9.9% of the outstanding voting shares of HCPI's capital stock, and (2) to refuse to transfer or issue voting shares of capital stock to any person whose acquisition of such voting shares would, in the opinion of our board, result in the direct or indirect ownership by that person of more than 9.9% of the outstanding voting shares of capital stock of HCPI. Further, any transfer of shares, options, warrants, or other securities convertible into voting shares that would create a beneficial owner of more than 9.9% of the outstanding voting shares of HCPI will be deemed void ab initio and the intended transferee will be deemed never to have had an interest in those shares.

        The purchase price for any voting shares of capital stock so redeemed will be equal to the fair market value of the shares reflected in the closing sales price for the shares, if then listed on a national securities exchange, or the average of the closing sales prices for the shares if then listed on more than one national securities exchange, or if the shares are not then listed on a national securities exchange, the latest bid quotation for the shares if then traded over-the-counter, on the last business day immediately preceding the day on which notices of such acquisitions are sent by HCPI, or, if no such closing sales prices or quotations are available, then the purchase price shall be equal to the net asset value of such stock as determined by our board in accordance with the provisions of applicable law. From and after the date fixed for purchase by our board, the holder of any shares so called for purchase shall cease to be entitled to distributions, voting rights and other benefits with respect to such shares, except the right to payment of the purchase price for the shares.

RESTRICTIONS ON OWNERSHIP AND TRANSFER RELATING TO PREFERRED STOCK

        Each of the articles supplementary relating to the series A preferred stock, the series B preferred stock and the series C preferred stock contain restrictions on the ownership and transfer of preferred stock which are intended to assist HCPI in complying with the requirements to maintain its status as a real estate investment trust. Subject to limited exceptions, no person or entity may own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Internal Revenue Code, more than 9.9% (by number or value, whichever is more restrictive) of the outstanding shares of series A preferred stock or series B preferred stock or, with regard to the series C preferred stock, 9.8% (by value or number of shares, whichever is more restrictive) of the outstanding shares of capital stock of HCPI, inclusive of the series C preferred stock. Our Board may, but in no event is required to, waive the applicable ownership limit with respect to a particular stockholder if it determines that such ownership will not jeopardize HCPI's status as a real estate investment trust and our board otherwise decides such action would be in the best interest of HCPI.

STOCKHOLDER RIGHTS PLAN

        On July 5, 1990, our board declared a dividend distribution of one common stock purchase right (each, a "Right") for each outstanding share of our common stock to stockholders of record at the close of business on July 30, 1990 and with respect to each subsequently issued share. When exercisable, each Right entitles the registered holder to purchase from HCPI one-half of a share of the common stock at a price of $47.50 per share. The Rights are attached to all outstanding shares of common stock, and no separate Rights certificates have been distributed. Each share of common stock offered by this prospectus will have upon issuance one Right attached. The Rights will become exercisable and will detach from our common stock upon a "Distribution Date" which will occur upon the earlier of:

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  the tenth day after the public announcement that any person or group has acquired beneficial ownership of 15% or more the outstanding our common stock, or

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  the tenth day after any person or group commences, or announces an intention to commence, a tender or exchange offer which, if consummated, would result in the beneficial ownership by a person or group of 30% or more of the outstanding our common stock.

        Following a Distribution Date and prior to the Expiration Date (as provided in the Rights Agreement), HCPI will generally issue a Rights certificate with each share of our common stock issued with respect to the exercise of stock options or under an employee plan or arrangement or upon the exchange or conversion of securities issued by HCPI or by a limited liability company of which HCPI is the managing member.

        If a person or group acquires beneficial ownership of 15% or more of our common stock (except pursuant to cash tender offers for all outstanding common stock approved by our board) or if HCPI is the surviving corporation in a merger and our common stock is not changed or exchanged, each Right other than Rights owned by an Acquiring Person (as defined in the HCPI Rights Agreement) and its affiliates and associates will entitle the holder to purchase, at the Right's then current exercise price, that number of shares of our common stock having a market value equal to twice the exercise price. Similarly, if HCPI merges or consolidates with, or sells 50% or more of its assets or earning power to, another person, each Right will then entitle the holder to purchase, at the Right's then current exercise price, that number of shares of the stock of the acquiring company which at the time of such transaction would have a market value equal to twice the exercise price.

        If HCPI is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right, other than an Acquiring Person and the affiliates and associates of such Acquiring Person, whose Rights will have become void, will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, the number of shares of common stock of the acquiring company which at the time of such transaction will have a market value equal to twice the exercise price of the Right. In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision will be made so that each holder of a Right, other than the Rights beneficially owned by the Acquiring Person or the affiliates and associates of such Acquiring Persons, which will thereafter be void, will thereafter have the right to receive upon exercise that number of shares of our common stock having a market value of two times the purchase price of the Right.

        At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding shares of our common stock, our board may exchange the Rights, other than any Rights owned by such person or group and their respective affiliates and associates which have become void, in whole or in part, for a number of shares of our common stock having a value equal to the value of our common stock issuable upon the exercise of the Rights over the purchase price.

        The Rights may be redeemed in whole, but not in part, at a price of $.005 per Right, subject to adjustment for stock splits and similar transactions by our board at any time until ten days following the public announcement that a person or group of affiliated or associated persons has acquired beneficial ownership of 15% or more of the outstanding shares of our common stock. The redemption of the Rights may be made effective at such time on such basis with such conditions as our board, in its sole discretion, may establish, including an extension of the period during which the Rights are redeemable or a postponement of the Distribution Date. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price. The Rights will expire on July 30, 2000, unless such date is extended or the Rights are exchanged or earlier redeemed.

BUSINESS COMBINATION PROVISIONS

        Our charter requires that, except in some circumstances, "business combinations" between HCPI and a beneficial holder of 10% or more of HCPI's outstanding voting stock (a "Related Person") be approved by the affirmative vote of at least 90% of the outstanding voting shares of HCPI. A "business combination" is defined in our charter as:

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  any merger or consolidation of HCPI with or into a Related Person;

  •
  any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device, of all or any "Substantial Part" (as defined below) of the assets of HCPI, including any voting securities of a subsidiary, to a Related Person;

  •
  any merger or consolidation of a Related Person with or into HCPI,

  •
  any sale, lease, exchange, transfer or other disposition of all or any Substantial Part of the assets of a Related Person to HCPI;

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  the issuance of any securities, other than by way of pro rata distribution to all stockholders, of HCPI to a Related Person; and

  •
  any agreement, contract or other arrangement providing for any of the transactions described in the definition of business combination.

        The term "Substantial Part" means more than 10% of the book value of the total assets of HCPI as of the end of its most recent fiscal year ending prior to the time the determination is being made.

        The Rights and the foregoing provisions may have the effect of discouraging unilateral tender offers or other takeover proposals which stockholders might deem to be in their interests or in which they might receive a substantial premium. Our board's authority to issue and establish the terms of currently authorized preferred stock, without stockholder approval, may also have the effect of discouraging takeover attempts. See "Preferred Stock."

        The Rights and the foregoing provisions could also have the effect of insulating current management against the possibility of removal and could, by possibly reducing temporary fluctuations in market price caused by accumulations of shares of our common stock, deprive stockholders of opportunities to sell at a temporarily higher market price. Our board believes, however, that inclusion of the business combination provisions in our charter and the Rights may help assure fair treatment of HCPI stockholders and preserve HCPI's assets.

 RELATIONSHIP OF THE PARTIES

        On October 27, 1998, we formed HCPI/Utah, LLC and acquired the sole managing member interest in HCPI/Utah, LLC. On January 25, 1999 we caused HCPI/Utah, LLC to issue 576,011 managing member units to us in exchange for a capital contribution of approximately $18.4 million. Also in connection with our contribution, partnerships and limited liability companies affiliated with The Boyer Company, L.C., a limited liability company unaffiliated with HCPI/Utah, LLC or HCPI, made a capital contribution to HCPI/Utah, LLC of real property and improvements with an equity value net of assumed debt of $19.0 million. These partnerships and limited liability companies were:

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  Boyer Castle Dale Medical Clinic, L.L.C.;

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  Boyer Centerville Clinic Company, L.C.;

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  Boyer Elko, L.C.;

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  Boyer Desert Springs, L.C.;

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  Boyer Grantsville Medical, L.C.;

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  Boyer-Ogden Medical Associates, LTD.;

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  Boyer Ogden Medical Associates No. 2, LTD.;

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  Boyer Salt Lake Industrial Clinic Associates, LTD.;

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  Boyer-St. Mark's Medical Associates, LTD.;

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  Boyer McKay-Dee Associates, LTD.;

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  Boyer St. Mark's Medical Associates #2, LTD.;

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  Boyer Iomega, L.C.;

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  Boyer Springville, L.C.; and

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  Boyer Primary Care Clinic Associates, LTD. #2.

        The above-referenced partnerships and limited liability companies are referred to herein as the selling holders.

        In exchange for these contributions, the partnerships and limited liability companies received 593,247 non-managing member units. As result of these contributions, these entities became the only non-managing members of HCPI/Utah, LLC.

        On January 25, 2000, 593,247 of the non-managing member units held by the selling holders may be exchanged for our common stock or, at our option, for cash. At the time of the selling holders' acquisition of the non-managing member units, we agreed to provide registration rights with respect to the shares of common stock for which the non-managing member units may be exchanged.

        On June 30, 1999, Boyer Providence Medical Associates, L.C., a limited liability company affiliated with The Boyer Company, L.C., made a capital contribution to HCPI/Utah, LLC of real property and improvements with an equity value net of assumed debt of $1.1 million in exchange for 35,872 non-managing member units. Boyer Medical Associates, L.C. directed that the non-managing member units deliverable to it be assigned to its members, Boyer-BPMA Holdings, L.C. and Spring Creek Medical Building, L.L.C. Additionally, we caused HCPI/Utah, LLC to issue 85,436 managing member units to us in exchange for a capital contribution of approximately $2.7 million.

        On November 12, 1999, Boyer Davis North Medical Associates, LTD., a partnership affiliated with The Boyer Company, L.C., made a capital contribution to HCPI/Utah of real property and improvements with an equity value net of assumed debt of $0.4 million in exchange for 12,340 non-managing member units. In connection with this transaction, we caused HCPI/Utah, LLC to issue 73,778 managing member units to us in exchange for a capital contribution of approximately $2.4 million.

        The non-managing member units issued to Boyer Providence Medical Associates, L.C. and Boyer Davis North Medical Associates L.C. are exchangeable for our common stock or, at our option, cash, beginning one year following the date of the closing of the last contribution of property by any affiliate of The Boyer Company, L.C. This registration statement does not relate to the common stock issuable upon the exchange of non-managing member issued to Boyer Providence Medical Associates, L.C. and Boyer Davis North Medical Associates, L.C. A separate registration statement will be filed with respect to such shares of common stock.

        HCPI/Utah, LLC relied on the exemption provided by Section 4(2) of the Securities Act in connection with the issuances and sales of the managing member and non-managing member units.

        As of January 21, 2000, HCPI/Utah, LLC has 1,391,228 units issued and outstanding, which are held by the following:

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  749,769 managing member units by HCPI;

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  17,267 non-managing member units by Boyer Castle Dale Medical Clinic, L.L.C.;

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  16,772 non-managing member units by Boyer Centerville Clinic Company, L.C.;

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  26,012 non-managing member units by Boyer Elko, L.C.;

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  114,153 non-managing member units by Boyer Desert Springs, L.C.;

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  5,338 non-managing member units by Boyer Grantsville Medical, L.C.;

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  786 non-managing member units by Boyer-Ogden Medical Associates, LTD.;

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  36,595 non-managing member units by Boyer Ogden Medical Associates No. 2, LTD.;

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  12,350 non-managing member units by Boyer Salt Lake Industrial Clinic Associates, LTD.;

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  104,778 non-managing member units by Boyer-St. Mark's Medical Associates, LTD.;

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  71,295 non-managing member units by Boyer McKay-Dee Associates, LTD.;

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  47,530 non-managing member units by Boyer St. Mark's Medical Associates #2, LTD.;

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  74,299 non-managing member units by Boyer Iomega, L.C.;

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  45,678 non-managing member units by Boyer Springville, L.C.;

  •
  20,394 non-managing member units by Boyer Primary Care Clinic Associates, LTD. #2;

  •
  17,936 non-managing member units by Boyer-BPMA Holdings, L.C.;

  •
  17,036 non-managing member units by Spring Creek Medical Building, L.L.C.; and

  •
  12,340 non-managing member units by Boyer Davis North Medical Associates, LTD.

 OPERATING AGREEMENT

        The following summarizes the material provisions of the operating agreement of HCPI/Utah, LLC. The summary is qualified in its entirety by reference to the operating agreement of HCPI/Utah, LLC.

MANAGEMENT

        HCPI/Utah, LLC was organized as a Delaware limited liability company under the Delaware Limited Liability Company Act and the terms of its operating agreement, the Amended and Restated Limited Liability Company Agreement of HCPI/Utah, LLC. Our company is the sole managing member of HCPI/Utah, LLC. Generally, pursuant to the operating agreement, we have exclusive and complete responsibility and discretion in the management and control of HCPI/Utah, LLC, including, subject to the restrictions discussed below, the ability to cause it to enter into major transactions such as acquisitions, dispositions, financings, refinancings, and to manage and operate its properties. We may not be removed as the managing member of HCPI/Utah, LLC, with or without cause, unless we consent to being removed. Non-managing members of HCPI/Utah, LLC have no authority to transact business for HCPI/Utah, LLC or participate in its management activities, except in limited circumstances described below and as required by any non-waivable provision of applicable law.

        As the managing member, we may not take any action in contravention of the operating agreement, including:

  •
  taking any action that would make it impossible to carry out the ordinary business of HCPI/Utah, LLC;

  •
  owning or assigning any rights in specific property owned by HCPI/Utah, LLC, other than for an HCPI/Utah, LLC purpose;

  •
  taking any action that would cause a non-managing member to be subject to liability as a managing member, except those acts permitted by the operating agreement or by law; or

  •
  entering into any agreement that would have the effect of restricting a member of HCPI/Utah, LLC from exercising its right to exchange its units as provided in the operating agreement and discussed below under "Exchange Rights," unless such member gives its prior written consent to such action.

  •
  entering into any agreement that would have the effect of restricting HCPI/Utah, LLC's ability to make distributions to its members, without the written consent of each member affected by the restriction.

        The consent of the holders of a majority of the outstanding non-managing member units held by non-managing members is required before we will be permitted to take the following extraordinary actions involving HCPI/Utah, LLC:

  •
  the amendment, modification or termination of the operating agreement other than to reflect the admission, substitution, termination or withdrawal of members or in connection with a permitted dissolution or termination of HCPI;

  •
  approving the transfer of all or a portion of the membership interest held by us, other than a transfer to HCPI/Utah, LLC;

  •
  the admission of any additional or substitute managing members in HCPI/Utah, LLC;

  •
  making a general assignment for the benefit of HCPI/Utah, LLC's creditors or instituting any proceeding for bankruptcy on behalf of HCPI/Utah, LLC; or

  •
  confessing a judgment against HCPI/Utah, LLC in excess of $50,000.

        In addition to the above restrictions, we, as the managing member, may not take the following actions unless we obtain the consent of any non-managing member who would be adversely affected:

  •
  convert a non-managing member's interest in HCPI/Utah, LLC into a managing member interest;

  •
  modify the limited liability of a member;

  •
  alter the rights of a member to receive distributions or the allocation of income and loss to a member; or

  •
  alter the right of a member to exchange its non-managing member units for our common stock.

        As managing member, we may, however, amend the operating agreement without non-managing member consent:

  •
  to reflect the issuance of additional membership interests in exchange for capital contributions of cash or property, or the admission, substitution, termination or withdrawal of members;

  •
  to reflect inconsequential changes, cure ambiguities and make other changes not inconsistent with law or the provisions of the operating agreement;

  •
  to satisfy any requirements, conditions or guidelines contained in any governmental order or required by law;

  •
  to reflect changes that are reasonably necessary for us to maintain our status as a real estate investment trust; and

  •
  to modify the manner in which capital accounts are computed.

        Until such time as the initial non-managing members of HCPI/Utah, LLC, have disposed, in taxable transactions, of 80% of the non-managing member units issued to them in exchange for their contribution of property to HCPI/Utah, LLC, the consent of the holders of a majority of the non-managing member units held by non-managing members will be required before we may:

  •
  cause HCPI/Utah, LLC to merge with another entity, sell all or substantially all of HCPI/Utah, LLC's assets or reclassify the outstanding equity interests of HCPI/Utah, LLC prior to January 22, 2019;

  •
  sell some of HCPI/Utah, LLC's real properties prior to January 22, 2009 or sell HCPI/Utah, LLC's other real properties prior to January 22, 2019;

  •
  prior to January 22, 2009:

  •
  refinance specified nonrecourse indebtedness of HCPI/Utah, LLC, unless such indebtedness is refinanced with nonrecourse indebtedness that does not require principal payments greater than the existing indebtedness and is secured solely by the property which secured the repayment of the existing indebtedness;

  •
  prepay the specified nonrecourse indebtedness; or

  •
  convert the specified nonrecourse indebtedness to recourse indebtedness;

  •
  fail to provide non-managing members the opportunity to guaranty debt of HCPI/Utah, LLC up to an amount equal to $22 million less the amount of nonrecourse debt of HCPI/Utah, LLC allocable to the non-managing members.

        The consent of the holders of a majority of the non-managing member units held by non-managing members will be required to dissolve HCPI/Utah, LLC unless the initial non-managing members have disposed of 90% of the non-managing member units issued to them in exchange for their contribution of property to HCPI/Utah, LLC prior to the third anniversary of the issuance of such non-managing member units or 80% of such non-managing member units thereafter.

TRANSFERABILITY OF INTERESTS

        The operating agreement provides that a non-managing member may transfer its non-managing member units only after first offering those non-managing member units to us and otherwise obtain our consent, except that a non-managing member may without obtaining our consent, pledge its membership interest as security for the repayment of debt and transfer such membership interest to the lender upon the foreclosure of such debt if such transfer would not otherwise violate the terms of the operating agreement. A non-managing member may also, without our consent, transfer its membership interest in HCPI/Utah, LLC to a partner in such non-managing member in liquidation of that partner's interest in such non-managing member, to a family member of such non-managing member or to an organization described in Sections 170(b)(1)(A), 170(c)(2) or 501(c)(3) of the Internal Revenue Code. The operating agreement further imposes the following restrictions on the transfer of the non-managing member units:

  •
  the person to whom any non-managing member units are transferred must assume all of the obligations of the transferor under the operating agreement;

  •
  we will have the right to receive an opinion of counsel that the proposed transfer may be effected without registration under the Securities Act and will not otherwise violate any federal or state securities laws or regulations;

  •
  we may prohibit any transfer otherwise permitted under the operating agreement if such transfer would require the filing of a registration statement under the Securities Act by HCPI/Utah, LLC or would otherwise violate any applicable federal or state securities laws or regulations;

  •
  no transfer may be made to any person if, in the opinion of legal counsel to HCPI/ Utah, LLC, such transfer could result in HCPI/Utah, LLC being treated as an association taxable as a corporation or for state income or franchise tax purposes, or such transfer could adversely affect our ability to qualify as a real estate investment trust or subject us to additional taxes under Sections 857 or 4981 of the Internal Revenue Code;

  •
  no transfer may be made if such transfer is effected through an "established securities market" or a "secondary market" within the meaning of Section 7704 of the Internal Revenue Code;

  •
  no transfer may be made to a lender of HCPI/Utah, LLC or any person related to such a lender whose loan constitutes "nonrecourse liability" within the meaning of the Internal Revenue Code, without our consent as managing member;

  •
  transfers may be made only as of the first day of a fiscal quarter of HCPI/Utah, LLC, unless we otherwise consent; and

  •
  no transfer may be made (1) to any person or entity who lacks the legal right, power or capacity to own a membership interest; (2) in violation of applicable law; (3) if such transfer would, in the opinion of legal counsel to HCPI/Utah, LLC, cause an increased tax liability to any other member as a result of the termination of HCPI/Utah, LLC; (4) if such transfer would cause HCPI/Utah, LLC to become a reporting company under the Exchange Act; (5) if such transfer would cause HCPI/Utah, LLC to cease to be classified as a partnership or to be classified as a publicly traded partnership or treated as a corporation; or (6) if such transfer would cause HCPI/Utah, LLC to lose material tax benefits or become subject to regulations not currently applicable to it.

CAPITAL CONTRIBUTIONS

        The operating agreement provides that if HCPI/Utah, LLC requires additional funds for its operation, we may fund those investments by making a capital contribution to HCPI/Utah, LLC. In addition, we are required to make additional capital contributions to the extent necessary to fund:

  •
  capital additions, tenant improvements and leasing commissions relating to HCPI/ Utah, LLC's real properties except those tenant improvement costs not assumed by HCPI/Utah, LLC at the time the related property was contributed to it;

  •
  to repay any mortgage debt of HCPI/Utah, LLC that we elect to repay in accordance with the terms of the operating agreement.

        If we fund a capital contribution, we have the right to receive additional managing member units. In the event we receive additional managing member units in return for additional capital contributions, our membership interest in HCPI/Utah, LLC will be increased. Non-managing members of HCPI/Utah, LLC do not have the right to make additional capital contributions to HCPI/Utah, LLC unless permitted to do so by us in our discretion. Accordingly, the membership interest of non-managing members in HCPI/ Utah, LLC will be diluted to the extent we receive an additional membership interest.

TAX MATTERS

        Pursuant to the operating agreement, we are the tax matters partner of HCPI/Utah, LLC. The tax matters partner serves as HCPI/Utah, LLC's representative in most tax matters. For example, as the tax matters partner, we have the authority to file tax returns and make elections for HCPI/Utah, LLC, conduct audits, file refund claims on behalf of HCPI/Utah, LLC and settle adjustments. In addition, as the tax matters partner, we will receive notices and other information from the Internal Revenue Service. The designation of HCPI as the tax matters partner of HCPI/Utah, LLC is not directly relevant to our tax status as a real estate investment trust.

OPERATIONS

        The sole purposes of HCPI/Utah, LLC are to manage, operate, maintain, expand, redevelop, encumber or sell the real properties contributed to it by affiliates of the selling holders, and any other properties acquired by it, and to invest and ultimately distribute funds obtained from owning, operating or disposing of such properties. The operating agreement provides, however, that we, as managing member, may operate HCPI Utah, LLC in a manner that will enable us to satisfy the requirements for being classified as a real estate investment trust and avoid any federal income tax liability. Under the operating agreement, HCPI/Utah, LLC assumes and pays when due, or reimburses us for payment of, all costs and expenses that we incur for the benefit of or relating to its ownership and operation.

DISTRIBUTIONS

        Holders of non-managing member units are entitled to receive cumulative preferential distributions from the date of issue of those non-managing member units, payable on a quarterly basis. The right of holders of non-managing member units to receive cumulative preferential distributions means that, unless and until each of those quarterly distributions are paid in full, HCPI/Utah, LLC cannot make any distributions to us. These preferred distributions are an amount per unit equal to the amount payable with respect to each share of our common stock for the corresponding quarter (subject to adjustment in the event we pay a dividend or distribution on our common stock in shares of our common stock, split or subdivide our common stock or effect a reverse stock split or other combination of our common stock into a smaller number of shares). Following the payment of the preferred distribution to holders of the non-managing member units, HCPI/Utah, LLC is required to distribute the remaining cash available for distribution to us until all distributions of cash, including prior distributions, have been made to the members of HCPI/Utah, LLC pro rata on the basis of the number of managing member or non-managing member units held by them as compared to the total number of managing member and non-managing member units then outstanding. Thereafter, the remaining cash available for distribution is distributed to the unitholders in proportion to their Sharing Percentages. The "Sharing Percentage" of a holder of non-managing member units is determined by multiplying 1% by a fraction, the numerator of which is the number of non-managing member units then outstanding and the denominator of which is the number of non-managing member units issued to the initial non-managing members and multiplying the result by a fraction, the numerator of which is the number of non-managing member units held by such unitholder, and the denominator of which is the total number of non-managing member units then outstanding. Our "Sharing Percentage," as the managing member of HCPI/Utah, LLC is equal to 100% minus the aggregate Sharing Percentage of the holders of non-managing member units.

        In the event of a taxable disposition of some of HCPI/Utah, LLC's real property, we may elect to distribute all or a portion of the net proceeds of the taxable disposition to the members. In this event, we must distribute these proceeds as follows:

  •
  first, to holders of non-managing member units to pay any previously unpaid preferred distribution on the non-managing member units held by them;

  •
  second, to us until all distributions of cash, including prior distributions, have been made to the members of HCPI/Utah, LLC pro rata on the basis of the number of managing member or non-managing member units held by them as compared to the total number of managing member and non-managing member units then outstanding;

  •
  third, to the holders of units in proportion to the number of units held by them in redemption of those units, as discussed below, until all non-managing member units have been redeemed; and

  •
  finally, the remaining balance to us.

        The distribution of the net proceeds from the taxable disposition of real property will constitute a return of capital to the unitholders of HCPI/Utah, LLC. As such, we will cause HCPI/Utah, LLC to reduce the number of units outstanding at the time of such distributions.

        Upon the refinancing of a property or the incurrence of additional debt, the repayment of which is secured by a property owned by HCPI/Utah, LLC, we may elect to distribute all or a portion of the refinancing or other debt proceeds to the members. In this event, we must distribute such proceeds:

  •
  first, to the holders of non-managing member units to pay any previously unpaid preferred distribution on the non-managing member units held by them; and

  •
  second, the remaining balance to us.

ALLOCATION OF INCOME AND LOSS

        The operating net income and net loss of HCPI/Utah, LLC is generally allocated as follows:

  •
  operating net loss for any fiscal year is allocated to the unitholders in accordance with their Sharing Percentages;

  •
  operating net income for any fiscal year is allocated as follows:

  •
  first, to each unitholder to the extent necessary to offset any operating net loss previously allocated to such unitholder;

  •
  second, to each unitholder in an amount that will cause the current allocation together with all previous allocations of operating net income and net income resulting from the disposition of real property to be pro rata to the cumulative distributions received by such unitholder for the current and all prior fiscal years.

        In the event HCPI/Utah, LLC sells or otherwise disposes of any of its real properties, however, the net income or net loss attributable to such sale or disposition is generally allocated as follows:

  •
  net loss attributable to the sale or other disposition of real property is allocated to the holders of units in proportion to their Sharing Percentages;

  •
  net income attributable to the sale or other disposition of real property is allocated as follows:

  •
  first, to each unitholder to the extent necessary to offset any net loss previously allocated to such unitholder upon the sale or other disposition of a property;

  •
  second, to each unitholder in an amount that will cause the current allocation together with all previous allocations of operating net income and net income resulting from the disposition of a real property to be pro rata to the cumulative distributions received by such unitholder for the current and all prior fiscal years; and

  •
  thereafter, to each unitholder in proportion to the number of units held by them.

        In the event HCPI/Utah, LLC liquidates, the net income or net loss for that year is generally allocated as follows:

  •
  first, to holders of nonmanaging member units in such amounts as will cause their capital account per unit to be equal to the sum of: (a) the holder's preferred return shortfall per unit (if any), (b) the value of a share of our stock (subject to specified adjustments), and (c) their pro rata share of a 1% (subject to adjustment) sharing amount; and

  •
  thereafter to us.

        Each of the allocation provisions described above is subject to special allocations relating to depreciation deductions and to compliance with the provisions of Sections 704(b) and 704(c) of the Internal Revenue Code and related Treasury Regulations.

TERM

        The operating agreement provides that HCPI/Utah, LLC will continue until December 31, 2058 unless extended upon the mutual agreement of the members or sooner dissolved by us in accordance with the provisions of the operating agreement. HCPI/Utah, LLC also will dissolve if:

  •
  we withdraw as the managing member and the non-managing members holding a majority of the non-managing member units then outstanding do not appoint a substitute managing member and elect in writing to continue the business of HCPI/Utah, LLC within 90 days;

  •
  we elect to dissolve it in accordance with the provisions of the operating agreement;

  •
  it sells substantially all of its assets and properties;

  •
  it is dissolved by judicial order;

  •
  we become bankrupt, unless within 90 days the non-managing members holding a majority of the outstanding non-managing member units elect in writing to continue the business of HCPI/Utah, LLC and to the appointment of a substitute managing member; or

  •
  all of the non-managing member units held by non-managing members have been exchanged for cash or our common stock.

INDEMNIFICATION

        The operating agreement provides that HCPI/Utah, LLC will indemnify us, our officers and directors and those other persons that we may designate. Our liability to HCPI/Utah, LLC and its members is limited for losses sustained, liabilities incurred or benefits not derived as a result of good faith errors, mistakes of fact or law, or acts or omissions. See "Provisions of Maryland Law and the Company's Charter and Bylaws—Limitation of Liability and Indemnification."

EXCHANGE RIGHTS

        The non-managing member units held by the selling holders will become exchangeable in whole or in part on January 25, 2000.

        Accordingly, each non-managing member has the right to cause us to acquire all or a portion of the non-managing member units held by it in exchange for, at our election, cash or shares of our common stock. Upon exchange, the tendering holder will receive either that number of exchange shares (the "Exchange Shares") determined by multiplying the number of non-managing member units tendered by an adjustment factor or, at our election an amount of cash equal to the market value of such number of Exchange Shares. As of the date of this prospectus, the adjustment factor is 1.0; however, the adjustment factor will be adjusted to account for the economic effect of the payment of any dividends or other distributions on our common stock in shares of common stock, any split or subdivision in our outstanding common stock, and any reverse stock split or other combination of our outstanding common stock into a smaller number of shares. If we elect to deliver cash in lieu of all or any portion of the Exchange Shares, the market value of those shares will be deemed to be the average of the closing trading price of our common stock for the 10 trading days ending on the second trading day immediately prior to the day on which the tendering holder delivers a notice of exchange to us. Non-managing member units that are acquired by us pursuant to the exercise of non-managing member's exchange rights will be held by us as non-managing member units, with the same rights and preferences of non-managing member units held by non-managing members of HCPI/ Utah, LLC.

        Our acquisition of the non-managing member units, whether they are acquired for shares of common stock or cash, will be treated as a sale of the non-managing member units to us for Federal income tax purposes. See "Material Federal Income Tax Considerations—Tax Consequences of the Exercise of Exchange Rights."

        A tendering holder effecting an exchange of all or a portion of the non-managing member units held by him must deliver to us a notice of exchange as required by the operating agreement. A tendering holder shall have the right to receive the Exchange Shares or cash, which is payable in connection with the exchange, on the thirtieth day following our receipt of the notice of exchange. All Exchange Shares delivered will be as duly authorized, validly issued, fully paid and non-assessable shares, free of any pledge, lien, encumbrance or restriction, other than those provided in our Articles of Restatement, our bylaws, the Securities Act, relevant state securities or blue sky laws and any applicable registration rights or other agreement with respect to the Exchange Shares that the tendering holder has entered into. Notwithstanding any delay in delivery, the tendering holder shall be deemed the owner of such shares and vested with all rights of a stockholder as of the date on which the exchange occurs, including the right to vote or consent, and the right to receive dividends. Correspondingly, the tendering holder's right to receive distributions with respect to the tendered non-managing member units will cease as of the date on which the exchange occurs.

        We will not be obligated to effect an exchange of tendered non-managing member units if the issuance of Exchange Shares to the tendering holder would be prohibited under the provisions of our Articles of Restatement, particularly those which are intended to protect our qualification as an real estate investment trust. We will not be obligated to effect an exchange of tendered non-managing member units until the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

 COMPARISON OF HCPI/UTAH, LLC AND HCPI

        Generally, the nature of an investment in our common stock is similar in several respects to an investment in non-managing member units. However, there are also differences between ownership of non-managing member units and ownership of common stock, some of which may be material to investors.

        HCPI/Utah, LLC and HCPI are organized and incorporated in Delaware and Maryland, respectively. Upon the exchange of non-managing member units for our common stock, the rights of stockholders of HCPI will be governed by the Maryland General Corporation Law and by our charter and bylaws.

        The information below highlights the material differences between HCPI/Utah, LLC and us, relating to, among other things, form of organization, management control, voting rights, compensation and fees, investor rights, liquidity and federal income tax considerations. These comparisons are intended to assist holders of non-managing member units in understanding the ways in which their investment will be materially changed if they exchange their non-managing member units for shares of our common stock.

        The following discussion is summary in nature and does not constitute a complete discussion of these matters. The differences between the rights of HCPI/Utah, LLC unitholders and HCPI stockholders may be determined in full by reference to the Maryland General Corporation Law, the Delaware Limited Liability Company Act, our charter and bylaws, the operating agreement of HCPI/Utah, LLC, and the balance of this prospectus and the registration statement of which this prospectus is a part.

HCPI/ UTAH, LLC/ DELAWARE LAW	HCPI/ MARYLAND LAW
FORM OF ORGANIZATION AND ASSETS OWNED

HCPI/Utah, LLC is a Delaware limited liability company. HCPI/Utah, LLC currently owns fifteen properties, and the sole membership interest in HCPI Davis North I, LLC, a Delaware limited liability company, which in turn owns one property. All of HCPI/Utah, LLC's assets were contributed to it by partnerships and limited liability companies affiliated with the selling holders. HCPI/Utah,  LLC also has the right to acquire two additional properties.

We are a Maryland corporation. We have elected to be taxed as a real estate investment trust under the Internal Revenue Code, commencing with our taxable year ending December 31, 1985, and intend to maintain our qualification as a real estate investment trust. As of December 31, 1999, our gross investment in our properties, including partnership and limited liability company interests and mortgage loans, was approximately $2.6 billion. As of December 31, 1999, our portfolio of 428 properties consisted of:

•

176 long-term care facilities,

•

91 congregate care and assisted living facilities,

•

22 acute care hospitals,

•

Nine rehabilitation facilities,

•

82 medical office buildings,

•

46 physician group practice clinics and

•

Two psychiatric care facilities.

HCPI/ UTAH, LLC/ DELAWARE LAW	HCPI/ MARYLAND LAW
PURPOSE

HCPI/Utah, LLC's purpose is to own, manage, operate, maintain, expand, rede- velop, encumber or sell the properties owned by it and any other properties acquired by it in the future, and to invest and ultimately distribute the funds obtained from its business.
Under our charter, we may engage in the ownership of real property and any other lawful act or activity for which corporations may be organized under the Maryland law. Our qualification and taxation as a real estate investment trust depends upon our ability to meet the various qualification tests imposed under the Internal Revenue Code relating to our actual annual operating results, asset diversification, distribution levels, and diversity of stock ownership. See "Material Federal Income Consequences—Taxation of Health Care Property Investors, Inc."
ADDITIONAL EQUITY
See "Operating Agreement—Capital Contributions."
The board of directors may issue, in its discretion, additional shares of common stock or preferred stock. However, the total number of shares issued cannot exceed the authorized number of shares of stock described in our charter.
BORROWING POLICIES

The operating agreement provides that HCPI/Utah, LLC is permitted to incur or assume debt, including debt to us or our affiliates. The operating agreement provides that for a period of ten years from the date that a property securing the repayment of specified nonrecourse indebtedness was contributed to HCPI/Utah, LLC, or until the initial non- managing members have disposed, in taxable transactions of 80% of the non-managing member units issued to them, the consent of the holders of a majority of the non-managing member units held by non-managing members is required before HCPI/Utah, LLC:

—prepays such specified nonrecourse indebtedness;

—refinances such specified nonrecourse indebtedness, unless such indebtedness is refinanced with nonrecourse indebtedness that does not require principal payments greater than the existing indebtedness and is secured solely by the property which secured the repayment of the existing indebtedness; or

—converts such specified nonrecourse indebtedness to recourse indebtedness.

We are not restricted under our charter or bylaws from incurring debt.

HCPI/ UTAH, LLC/ DELAWARE LAW	HCPI/ MARYLAND LAW
MANAGEMENT CONTROL

All management powers over the business and affairs of HCPI/Utah, LLC are vested in us as the managing member. No non-managing member has any right to participate in or exercise control or management power over the business and affairs of HCPI/Utah, LLC, except for actions which require the consent of the holders of a majority of the non-managing member units held by non-managing members. See "Operating Agreement—Management" and "—Voting Rights."	Our board of directors has exclusive control over our business affairs subject only to the applicable provisions of the Maryland law and the provisions in our charter and bylaws.
DUTIES OF MANAGING MEMBERS AND DIRECTORS

Under Delaware law, we, as managing member of HCPI/Utah, LLC, are accountable to HCPI/Utah, LLC as a fiduciary and, consequently, are required to exercise good faith and integrity in all of our dealings with respect to HCPI/Utah, LLC's affairs.
Under Maryland law, the board of directors must perform their duties in good faith, in a manner that they reasonably believe to be in our best interests and with the care of an ordinarily prudent person in a like position under similar circumstances. Directors who act in such a manner generally will not be liable by reason of being a director. Under Maryland law, an act of a director is presumed to satisfy such standards.
MANAGEMENT LIABILITY AND INDEMNIFICATION

HCPI/Utah, LLC has agreed to indemnify us, our director and officers and any other persons we designate from and against all claims and expenses, judgments, and other amounts incurred in connection with any actions relating to the operation of HCPI/Utah, LLC in which these indemnitees are involved, unless:

—the act taken by an indemnitee was in bad faith and was material to the action;

—an indemnitee received an improper personal benefit; or

—in the case of any criminal proceeding, an indemnity had reasonable cause to believe the act was unlawful.

Our charter contains a provision which eliminates the liability of directors and officers to us and our stockholders to the fullest extent permitted by Maryland law. Neither the provisions of our charter nor Maryland law limit the ability of us or our shareholders to obtain other relief, such as injunction or recision. Our bylaws provide for indemnification of directors and officers to the fullest extent permitted by Maryland law.

HCPI/ UTAH, LLC/ DELAWARE LAW	HCPI/ MARYLAND LAW
HCPI/Utah, LLC is obligated to reimburse the reasonable expenses incurred by an indemnitee in advance of the final disposition of the proceeding if such indemnitee provides HCPI/Utah, LLC with an affirmation of its good faith belief that the standard of conduct necessary for indemnification has been met and an undertaking to repay the amount of the reimbursed expenses if it is determined that such standard was not met. No member of HCPI/Utah, LLC, including HCPI, is obligated to make capital contributions to enable HCPI/Utah, LLC to fund these indemnification obligations. The operating agreement generally provides that we will not incur liability to HCPI/Utah, LLC or any non-managing member for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if we acted in good faith. In addition, we are not responsible for any misconduct or negligence on the part of our officers, directors or other agents, provided we appointed such agents in good faith. We may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisors, and any action we take or omit to take in reliance upon their opinion, as to matters which we reasonably believe to be within their professional or expert competence, will be conclusively presumed to have been done or omitted in good faith and in accordance with their opinion.

HCPI/ UTAH, LLC/ DELAWARE LAW	HCPI/ MARYLAND LAW
ANTI-TAKEOVER PROVISIONS

Except in limited circumstances (See "—Voting Rights" below), we have exclusive management power over the business and affairs of HCPI/Utah, LLC. Accordingly, we may hinder the ability of HCPI/Utah, LLC to engage in a merger transaction or other business combination. We may not be removed as managing member by the other members with or without cause. We must obtain the consent of the holders of a majority of the non-managing member units held by non- managing members causing HCPI/Utah, LLC to enter into a merger transaction at any time prior to ten years from the date of the contribution of properly to HCPI/Utah, LLC by the selling holders. These limitations may have the effect of hindering the ability of HCPI/Utah, LLC to enter into business combinations.

A non-managing member generally may not transfer all or any portion of its membership interest in HCPI/Utah,  LLC without first offering that membership interest to us and otherwise obtain our consent. Accordingly, we may elect to exercise our right of first refusal to prevent a membership interest from being transferred to a particular third party. Furthermore, upon the transfer by a non-managing member of its membership interest in HCPI/Utah, LLC, the transferee may become a member of HCPI/Utah, LLC only upon our approval, which we may give or withhold in our sole and absolute discretion. Until admitted to HCPI/Utah, LLC as a member, a transferee of a membership interest is not entitled to vote on any matter submitted to the members for their approval.

The ability of a non-managing member to transfer its membership interest in HCPI/Utah, LLC may be further hindered by other factors. See "Operating Agreement—Transferability of Interests."

Our charter, bylaws and agreements to which we are a party contain a number of provisions that may delay or discourage an unsolicited proposal for the acquisition or the removal of incumbent management. These provisions include:

(1)    a staggered Board of Directors;

(2)    authorized capital stock that may be issued as preferred stock in the discretion of the board of directors, with voting or other rights superior to the common stock;

(3)     provisions designed to avoid concentration of share ownership in a manner that would jeopardize our status as a real estate investment trust under the Internal Revenue Code;

(4)    super-majority vote for business combinations; and

(5)    a stockholder rights plan. See "Description of Capital Stock." Maryland law also contains provisions which could delay, defer or prevent a change of control or other transaction. See "Provisions of Maryland Law and Health Care Property Investors,  Inc.'s Charter and Bylaws."

HCPI/ UTAH, LLC/ DELAWARE LAW	HCPI/ MARYLAND LAW
VOTING RIGHTS

Under the operating agreement, the non-managing members have voting rights only as to specified matters including:

—dissolving HCPI/Utah, LLC unless the initial non-managing members have disposed of 90% of the non-managing member units issued to them in exchange for their contribution of property to HCPI/Utah, LLC prior to the third anni- versary of the issuance of such non-managing member units or 80% of such non-managing member units thereafter;

—amending the operating agreement, except in limited circumstances;

—causing HCPI/Utah, LLC to refinance or replace specified nonrecourse indebtedness or convert such nonrecourse indebtedness into recourse indebtedness for a period of ten years from the date the property securing such existing indebtedness was contributed to HCPI/Utah, LLC as discussed above under "—Borrowing Policies;" and

—those other actions discussed above under "Operating Agreement—Management."

The Board of Directors is classified into three classes of directors whose terms are staggered. At each annual meeting of the stockholders, the stockholders elect the successors of the class of directors whose three-year term has expired. Maryland law requires that major corporate transactions, including most amendments to our charter, must have stockholder approval as described below. All shares of common stock have one vote per share. Our charter permit the board of directors to classify and issue preferred stock in one or more series having voting power which may differ from that of the common stock. See "Description of Capital Stock."
The non-managing members generally do not otherwise have the right to vote on decisions relating to the operation or management HCPI/Utah, LLC.

        The following is a comparison of the voting rights of the non-managing members of HCPI/Utah, LLC and of our stockholders as they relate to major transactions:

A. AMENDMENT OF THE CHARTER DOCUMENTS

Amendments to the operating agreement may be proposed by us as managing member of HCPI/Utah, LLC or by holders of a majority of the non-managing member units held by non-managing members. Such proposal, in order to be effective, must be approved by the holders of a majority of the outstanding managing member units and non-managing member units voting together. In addition, amendments that would, among other things:

—convert a non-managing member's interest into a managing member interest;

—modify the limited liability of any non- managing member;

—alter the interest of any non-managing member in profits, losses or distributions;

—alter or modify the right of a non-managing member to exchange its non-managing member units for our common stock; or

—cause the termination of HCPI/Utah, LLC at a time inconsistent with the terms of the operating agreement, must be approved by each non-managing member that would be adversely affected by any such amendment. We may amend the operating agreement without the consent of the non-managing members if the purpose or the effect of such amendment is to make administrative or inconsequential changes, comply with any federal or state agency rulings, guidelines or directives, or as are necessary for us to maintain our status as a real estate investment trust

Under Maryland law and our charter, most amendments to our charter must be approved by the board of directors and by the affirmative vote of at least two-thirds of the votes entitled to be cast at a meeting of stockholders.

The affirmative vote of holders of at least 90% of our voting stock is required to repeal or amend the provisions of the charter relating to:

(1)    business combinations,

(2)    the classification, removal and setting of the minimum and maximum number of our directors and

(3)    limitations on ownership of our voting capital stock.

See "Description of Capital Stock."

B. VOTE REQUIRED TO DISSOLVE; VOTE REQUIRED TO SELL ASSETS OR MERGE

Dissolution. The consent of HCPI and the holders of a majority of the non-managing members is generally required to dissolve HCPI/Utah, LLC. See "—Voting Rights."

Sale of Assets. Unless we first obtain the consent of the holders of a majority of the non-managing member units held by non-managing members, we may not cause HCPI/Utah, LLC to dispose of any of eleven properties for a period of ten years, to dispose of one property for a period of thirteen years and to dispose of its remaining properties for a period of twenty years, with each time period measured from the date such property was contributed to HCPI/Utah, LLC. These restrictions are removed, however, if the initial non-managing members have disposed of 80% of the non-managing member units issued to them in taxable transactions.

Merger. See "—Anti-Takeover Provisions."

Under Maryland law, our board of directors and holders of at least two-thirds of the outstanding common stock must approve our dissolution. Our charter require that "Business Combinations" between us and a beneficial holder of 10% or more of our outstanding voting stock be approved by the affirmative vote of at least 90% of our outstanding voting shares, unless approved in advance by our board or the "Business Combination" is between us and a wholly owned subsidiary. See the disclosure under "Transfer Restrictions, Redemption and Business Combination Provisions" in this prospectus. No approval of our stockholders is required for any sale of less than all or substantially all of our assets which is not a business combination.
COMPENSATION, FEES AND DISTRIBUTIONS

We do not receive any compensation for our services as managing member of HCPI/Utah, LLC. HCPI/Utah, LLC will, however, reimburse HCPI for all expenses incurred relating to the ongoing operation of HCPI/Utah, LLC and any other offering of additional interests in HCPI/Utah, LLC.
Our officers and outside directors receive compensation for their services as more fully described in the compensation information incorporated by reference in our annual report on form 10-K, which is incorporated by reference into this prospectus.
LIABILITY OF INVESTORS

Under the operating agreement and applicable Delaware law, the liability of the non- managing members for the debts and obligations of HCPI/Utah, LLC is generally limited to the amount of their investment in HCPI/Utah, LLC, together with their interest in any undistributed income, if any.	Under Maryland law, our stockholders are not personally liable for our debts or obligations.

LIQUIDITY

Except in limited circumstances, see "Operating Agreement—Transferability of Inter- ests," a non-managing member may not transfer all or any portion of its membership interest in HCPI/Utah, LLC without first offering that membership interest to us and otherwise obtaining our consent. HCPI has the right to receive an opinion of counsel in connection with the transfer of a membership interest by a non-managing member to the effect that the transfer may be effected without registration under the Securities Act and will not otherwise violate any applicable federal or state securities law.
Shares of common stock issued pursuant to this prospectus will be freely transferable, subject to prospectus delivery and other requirements of the Securities Act, and the transfer restrictions in our charter.

Our common stock is listed on the New York Stock Exchange. The breadth and strength of this secondary market will depend, among other things, upon the number of shares outstanding, our financial results and prospects, the general interest in our and other real estate investments, and our dividend yield compared to that of other debt and equity securities.

A transferee of a non-managing member's interest in HCPI/Utah, LLC may not become a member of HCPI/Utah, LLC without our consent.
TAXES

HCPI/Utah, LLC itself is not subject to federal income taxes. Instead, each holder of units includes its allocable share of HCPI/Utah, LLC's taxable income or loss in determining its individual federal income tax liability. Cash distributions from HCPI/Utah, LLC are not taxable to a holder of non-managing member units except to the extent they exceed such holder's basis in its interest in HCPI/Utah, LLC (which will include such holder's allocable share of HCPI/Utah,  LLC's non-recourse debt).

Income and loss from HCPI/Utah, LLC generally are subject to the "passive activity" limitations. Under the "passive activity" limitations, income and loss from HCPI/Utah, LLC that is considered "passive income" generally can be offset against income and loss from other investments that constitute "passive activities."

Holders of non-managing member units are required, in some cases, to file state income tax returns and/or pay state income taxes in the states in which HCPI/Utah, LLC owns property, even if they are not residents of those states.

Distributions made by us to our taxable domestic stockholders out of our current or accumulated earnings and profits will be taken into account by them as ordinary income. Distributions that we designate as capital gain dividends generally will be taxed as gains from the sale or disposition of a capital asset. Distributions in excess of our current or accumulated earnings and profits will be treated as a non-taxable return of basis to the extent of a stockholder's adjusted basis in its common stock, with the excess taxed as capital gain. See "Material Federal Income Tax Consequences."

Dividends paid by us will be treated as "portfolio" income and cannot be offset with losses from "passive activities."

Stockholders who are individuals generally will not be required to file state income tax returns and/or pay state income taxes outside of their state of residence with respect to our operations and distributions. We may be required to pay state income taxes in various states.

 PROVISIONS OF MARYLAND LAW AND
HCPI'S CHARTER AND BYLAWS

        The following paragraphs summarize provisions of Maryland law and describe our charter and bylaws. This is a summary, and does not completely describe Maryland law, our charter or our bylaws. For a complete description, we refer you to the Maryland General Corporation Law, our charter and our bylaws.

CLASSIFICATION OF THE BOARD OF DIRECTORS

        Under the bylaws, we have seven directors unless changed by the board of directors or our stockholders. However, this number may not be fewer than the minimum number required under Maryland law nor more than nine. Maryland law requires a minimum of three directors under current circumstances. A vacancy resulting from an increase in the number of directors may be filled by a majority vote of the entire board of directors. Other vacancies may be filled, at any regular meeting or at any special meeting called for that purpose, by a majority of the remaining directors. Pursuant to the charter, the directors are divided into three classes. Three directors hold office for a term which expires at the annual meeting of stockholders to be held in the spring of 2000. Two directors hold office for a term which expires at the annual meeting of stockholders to be held in the spring of 2001. Two directors hold office for a term which expires at the annual meeting of stockholders to be held in the spring of 2002. As the term of each class expires, directors in that class will be elected for a term of three years and until their successors are duly elected and qualify. We believe that classification of the board of directors helps to assure the continuity and stability of our business strategies and policies.

        The classification of the Board may make the replacement of incumbent directors more time-consuming and difficult. This could discourage a third party from making a tender offer or otherwise attempting to obtain control of us, even though such an attempt might be beneficial to us and our stockholders. A change in a majority of the board of directors will generally require at least two annual meetings of stockholders, instead of one. Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions. Holders of common stock have no right to cumulative voting for the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of shares of common stock can elect all of the successors of the class of directors whose term expires at that meeting and the holders of the remaining shares of common stock cannot elect any directors.

REMOVAL OF DIRECTORS

        Under the terms of our charter and Maryland law, a director of ours may be removed only for cause and only by the affirmative vote of the holders of two-thirds of the outstanding shares of our voting stock or by a unanimous vote of all other directors. The Maryland General Corporation Law does not define the term "cause." As a result, removal for "cause" is subject to Maryland common law and to judicial interpretation and review in the context of the unique facts and circumstances of any particular situation. Our stockholders may elect a successor to fill any vacancy which results from the removal of a director.

BUSINESS COMBINATIONS; OWNERSHIP RESTRICTIONS

        Under Maryland law, "business combinations" between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

  •
  any person who beneficially owns ten percent or more of the voting power of the corporation's shares; or

  •
  an affiliate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting stock of the corporation.

        After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

  •
  80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

  •
  two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected.

        These super-majority vote requirements do not apply if the corporation's common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. None of these provisions of the Maryland law will apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested stockholder becomes an interested stockholder.

        Because our board of directors believes it is essential for us to continue to qualify as a real estate investment trust, our charter contain restrictions on the ownership and transfer of our capital stock which are intended to assist us in complying with these requirements.

        The ownership limit relating to common stock described in the charter provides that, if the board of directors shall, at any time and in good faith, be of the opinion that direct or indirect ownership of more than 9.9% or more of the voting shares of capital stock has or may become concentrated in the hands of one beneficial owner, the board of directors shall have the power:

          (1)   by lot or other means deemed equitable by it to call for the purchase from any of our stockholders a number of voting shares sufficient, in the opinion of the board of directors, to maintain or bring the direct or indirect ownership of voting shares of capital stock of such beneficial owner to a level of no more than 9.9% of the outstanding voting shares of our capital stock, and

          (2)   to refuse to transfer or issue voting shares of capital stock to any person whose acquisition of such voting shares would, in the opinion of the board of directors, result in the direct or indirect ownership by that person of more than 9.9% of the outstanding voting shares of our capital stock.

        Further, any transfer of shares, options, warrants, or other securities convertible into voting shares that would create a beneficial owner of more than 9.9% of the outstanding voting shares shall be deemed void ab initio and the intended transferee shall be deemed never to have had an interest in the securities in question.

        The purchase price for any voting shares of capital stock so redeemed shall be equal to:

  •
  the fair market value of the shares reflected in the closing sales price for the shares, if then listed on a national securities exchange, or

  •
  the average of the closing sales prices for the shares if then listed on more than one national securities exchange, or

  •
  if the shares are not then listed on a national securities exchange, the latest bid quotation for the shares if then traded over-the-counter, on the last business day immediately preceding the day on which notices of such acquisitions are sent by us; or

  •
  if no losing sales prices or quotations are available, then the purchase price shall be equal to the net asset value of stock as determined by the board of directors under the provisions of applicable law.

From and after the date fixed for purchase by the board of directors, the holder of any shares so called for purchase shall cease to be entitled to distributions, voting rights and other benefits with respect to such shares, except the right to payment of the purchase price for the shares.

        Our charter require that, except if the acquisition is unanimously approved in advance by the Board or the transaction is with another corporation which we own 100% of their voting stock, business combinations (as defined below) between us and a beneficial holder of 10% or more of our outstanding voting stock (a "related person") be approved by the affirmative vote of at least 90% of our outstanding voting shares. A business combination is defined in the charter as:

          (1)   any merger or consolidation of us with or into a related person,

          (2)   any sale, lease, exchange, transfer or other disposition, including without limitation a mortgage or any other security device, of all or any substantial part of our assets, including, without limitation, any voting securities of our subsidiaries to a related person,

          (3)   any merger or consolidation of a related person with or into us,

          (4)   any sale, lease, exchange, transfer or other disposition of all or any substantial part of the assets of a related person to us,

          (5)   the issuance of any of our securities (other than by way of pro rata distribution to all stockholders) to a related person, and

          (6)   any agreement, contract or other arrangement providing for any of the transactions described in the definition of business combination. The term "substantial part" is defined in the charter to mean more than 10% of the book value of our total assets as of the end of its most recent fiscal year ending prior to the time the determination is being made.

        The foregoing provisions of the charter may not be amended without the affirmative vote of at least 90% of our outstanding voting shares.

        The rights and the foregoing provisions may have the effect of discouraging unilateral tender offers or other takeover proposals which stockholders might deem to be in their interests or in which they might receive a substantial premium. The board of directors' authority to issue and establish the terms of currently authorized preferred stock, without stockholder approval, may also have the effect of discouraging takeover attempts. The rights and the foregoing provisions could also have the effect of insulating current management against the possibility of removal and could, by possibly reducing temporary fluctuations in market price caused by accumulations of shares of common stock, deprive stockholders of opportunities to sell at a temporarily higher market price. However, the board of directors believes that inclusion of the business combination provisions in the charter and the rights may help assure fair treatment of stockholders and preserve our assets.

CONTROL SHARE ACQUISITIONS

        Maryland law provides that "control shares" of a Maryland corporation acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. "Control shares" are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or shares of stock for which the acquiror is able to exercise or direct the exercise of voting power except solely by virtue of a revocable proxy, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

  •
  one-fifth or more but less than one-third;

  •
  one-third or more but less than a majority; or

  •
  a majority or more of all voting power.

        Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. Except as otherwise specified in the statute, a "control share acquisition" means the acquisition of control shares.

        Once a person who has made or proposes to make a control share acquisition has undertaken to pay expenses and satisfied other conditions, the person may compel the board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may be able to redeem any or all of the control shares for fair value, except for control shares for which voting rights previously have been approved. Fair value is determined without regard to the absence of voting rights for control shares, as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights of control shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid in the control share acquisition. Some of the limitations and restrictions otherwise applicable to the exercise of dissenters' rights do not apply in the context of a control share acquisition.

        The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or to acquisitions approved or exempted by the charter or bylaws of the corporation. Our charter and bylaws do not provide for any such exemption.

AMENDMENTS TO THE CHARTER

        Provisions of our charter on business combinations, the number of directors, classification of the board of directors and ownership restrictions may be amended only if approved by our board of directors by a majority vote and by our shareholders by the affirmative vote of the holders of not less than 90% of all of the votes entitled to be cast on the matter. Other amendments to our charter require approval by our board of directors by a majority vote and approval by our stockholders by the affirmative vote of holders of shares entitled to cast a two-thirds of all the votes entitled to be cast on the matter.

AMENDMENT TO THE BYLAWS

        Provisions of our bylaws on the number of directors and the vote required to amend the bylaws may be amended only by unanimous vote of the board of directors or the affirmative vote of the holders of not less than 90% of all of the votes entitled to be cast on the matter. Other amendments to our bylaws require the affirmative vote of a majority of the entire board of directors or the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter.

DISSOLUTION OF HEALTH CARE PROPERTY INVESTORS, INC.

        Our dissolution must be approved by our board of directors by a majority vote of the entire board and by our stockholders by the affirmative vote of not less than two-thirds of all votes entitled to be cast on the matter.

ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS; PROCEDURES OF SPECIAL MEETINGS REQUESTED BY STOCKHOLDERS

        Our bylaws provide that nominations of persons for election to the board of directors and the proposal of business to be considered by stockholders at the annual or special meeting of stockholders may be made only:

  •
  pursuant to our notice of the meeting;

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  by or at the direction of the board of directors; and

  •
  by a stockholder who is entitled to vote at the meeting and has complied with the advance notice procedures, including the minimum time period, described in the bylaws.

        Our bylaws also provide that only the business specified in our notice of meeting may be brought before a special meeting of stockholders.

ANTI-TAKEOVER EFFECT OF PROVISIONS OF MARYLAND LAW, OUR RIGHTS PLAN AND OF THE CHARTER AND BYLAWS

        The provisions in the charter on classification of the board of directors and removal of directors and business combinations and bylaws do not contain exemptions from the control share acquisition statutes, the business combinations and control share acquisition provisions of Maryland law, the advance notice provisions of our bylaws, the provisions of our bylaws relating to stockholder-requested special meetings and our stockholder rights plan may delay, defer or prevent a change of control or other transaction in which holders of some, or a majority, of the common stock might receive a premium for their common stock over the then prevailing market price or which such holders might believe to be otherwise in their best interests.

LIMITATION OF LIABILITY AND INDEMNIFICATION

        Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages. However, a Maryland corporation may not limit liability resulting from actual receipt of an improper benefit or profit in money, property or services. Also, liability resulting from active and deliberate dishonesty may not be eliminated if a final judgment establishes that the dishonesty is material to the cause of action. Our charter contains a provision which limits liability of directors and officers to the maximum extent permitted by Maryland law. This provision does not limit our right or that of our stockholders to obtain equitable relief, such as an injunction or rescission.

        Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses before final disposition of a proceeding to:

  •
  any present or former director or officer who is made a party to the proceeding by reason of his service in that capacity; or

  •
  any individual who, while one of our directors and at our request, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise and who is made a party to the proceeding by reason of his service in that capacity.

        The bylaws authorize us, with the approval of our board of directors, to provide indemnification and advancement of expenses to our agents and employees.

        Unless a corporation's charter provides otherwise, Maryland law requires a corporation to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. Our charter does not alter this requirement.

        Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against:

  •
  judgments;

  •
  penalties;

  •
  fines;

  •
  settlements; and

  •
  reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities.

        Maryland law does not permit a corporation to indemnify its present and former directors and officers if it is established that:

  •
  the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

  •
  the director or officer actually received an improper personal benefit in money, property or services; or

  •
  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        Under Maryland law, a Maryland corporation generally may not indemnify for an adverse judgment in a suit by or in the right of the corporation. Also, a Maryland corporation generally may not indemnify for a judgment of liability on the basis that personal benefit was improperly received. In either of these cases, a Maryland corporation may indemnify for expenses only if a court so orders.

        Maryland law permits a corporation to advance reasonable expenses to a director or officer. First, however, the corporation must receive a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation. The corporation must also receive a written undertaking, either by the director or officer or on his behalf, to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met. The termination of any proceeding by conviction, or upon a plea of nolo contendere or its equivalent, or an entry of any order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for indemnification to be permitted.

        The operating agreement also provides for indemnification of us, as managing member, and our officers and directors generally to the same extent as permitted by Maryland law for a corporation's officers and directors. The operating agreement also limits our liability to HCPI/Utah, LLC and its partners in the case of losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or any act or omission made in good faith.

        It is the position of the Commission that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

 MATERIAL FEDERAL INCOME TAX CONSEQUENCES

        The following is a summary of the federal income tax consequences anticipated to be material to purchasers of our common stock. This summary is based on current law, is for general information only and is not tax advice. Your tax treatment will vary depending upon your particular situation, and this discussion does not purport to deal with all aspects of taxation that may be relevant to a stockholder in light of his or her personal investments or tax circumstances, or to stockholders who receive special treatment under the federal income tax law, or to holders of units, except to the extent discussed under the headings "—Taxation of Tax-Exempt Stockholders" on page 61, "—Taxation of Non-U.S. Stockholders" on page 62 and "—Tax Consequences of the Exercise of Exchange Rights" on page 50. Holders of units or common stock receiving special treatment include, without limitation:

  •
  insurance companies;

  •
  financial institutions or broker-dealers;

  •
  tax-exempt organizations;

  •
  stockholders holding securities as part of a conversion transaction, or a hedge or hedging transaction, or as a position in a straddle for tax purposes; and

  •
  foreign corporations or partnerships and persons who are not citizens or residents of the United States.

        In addition, the summary below does not consider the effect of any foreign, state, local or other tax laws that may be applicable to you as a holder of the units or our common stock.

        The information in this section is based on:

  •
  the Internal Revenue Code,

  •
  current, temporary and proposed treasury regulations promulgated under the Internal Revenue Code,

  •
  the legislative history of the Internal Revenue Code,

  •
  current administrative interpretations and practices of the Internal Revenue Service, and

  •
  court decisions,

all as of the date of this prospectus. Future legislation, treasury regulations, administrative interpretations and practices and/or court decisions may adversely affect, perhaps retroactively, the tax consequences contained in this discussion. Any change could apply retroactively to transactions preceding the date of the change. We have not requested, and do not plan to request, any rulings from the Internal Revenue Service concerning our tax treatment and the statements in this prospectus are not binding on the Internal Revenue Service or a court. Thus, we can provide no assurance that the tax consequences contained in this discussion will not be challenged by the Internal Revenue Service or sustained by a court if challenged by the Internal Revenue Service.

        YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO YOU OF:

  •
  THE DISPOSITION OF THE UNITS;

  •
  THE ACQUISITION, OWNERSHIP AND SALE OR OTHER DISPOSITION OF OUR COMMON STOCK, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES;

  •
  OUR ELECTION TO BE TAXED AS A REAL ESTATE INVESTMENT TRUST FOR FEDERAL INCOME TAX PURPOSES; AND

  •
  POTENTIAL CHANGES IN THE TAX LAWS.

TAX CONSEQUENCES OF THE EXERCISE OF EXCHANGE RIGHTS

        If you exchange the units for common stock, the transaction will be a fully taxable transaction. In the exchange, you will generally recognize gain (or loss) to the extent that the value of the common stock received pursuant to the exchange, plus the amount of liabilities of HCPI/Utah, LLC that is allocated to the units being exchanged, exceeds (is less than) your tax basis in the units. As a result, the gain you recognize or even the amount of tax you are required to pay, could exceed the value of the common stock you receive in the exchange. Whether you can recognize a loss resulting from an exchange is subject to a number of limitations set forth in the Internal Revenue Code. The character of any such gain or loss as capital or ordinary will depend on what types of assets HCPI/Utah, LLC holds at the time of the exchange.

TAXATION OF HEALTH CARE PROPERTY INVESTORS, INC.

  General

        We elected to be taxed as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code, commencing with our taxable year ended December 31, 1985. We believe we have been organized and have operated in a manner which allows us to qualify for taxation as a real estate investment trust under the Internal Revenue Code commencing with our taxable year ended December 31, 1985. We intend to continue to operate in this manner. However, no assurance can be given that we have operated or will continue to operate in a manner so as to qualify or remain qualified as a real estate investment trust. See "—Failure to Qualify" on page 58.

        The sections of the Internal Revenue Code that relate to the qualification and operation as a real estate investment trust are highly technical and complex. The following describes the material aspects of these sections of the Internal Revenue Code that govern the federal income tax treatment of a real estate investment trust and its stockholders. This summary is qualified in its entirety by the Internal Revenue Code, relevant rules and treasury regulations promulgated under the Internal Revenue Code, and administrative and judicial interpretations of these materials.

        Latham & Watkins, Los Angeles, California has acted as our tax counsel in connection with this issuance and our election to be taxed as a real estate investment trust. In the opinion of Latham & Watkins, commencing with our taxable year ended December 31, 1985, we have been organized and have operated in conformity with the requirements for qualification and taxation as a real estate investment trust under the Internal Revenue Code, and our proposed method of operation will enable us to continue to meet the requirements for qualification and taxation as a real estate investment trust under the Internal Revenue Code. This opinion was rendered as of January 25, 2000, and Latham & Watkins undertakes no obligation to update its opinion subsequent to this date.

        The opinion of Latham & Watkins is based on various assumptions and representations made by us as to factual matters, including representations made by us in this prospectus and a factual certificate provided by one of our officers. Moreover, our qualification and taxation as a real estate investment trust depends upon our ability to meet the various qualification tests imposed under the Internal Revenue Code and discussed below, relating to our actual annual operating results, asset diversification, distribution levels, and diversity of stock ownership, the results of which have not been and will not be reviewed by Latham & Watkins. Accordingly, no assurance can be given that the actual results of our operation for any particular taxable year will satisfy such requirements. See "—Failure to Qualify" on page 58.

        For so long as we qualify for taxation as a real estate investment trust, we generally will not be required to pay federal corporate income taxes on our net income that is currently distributed to our stockholders. This treatment substantially eliminates the "double taxation" that generally results from investment in a corporation. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when such income is distributed. We will be required to pay federal income taxes, however, as follows:

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  We will be required to pay tax at regular corporate rates on any undistributed "real estate investment trust taxable income," including undistributed net capital gains.

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  We may be required to pay the "alternative minimum tax" on our items of tax preference.

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  If we have (a) net income from the sale or other disposition of "foreclosure property," which is held primarily for sale to customers in the ordinary course of business or (b) other nonqualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. Foreclosure property is generally defined as property acquired through foreclosure or after a default on a loan secured by the property or on a lease of the property. In addition, beginning in 2001, the term "foreclosure property" will also include any qualified health care property acquired by a real estate investment trust as the result of the termination of a lease of such property, even if the termination is not due to a default.

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  We will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business.

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  If we fail to satisfy the 75% or 95% gross income test, as described below, but have maintained our qualification as a real estate investment trust, we will be required to pay a 100% tax on an amount equal to (a) the gross income attributable to the greater of the amount by which we fail the 75% or 95% gross income test multiplied by (b) a fraction intended to reflect our profitability.

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  We will be required to pay a 4% excise tax on the excess of the required distribution over the amounts actually distributed if we fail to distribute during each calendar year at least the sum of (a) 85% of our ordinary income for the year, (b) 95% of our real estate investment trust capital gain net income for the year, and (c) any undistributed taxable income from prior periods.

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  If we acquire any asset from a corporation which is or has been a C corporation in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation, and we subsequently recognize gain on the disposition of the asset during the ten-year period beginning on the date on which we acquired the asset, then under treasury regulations not yet promulgated we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (a) the fair market value of the asset over (b) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. A C corporation is generally defined as a corporation required to pay full corporate-level tax. The results described in this paragraph with respect to the recognition of such gain assume that we will make an election under Internal Revenue Service Notice 88-19.

  Requirements for Qualification as a Real Estate Investment Trust

        The Internal Revenue Code defines a real estate investment trust as a corporation, trust or association:

          (1)   that is managed by one or more trustees or directors;

          (2)   that issues transferable shares or transferable certificates to evidence beneficial ownership;

          (3)   that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Internal Revenue Code;

          (4)   that is not a financial institution or an insurance company within the meaning of the Internal Revenue Code;

          (5)   that is beneficially owned by 100 or more persons;

          (6)   not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including specified entities, during the last half of each taxable year; and

          (7)   that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

        The Internal Revenue Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Conditions (5) and (6) do not apply until after the first taxable year for which an election is made to be taxed as a real estate investment trust. For purposes of condition (6), pension funds and specified other tax-exempt entities generally are treated as individuals, except a "look-through" exception applies with respect to pension funds.

        We believe that we have satisfied conditions (1) through (7) inclusive. In addition, our charter provides for restrictions regarding transfer and, in certain cases, ownership of shares. These restrictions are intended to assist us in continuing to satisfy the share ownership requirement described in (6) above. These stock ownership and transfer restrictions are described in "Description of Capital Stock" on page 12. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in (5) and (6) above. If we fail to satisfy these share ownership requirements, our status as a real estate investment trust will terminate. If, however, we comply with the rules contained in the treasury regulations that require us to ascertain the actual ownership of our shares and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (6) above, we will be treated as having met this requirement. See "—Failure to Qualify" on page 58.

        In addition, a corporation may not elect to become a real estate investment trust unless its taxable year is the calendar year. We have and will continue to have a calendar taxable year.

  Ownership of a Partnership Interest

        We own, directly or indirectly, interests in various partnerships and limited liability companies. Income tax regulations provide that if we are a partner in a partnership or member of a limited liability company, we will be deemed to own our proportionate share of the assets of the partnership or limited liability company, as the case may be. Also, we will be deemed to be entitled to our proportionate share of the income of the partnership or limited liability company. The character of the assets and gross income of the partnership or limited liability company, as the case may be, retains the same character in our hands for purposes of Section 856 of the Internal Revenue Code, including satisfying the gross income tests and the asset tests. Thus, our proportionate share of the assets and items of income of the partnerships and limited liability companies in which we own a direct or indirect interest are treated as our assets and items of income for purposes of applying the requirements described in this prospectus, including the income and asset tests described below. We have included a brief summary of the rules governing the federal income taxation of partnerships and their partners below in "—Tax Aspects of the Partnerships" on page 57.

  Qualified Real Estate Investment Trust Subsidiaries

        We own a number of properties through wholly-owned subsidiaries that we believe will be treated as "qualified real estate investment trust subsidiaries" under Internal Revenue Code Section 856(i). A qualified real estate investment trust subsidiary will not be treated as a separate corporation, and all assets, liabilities, and items of income, deduction and credit of a qualified real estate investment trust subsidiary shall be treated as assets, liabilities and such items, as the case may be, of the real estate investment trust. In applying the real estate investment trust requirements described in this prospectus, our qualified real estate investment trust subsidiaries will be ignored, and all assets, liabilities and items of income, deduction and credit of such subsidiaries will be treated as our assets, liabilities and such items. A qualified real estate investment trust subsidiary will not be required to pay federal income tax, and our ownership of the voting stock of a qualified real estate investment trust will not violate the restrictions against ownership of securities of any one issuer which constitutes more than 10% of such issuer's voting securities or more than 5% of the value of our total assets.

  Income Tests

        We must satisfy two gross income requirements annually to maintain our qualification as a real estate investment trust.

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  First, each taxable year we must derive directly or indirectly at least 75% of our gross income, excluding gross income from prohibited transactions, from (a) investments relating to real property or mortgages on real property, including "rents from real property" and, in some circumstances, interest, or (b) specified types of temporary investments.

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  Second, each taxable year we must derive at least 95% of our gross income, excluding gross income from prohibited transactions, from (a) the real property investments described above, (b) dividends, interest and gain from the sale or disposition of stock or securities, or (c) any combination of the foregoing.

        For these purposes, the term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. An amount received or accrued generally will not be excluded from the term "interest," however, solely by reason of being based on a fixed percentage or percentages of receipts or sales.

        Rents we receive will qualify as "rents from real property" in satisfying the gross income requirements for a real estate investment trust described above only if the following conditions are met:

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  the amount of rent must not be based in any way on the income or profits of any person. An amount received or accrued generally will not be excluded from the term "rents from real property," however, solely by reason of being based on a fixed percentage or percentages of receipts or sales;

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  we, or an actual or constructive owner of 10% or more of our capital stock, do not actually or constructively own 10% or more of the interests in a tenant whose rents payable to us are to be included in "rents from real property;"

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  no rent is attributable to personal property, other than personal property leased in connection with a lease of real property, and for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease, (otherwise the portion of rent attributable to personal property will not qualify as "rents from real property"); and

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  we generally do not operate or manage the property or furnish or render services to the tenants of the property, subject to a 1% de minimis exception, other than through an independent contractor from whom we derive no revenue. We may, however, directly perform services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant" of the property. Examples of permitted services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. Under recently enacted legislation, described below, beginning in 2001, if we own any taxable REIT subsidiaries, the subsidiaries may provide both customary and noncustomary services to our tenants (other than the management or operation of a health care facility).

        We generally do not intend to receive rent which fails to qualify as "rents from real property." We may, however, have failed to satisfy, and may continue to fail to satisfy, some of the conditions described above to the extent these actions will not, based on the advice of our tax counsel, jeopardize our status as a real estate investment trust.

        If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a real estate investment trust for the year if we are entitled to relief under the Internal Revenue Code. Generally, we may avail ourselves of the relief provisions if:

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  our failure to meet these tests was due to reasonable cause and not due to willful neglect;

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  we attach a schedule of the sources of our income to our federal income tax return; and

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  any incorrect information on the schedule was not due to fraud with intent to evade tax.

        It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the Internal Revenue Service could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a real estate investment trust. As discussed above in "Taxation of Health Care Property Investors, Inc.—General" on page 50, even if these relief provisions apply, and we retain our status as a real estate investment trust, a tax would be imposed with respect to our non-qualifying income. We may not always be able to maintain compliance with the gross income tests for real estate investment trust qualification despite our periodic monitoring of our income.

  Prohibited Transaction Income

        Any gain realized by us on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Our gain includes our share of any such gain realized by any of the partnerships or limited liability companies in which we own an interest. This prohibited transaction income may also adversely affect our ability to satisfy the income tests for qualification as a real estate investment trust. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business depends on all the facts and circumstances surrounding the particular transaction. We intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning our properties and other properties. We intend to make occasional sales of our properties as are consistent with our investment objectives. The Internal Revenue Service may contend, however, that one or more of these sales is subject to the 100% penalty tax.

  Asset Tests

        At the close of each quarter of our taxable year, we also must satisfy three tests relating to the nature and diversification of our assets:

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  First, at least 75% of the value of our total assets, including assets held by our qualified real estate investment trust subsidiaries and our allocable share of the assets held by the partnerships and limited liability companies in which we own an interest, must be represented by real estate assets, cash, cash items and government securities. For purposes of this test, real estate assets include stock or debt instruments, that are purchased with the proceeds of a stock offering or a public debt offering with a term of at least five years, but only for the one-year period commencing on the date of the offering.

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  Second, not more than 25% of our total assets may be represented by securities, other than those securities includable in the 75% asset test.

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  Third, of the investments included in the 25% asset class, the value of any one issuer's securities may not exceed 5% of the value of our total assets and we may not own more than 10% of any one issuer's outstanding voting securities.

        After initially meeting the asset tests at the close of any quarter, we will not lose our status as a real estate investment trust for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire securities or other property during a quarter, we can cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. For this purpose, an increase in our interests in a partnership or limited liability company will be treated as an acquisition of a portion of the securities or other property owned by the partnership or limited liability company. We believe we have maintained and intend to continue to maintain adequate records of the value of our assets to ensure compliance with the asset tests. In addition, we intend to take such other actions within the 30 days after the close of any quarter as may be required to cure any noncompliance. If we fail to cure noncompliance with the asset tests within this time period, we would cease to qualify as a real estate investment trust.

        As discussed above, a real estate investment trust cannot currently own more than 10% of the outstanding voting securities of any one issuer. Recently, legislation was enacted that limits a real estate investment trust's ability to own more than 10% by vote or value of the securities of another issuer. The legislation would allow a real estate investment trust to own any percentage of the voting securities and value of a corporation which jointly elects with the real estate investment trust to be a taxable REIT subsidiary, provided all of a real estate investment trust's taxable REIT subsidiaries do not represent more than 20% of the real estate investment trust's total assets and at least 75% of the real estate investment trust's total assets are real estate assets or other qualifying assets. In addition, dividend income from a taxable REIT subsidiary will be nonqualifying income under the 75% gross income test. A taxable REIT subsidiary generally may engage in any business, including the provision of customary or noncustomary services to tenants of its parent real estate investment trust. However, a taxable REIT subsidiary may not manage or operate a health care facility. Additionally, the legislation includes a provision that would prevent a taxable REIT subsidiary from deducting interest on debt funded directly or indirectly by a real estate investment trust if certain tests regarding the taxable REIT subsidiary's debt to equity ratio and interest expense were satisfied. Also, in some cases, the legislation imposes a 100% tax on a real estate investment trust if its rental, service or other agreements with its taxable REIT subsidiary are not on arm's-length terms. This legislation will require us to monitor our investments in corporations, and possibly restructure these investments if we own more than 10% of the value of the securities of any of these corporations. The provisions discussed above are generally effective for taxable years beginning after December 31, 2000, and, assuming specified requirements are met, do not apply to investments made prior to July 12, 1999. In addition, the legislation includes a provision that allows qualifying corporations to convert into "taxable REIT subsidiaries" tax-free.

  Annual Distribution Requirements

        To maintain our qualification as a real estate investment trust, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

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  95% of our "real estate investment trust taxable income"; and

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  95% of our after tax net income, if any, from foreclosure property; minus

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  the excess of the sum of specified items of noncash income over 5% of "real estate investment trust taxable income" as described above. Our "real estate investment trust taxable income" is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount on purchase money debt, or a like-kind exchange that is later determined to be taxable.

        In addition, if we dispose of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is determined by reference to the basis of the asset in the hands of the C corporation within the ten-year period following our acquisition of such asset, we would be required, pursuant to treasury regulations not yet issued, to distribute at least 95% of the after-tax gain, if any, recognized by us on the disposition of the asset, to the extent such gain does not exceed the excess of (a) the fair market value of the asset on the date we acquired the asset over (b) our adjusted basis in the asset on the date we acquired the asset.

        These distributions must be paid in the taxable year to which they relate, or in the following taxable year if they are declared before we timely file our tax return for such year and if paid on or before the first regular dividend payment after such declaration. Except as provided in "—Taxation of Taxable U.S. Stockholders" on page 62, these distributions are taxable to holders of our stock, other than tax-exempt entities, as discussed below, in the year in which paid. This is so even though these distributions relate to the prior year for purposes of our 95% distribution requirement. The amount distributed must not be preferential. To avoid this treatment, every stockholder of the class of stock to which a distribution is made must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class. To the extent that we do not distribute all of our net capital gain or distribute at least 95%, but less than 100%, of our "real estate investment trust taxable income," as adjusted, we will be required to pay tax on this income at regular ordinary and capital gain corporate tax rates. We believe we have made and intend to continue to make timely distributions sufficient to satisfy these annual distribution requirements.

        We expect that our "real estate investment trust taxable income" will be less than our cash flow due to the allowance for depreciation and other non-cash charges in computing "real estate investment trust taxable income." Accordingly, we anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy the distribution requirements described above. However, it is possible that we may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in arriving at our taxable income. If these timing differences occur, in order to meet the distribution requirements, we may need to arrange for short-term, or possibly long-term, borrowings or need to pay dividends in the form of taxable stock dividends. In addition, pursuant to recently enacted legislation, the 95% distribution requirement discussed above will be reduced to 90%, effective for taxable years beginning after December 31, 2000.

        We may be able to rectify an inadvertent failure to meet the distribution requirement for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being subject to tax on amounts distributed as deficiency dividends. We will be required, however, to pay interest to the Internal Revenue Service based upon the amount of any deduction claimed for deficiency dividends.

        Furthermore, we would be required to pay a 4% excise tax on the excess of the required distribution over the amount, if any, by which our actual annual distributions during a calendar year are less than the sum of 85% of our ordinary income for the year, 95% of our capital gain income for the year and any undistributed taxable income from prior periods. Any taxable income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating such tax.

        Distributions with declaration and record dates falling in the last three months of the calendar year, which are made by the end of January immediately following such year, will be treated as made on December 31 of the prior year.

TAX ASPECTS OF THE PARTNERSHIPS

        The ownership of an interest in a partnership or limited liability company treated as a partnership for federal income tax purposes may involve special tax risks, including the possible challenge by the Internal Revenue Service of:

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  allocations of income and expense items, which could affect the computation of our taxable income; and

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  the status of the partnership or limited liability company as a partnership, as opposed to an association taxable as a corporation, for federal income tax purposes.

        If any of our partnerships or limited liability companies were treated as an association taxable as a corporation for federal income tax purposes, the partnership or limited liability company would be treated as a taxable entity. In addition, in such a situation, the following would occur:

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  If we owned more than 10% of the outstanding voting securities (or after 2000, more than 10% in value of the outstanding securities) of such partnership or limited liability company, or the value of such securities exceeded 5% of the value of our assets, we would fail to satisfy the asset tests described above and would therefore fail to qualify as a real estate investment trust.

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  Distributions from any such partnership or limited liability company to us would be treated as dividends, which are not taken into account in satisfying the 75% gross income test described above and could, therefore, make it more difficult for us to satisfy this test.

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  The interest in the partnership or limited liability company held by us would not qualify as a "real estate asset," which could make it more difficult for us to meet the 75% asset test described above.

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  We would not be able to deduct our share of any losses generated by the partnership or limited liability company in computing our taxable income.

        See "—Failure to Qualify" below for a discussion of the effect of our failure to meet such tests for a taxable year. We believe that each of the partnerships and limited liability companies in which we own an interest will be treated as a partnership, rather than an association taxable as a corporation. No assurance can be given that the Internal Revenue Service will not successfully challenge the Federal income tax status of the partnerships and limited liability companies as partnerships.

FAILURE TO QUALIFY

        If we fail to qualify for taxation as a real estate investment trust in any taxable year, and the relief provisions of the Internal Revenue Code do not apply, we will be required to pay tax, including any alternative minimum tax and possibly increased state and local taxes, on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify as a real estate investment trust will not be deductible by us and we will not be required to distribute any amounts to our stockholders. As a result, we anticipate that our failure to qualify as a real estate investment trust would reduce the cash available for distribution by us to our stockholders. In addition, if we fail to qualify as a real estate investment trust, stockholders will be required to pay tax on all distributions to them at ordinary income rates to the extent of our current and accumulated earnings and profits. In this event, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a real estate investment trust for the four taxable years following the year during which we lost our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

TAX LIABILITIES AND ATTRIBUTES INHERITED FROM AHP

        On November 4, 1999, we acquired American Health Properties, Inc., or AHP, in a merger. AHP had also made an election to be taxed as a real estate investment trust. If AHP failed to qualify as a real estate investment trust for any of its taxable years, it would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Unless statutory relief provisions apply, AHP would be disqualified from treatment as a real estate investment trust for the four taxable years following the year during which it lost qualification. We, as successor-in-interest to AHP, would be required to pay this tax. The built-in gain rules described under "—Taxation of Health Care Property Investors, Inc.—General" above would apply with respect to any assets acquired by us from AHP in connection with the merger if the merger qualified as a tax-free reorganization under the Internal Revenue Code and if AHP failed to qualify as a real estate investment trust at any time during its existence. In that case, if we were not to make an election under IRS Notice 88-19, AHP would recognize taxable gain as a result of the merger under the built-in gain rules, notwithstanding that the merger otherwise qualified as a tax-free reorganization under Internal Revenue Code. The liability for any tax due with respect to the gain described above would have been assumed by us in the merger. We intend, however, to make a protective election under IRS Notice 88-19 with respect to the merger to prevent the recognition of this gain. Even with this election, under these circumstances, if we disposed of any of the assets acquired from AHP during a specified ten-year period, all or a portion of the gain on this disposition would be subject to tax at the highest corporate tax rate under the built-in gain rules. In addition, in connection with the merger, we will succeed to various tax attributes of AHP if the merger were treated as a tax-free reorganization under the Internal Revenue Code, including any undistributed C corporation earnings and profits of AHP. If AHP qualified as a real estate investment trust for all years prior to the merger and the merger were treated as a tax-free reorganization under the Internal Revenue Code, then AHP would not have any undistributed C corporation earnings and profits. If, however, AHP failed to qualify as a real estate investment trust for any year, then it is possible that we acquired undistributed C corporation earnings and profits from AHP. If we did not distribute these C corporation earnings and profits prior to the end of 1999, we would fail to qualify as a real estate investment trust. Furthermore, after the merger, the asset and income tests described in "—Requirements for Qualification as a Real Estate Investment Trust—Income Tests" and "—Asset Tests" will apply to all of our assets, including the assets acquired from AHP, and to all of our income, including the income derived from the assets we acquired from AHP. As a result, the nature of the assets that we acquire from AHP and the income derived from those assets may have an effect on our tax status as a real estate investment trust.

        Qualification as a real estate investment trust required AHP to satisfy numerous requirements, some on an annual and others on a quarterly basis, established under highly technical and complex Internal Revenue Code provisions. These include requirements relating to AHP's:

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  actual annual operating results;

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  asset diversification;

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  distribution levels, including the effect, if any, of the characterization of AHP's psychiatric group preferred stock on distribution levels; and

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  diversity of stock ownership.

        There are only limited judicial and administrative interpretations of these requirements and qualification as a real estate investment trust involves the determination of various factual matters and circumstances which were not entirely within AHP's control.

        AHP's real estate investment trust counsel rendered an opinion to the effect that, based on the facts, representations and assumptions stated therein, commencing with its taxable year ended December 31, 1987, AHP was organized in conformity with the requirements for qualification and taxation as a real estate investment trust under the Internal Revenue Code, and its method of operation enabled it to meet, through the effective time of the merger, the requirements for qualification and taxation as a real estate investment trust under the Internal Revenue Code. This opinion assumed, among other things, the accuracy of an opinion rendered by AHP's corporate counsel with respect to the characterization of AHP's psychiatric group preferred stock and dividends thereon, which corporate counsel's opinion was based on the facts, representations and assumptions stated therein.

        Because many of the properties formerly owned by AHP, and now owned by us, have fair market values in excess of their tax bases, assuming the merger is treated as a tax-free reorganization under Section 368(a) of the Internal Revenue Code, AHP's tax basis in the assets transferred in the merger carried over to us. This lower tax basis will cause us to have lower depreciation deductions and will result in higher gain on sale with respect to these properties than would be the case if these properties had been acquired by us in a taxable transaction.

TAXATION OF TAXABLE U.S. STOCKHOLDERS

        When we use the term "U.S. stockholder," we mean a holder of shares of our capital stock who is, for United States federal income tax purposes:

  •
  a citizen or resident of the United States;

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  a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any state or in the District of Columbia, unless, in the case of a partnership, treasury regulations provide otherwise;

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  an estate which is required to pay United States federal income tax regardless of the source of its income; or

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  a trust whose administration is under the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust.

Notwithstanding the preceding sentence, to the extent provided in the treasury regulations, some trusts in existence on August 20, 1996, and treated as United States persons prior to this date that elect to continue to be treated as United States persons, shall also be considered U.S. stockholders.

  Distributions Generally

        Distributions out of our current or accumulated earnings and profits, other than capital gain dividends discussed below, will constitute dividends taxable to our taxable U.S. stockholders as ordinary income. As long as we qualify as a real estate investment trust, these distributions will not be eligible for the dividends-received deduction in the case of U.S. stockholders that are corporations . For purposes of determining whether distributions to holders of common stock are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to the outstanding series A preferred stock, series B preferred stock and series C preferred stock and then to the common stock.

        To the extent that we make distributions, other than capital gain dividends discussed below, in excess of our current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to each U.S. stockholder. This treatment will reduce the adjusted tax basis which each U.S. stockholder has in his shares of stock by the amount of the distribution, but not below zero. Distributions in excess of a U.S. stockholder's adjusted tax basis in his shares will be taxable as capital gain, provided that the shares have been held as capital assets. Such gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November, or December of any year and payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. Stockholders may not include in their own income tax returns any of our net operating losses or capital losses.

  Capital Gain Distributions

        Distributions that we properly designate as capital gain dividends will be taxable to our taxable U.S. stockholders as gain, to the extent that such gain does not exceed our actual net capital gain for the taxable year, from the sale or disposition of a capital asset. Depending on the characteristics of the assets which produced these gains, and on specified designations, if any, which we may make, these gains may be taxable to non-corporate U.S. stockholders at a 20% or 25% rate. U.S. stockholders that are corporations may, however, be required to treat up to 20% of some capital gain dividends as ordinary income. If we properly designate any portion of a dividend as a capital gain dividend, your share of such capital gain dividend would be an amount which bears the same ratio to the total amount of dividends, as determined for federal income tax purposes, paid to you for the year as the aggregate amount designated as a capital gain dividend bears to the aggregate amount of all dividends, as determined for federal income tax purposes, paid on all classes of shares of our capital stock for the year.

  Passive Activity Losses and Investment Interest Limitations

        Distributions we make and gain arising from the sale or exchange by a U.S. stockholder of our shares will not be treated as passive activity income. As a result, U.S. stockholders generally will not be able to apply any "passive losses" against this income or gain. Distributions we make, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. Gain arising from the sale or other disposition of our shares, however, may not be treated as investment income depending upon your particular situation.

  Retention of Net Long-Term Capital Gains

        We may elect to retain, rather than distribute as a capital gain dividend, our net long-term capital gains. If we make this election, we would pay tax on our retained net long-term capital gains. In addition, to the extent we designate, a U.S. stockholder generally would:

  •
  include its proportionate share of our undistributed long-term capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls;

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  be deemed to have paid the capital gains tax imposed on us on the designated amounts included in the U.S. stockholder's long-term capital gains;

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  receive a credit or refund for the amount of tax deemed paid by it;

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  increase the adjusted basis of its common stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

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  in the case of a U.S. stockholder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains as required by treasury regulations to be prescribed by the Internal Revenue Service.

DISPOSITIONS OF COMMON STOCK

        If you are a U.S. stockholder and you sell or dispose of your shares of common stock, you will recognize gain or loss for federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property you receive on the sale or other disposition and your adjusted basis in the shares for tax purposes. This gain or loss will be capital if you have held the common stock as a capital asset. This gain or loss, except as provided below, will be long-term capital gain or loss if you have held the common stock for more than one year. In general, if you are a U.S. stockholder and you recognize loss upon the sale or other disposition of common stock that you have held for six months or less, the loss you recognize will be treated as a long-term capital loss to the extent you received distributions from us which were required to be treated as long-term capital gains.

BACKUP WITHHOLDING

        We report to our U.S. stockholders and the Internal Revenue Service the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a stockholder may be subject to backup withholding at the rate of 31% with respect to dividends paid unless the holder is a corporation or is otherwise exempt and, when required, demonstrates this fact or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the backup withholding rules. A U.S. stockholder that does not provide us with his correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status. See "—Taxation of Non-U.S. Stockholders" on page 62.

TAXATION OF TAX-EXEMPT STOCKHOLDERS

        The Internal Revenue Service has ruled that amounts distributed as dividends by a qualified real estate investment trust do not constitute unrelated business taxable income when received by a tax-exempt entity. Based on that ruling, except as described below, dividend income from us and gain arising upon your sale of shares generally will not be unrelated business taxable income to a tax-exempt stockholder. This income or gain will be unrelated business taxable income, however, if the tax-exempt stockholder holds its shares as "debt financed property" within the meaning of the Internal Revenue Code or if the shares are used in a trade or business of the tax-exempt stockholder. Generally, debt financed property is property the acquisition or holding of which was financed through a borrowing by the tax-exempt stockholder.

        For tax-exempt stockholders which are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Internal Revenue Code, respectively, income from an investment in our shares will constitute unrelated business taxable income unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these "set aside" and reserve requirements.

        Notwithstanding the above, however, a portion of the dividends paid by a "pension held REIT" will be treated as unrelated business taxable income as to some trusts that hold more than 10%, by value, of the interests of a real estate investment trust. A real estate investment trust will not be a "pension held REIT" if it is able to satisfy the "not closely held" requirement without relying on the "look-through" exception with respect to certain trusts. As a result of limitations on the transfer and ownership of stock contained in our charter, we do not expect to be classified as a "pension-held REIT," and as a result, the tax treatment described above should be inapplicable to our stockholders.

TAXATION OF NON-U.S. STOCKHOLDERS

        The preceding discussion does not address the rules governing United States federal income taxation of the ownership and disposition of common stock by persons that are non-U.S. stockholders. When we use the term "non-U.S. stockholder" we mean stockholders who are not U.S. stockholders. In general, non-U.S. stockholders may be subject to special tax withholding requirements on distributions from us and with respect to their sale or other disposition of our common stock, except to the extent reduced or eliminated by an income tax treaty between the United States and the non-U.S. stockholder's country. A non-U.S. stockholder who is a stockholder of record and is eligible for reduction or elimination of withholding must file an appropriate form with us in order to claim such treatment. Non-U.S. stockholders should consult their own tax advisors concerning the federal income tax consequences to them of an acquisition of shares of our common stock, including the federal income tax treatment of dispositions of interests in and the receipt of distributions from us.

OTHER TAX CONSEQUENCES

        We may be required to pay state or local taxes in various state or local jurisdictions, including those in which we transact business and our stockholders may be required to pay state or local taxes in various state or local jurisdictions, including those in which they reside. Our state and local tax treatment may not conform to the federal income tax consequences summarized above. In addition, your state and local tax treatment may not conform to the federal income tax consequences summarized above. Consequently, you should consult your tax advisor regarding the effect of state and local tax laws on a disposition of the units and an investment in our shares.

 SELLING HOLDERS

        "Selling holders" are those persons who may receive shares of our common stock registered pursuant to this registration statement upon exchange of non-managing member units. The following table provides the names of the selling holders, the number of non-managing member units owned by the selling holders and the aggregate number of shares of common stock that will be owned by the selling holders after the exchange. The number of shares on the following table represents the number of shares of common stock into which the non-managing member units held by the person are currently exchangeable and assumes that no change in the adjustment factor, which determines the number of shares of our common stock issuable upon the exchange of an HCPI/Utah, LLC unit, will have occurred. A change in the adjustment factor will occur if we declare a dividend on our common stock payable in common stock, split or subdivide our common stock or effect a reverse stock split or combine our common stock into a smaller number of shares.

        Since the selling holders may sell all, some or none of their shares, we cannot estimate the aggregate number of shares that the selling holders will offer pursuant to this prospectus or that each selling holder will own upon completion of the offering to which this prospectus relates. The selling holders, prior to their exchange of non-managing member units, do not own any of our common stock.

        The selling holders named below may from time to time offer the shares of common stock offered by this prospectus:

		COMMON STOCK OWNED FOLLOWING THE EXCHANGE(1)(2)
	NON-MANAGING MEMBER UNITS OWNED PRIOR TO THE EXCHANGE(1)
NAME		SHARES	PERCENT
Boyer Castle Dale Medical Clinic, L.L.C	17,267	17,267	*
Boyer Centerville Clinic Company, L.C	16,772	16,722	*
Boyer Elko, L.C	26,012	26,012	*
Boyer Desert Springs, L.C	114,153	114,153	*
Boyer Grantsville Medical, L.C	5,338	5,338	*
Boyer-Ogden Medical Associates, LTD	786	786	*
Boyer Ogden Medical Associates No. 2, LTD	36,595	36,595	*
Boyer Salt Lake Industrial Clinic Associates, LTD	12,350	12,350	*
Boyer-St. Mark's Medical Associates, LTD	104,778	104,778	*
Boyer McKay-Dee Associates, LTD	71,295	71,295	*
Boyer St. Mark's Medical Associates #2, LTD	47,530	47,530	*
Boyer Iomega, L.C	74,299	74,299	*
Boyer Springville, L.C	45,678	45,678	*
Boyer Primary Care Clinic Associates, LTD. #2	20,394	20,394	*

Total	593,247	593,247	1.15%

*
Represents less than 1% of the total outstanding shares of our common stock.

(1)
Based on information available to us as of January 21, 2000.

(2)
Assumes the selling holders exchange all of their non-managing member units for shares of common stock. Also assumes that no transactions with respect to common stock or non-managing member units occur other than the exchange.

        The operating agreement provides that the selling holders may transfer their non-managing member units. Such transferees of the non-managing members' units may also be selling holders under this prospectus. We will file one or more supplemental prospectuses pursuant to Rule 424 under the Securities Act to describe the required information regarding any additional selling holder. We will also file one or more supplemental prospectuses pursuant to Rule 424 under the Securities Act to describe any material arrangements for the distribution of the shares when such arrangements are entered into by the selling holders and any broker-dealers that participate in the distribution of shares of our common stock.

 PLAN OF DISTRIBUTION

        This prospectus relates to:

          (1)   the possible issuance by us of the shares of our common stock if, and to the extent that, holders of non-managing member units tender such non-managing member units for exchange; and

          (2)   the offer and sale from time to time of any shares that may be issued to holders of such non-managing member units.

        We have registered the shares for sale to provide the holders of non-managing member units with freely tradable securities, but registration of such shares does not necessarily mean that any of such shares will be offered or sold by the holders of non-managing member units.

        We will not receive any proceeds from the issuance of the shares of common stock to the selling holders or from the sale of the shares by the selling holders, but we have agreed to pay the following expenses, estimated to be $63,038, of the registration of the shares:

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  all registration and filing fees;

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  fees and expenses for complying with securities or blue sky laws, including reasonable fees and disbursements of counsel in connection with blue sky qualifications; and

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  the fees and expenses incurred in connection with listing our common stock on each securities exchange on which our similar securities issued are then listed.

        We have no obligation to pay any underwriting fees, discounts or commissions attributable to the sale of our common stock. We also have no obligation to pay any out-of-pocket expenses of the selling holders, or the agents who manage their accounts, or any transfer taxes relating to the registration or sale of the common stock.

        Shares of our common stock may be sold from time to time to purchasers directly by the selling holders. Alternatively, the selling holders may from time to time offer the shares through dealers or agents, who may receive compensation in the form of commissions from the selling holders and the purchasers of shares for whom they may act as agent. The sale of the shares by the selling holders may be effected from time to time in one or more negotiated transactions at negotiated prices or in transactions on any exchange or automated quotation system on which the securities may be listed or quoted. The selling holders and any dealers or agents that participate in the distribution of shares of our common stock may be deemed to be underwriters within the meaning of the Securities Act and any profit on the sale of shares of our common stock by them and any commissions received by any such dealers or agents might be deemed to be underwriting commissions under the Securities Act.

        In connection with distribution of the shares of common stock covered by this prospectus:

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  the selling holders may enter into hedging transactions with broker-dealers,

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  the broker-dealers may engage in short sales of the common stock in the course of hedging the position they assume with the selling holders,

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  the selling holders may sell the common stock short and deliver the common stock to close out these short positions,

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  the selling holders may enter into option or other transactions with broker-dealers that involve the delivery of the shares to the broker-dealers, who may then resell or otherwise transfer the shares,

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  the selling holders may also loan or pledge the shares to a broker-dealer and the broker-dealer may sell the shares so loaned or upon a default may sell or otherwise transfer the pledged shares.

        Persons participating in the distribution of the shares of our common stock offered by this prospectus may engage in transactions that stabilize the price of our common stock. The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of common stock in the market and to the activities of the selling holders.

        In order to comply with the securities laws of various states, the shares of our common stock will not be sold in a particular state unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

 LEGAL MATTERS

        Ballard, Spahr, Andrews & Ingersoll, LLP, Baltimore, Maryland, will issue an opinion to us regarding matters of Maryland law. Latham & Watkins will issue an opinion to us regarding tax matters described under "Material Federal Income Tax Consequences."

 EXPERTS

        The consolidated financial statements of Health Care Property Investors, Inc. and American Health Properties, Inc. as of December 31, 1998, incorporated by reference in this prospectus and elsewhere in the registration statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

831,901 Shares

HCP, Inc.

Common Stock

PROSPECTUS SUPPLEMENT

June 21, 2018